FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-09

BANK 2018-BNK12

Free Writing Prospectus

Structural and Collateral Term Sheet

$901,169,954

(Approximate Total Mortgage Pool Balance)

$763,009,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2018-BNK12

May 9, 2018

BofA MERRILL LYNCH Co-Lead Manager and Joint Bookrunner	WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	MORGAN STANLEY Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK12

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$33,530,000	30.000%	(7)	2.54	1 – 58	20.9%	34.9%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$76,220,000	30.000%	(7)	4.95	58 – 60	20.9%	34.9%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$36,500,000	30.000%	(7)	7.42	60 – 116	20.9%	34.9%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	20.9%	34.9%
Class A-4	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	20.9%	34.9%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$599,278,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/AA(sf)/AAA(sf)	$123,066,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AAA(sf)	$83,470,000	20.250%	(7)	9.96	120 – 120	18.3%	39.7%
Class B	AA-sf/AA(sf)/AA+(sf)	$39,596,000	15.625%	(7)	9.96	120 – 120	17.3%	42.0%
Class C	A-sf/A-(sf)/A(sf)	$40,665,000	10.875%	(7)	9.96	120 – 120	16.4%	44.4%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB-(sf)	$37,455,000(9)	N/A	(10)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BB-(sf)	$22,473,000(9)	N/A	(10)	N/A	N/A	N/A	N/A
Class X-F	B-sf/NR/B(sf)	$8,561,000(9)	N/A	(10)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$24,613,456(9)	N/A	(10)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB-(sf)	$37,455,000	6.500%	(7)	9.96	120 – 120	15.6%	46.6%
Class E	BB-sf/NR/BB-(sf)	$22,473,000	3.875%	(7)	9.96	120 – 120	15.2%	47.9%
Class F	B-sf/NR/B(sf)	$8,561,000	2.875%	(7)	9.96	120 – 120	15.1%	48.4%
Class G	NR/NR/NR	$24,613,456	0.000%	(7)	9.96	120 – 120	14.6%	49.8%

Non-Offered Eligible Vertical Interest(11)

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$45,058,497.70	N/A	(12)	9.05	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), and Kroll Bond Rating Agency, Inc. (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Structural Overview

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest), and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class (without regard to the RR Interest). The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and A-4 certificates are unknown and will be determined based on final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-3 and A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial balance of the Class A-3 and Class A-4 certificates is expected to be approximately $453,028,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$60,000,000 - $210,000,000	9.75 – 9.79	116 – 118 / 116 – 119
Class A-4	$243,028,000 - $393,028,000	9.86 – 9.89	118 – 120 / 119 – 120

(9)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be either (i) a fixed rate per annum or (ii) a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Structural Overview

Issue Characteristics

Offered Certificates:	$763,009,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Managers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC
Co-Managers:	Drexel Hamilton, LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A.
Rating Agencies:	Fitch Ratings, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and Kroll Bond Rating Agency, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association, National Cooperative Bank, N.A. and AEGON USA Realty Advisors, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Ellington Management Group, LLC
Risk Retention Consultation Party:	Bank of America, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor, the issuing entity or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2018 (or, in the case of any mortgage loan that has its first due date after May 2018, the date that would have been its due date in May 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 14, 2018
Expected Closing Date:	Week of May 30, 2018
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in June 2018.
Rated Final Distribution Date:	The distribution date in May 2061
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call (solely for the purposes of this calculation, if such right is being exercised after June 2028 and the One Dulles Tower mortgage loan, 181 Fremont Street mortgage loan or the Apple Campus 3 mortgage loan is still an asset of the trust, then such mortgage loan(s) will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance)
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2018-BN12<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, any primary servicers, the special servicers, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass through rate for such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass through rate for such class;

Fifth, to the Non-Offered Certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V and Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (i) with respect to Midland Loan Services, a Division of PNC Bank, National Association, 0.25%, (ii) with respect to National Cooperative Bank, N.A., 0.25% and (iii) with respect to AEGON USA Realty Advisors, LLC, 0.25%. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans (other than a non-serviced mortgage loan) and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom)  in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates, the product of (a) the Non-Retained Certificates’ Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

               (Pass-Through Rate – Discount Rate)

(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, as of the related determination date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date.  The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: CoolSprings Galleria, One Dulles Tower, Fair Oaks Mall and Rittenhouse Hill. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 181 Fremont Street, Extra Space - TIAA Self Storage Portfolio, The Gateway, Northwest Hotel Portfolio, North Bay Portfolio and Apple Campus 3. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to each mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class E certificates have a certificate balance (taking into account the application of the allocable portion of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class;

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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or (ii) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Allocated Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that a Consultation Termination Event will not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable. In addition, with respect to any serviced AB whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:	An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, an “Allocated Cumulative Appraisal Reduction Amount” will be, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

As used herein, a “Cumulative Appraisal Reduction Amount” means the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced pooling and servicing agreement and applicable intercreditor agreement) and the applicable special servicer (for any mortgage loan (other than a non-serviced mortgage loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan (other than a non-serviced mortgage loan)) receipt of information from the applicable master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a companion loan, and each related companion holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced AB whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2018-BNK12 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Structural Overview

servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan generally cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any serviced AB whole loan as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BANK 2018-BNK12 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:	The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-12

BANK 2018-BNK12	Structural Overview

Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest, the Class V certificates and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

Dispute Resolution Provisions:	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

BANK 2018-BNK12	Structural Overview

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

BANK 2018-BNK12	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	12	18	$328,989,922	36.5%
Bank of America, National Association	12	37	$279,266,589	31.0%
Morgan Stanley Mortgage Capital Holdings LLC	17	18	$185,806,662	20.6%
National Cooperative Bank, N.A.(2)	22	22	$107,106,781	11.9%
Total:	63	95	$901,169,954	100.0%

Pool Statistics(1)
Aggregate Cut-off Date Balance:	$901,169,954
Number of Mortgage Loans:	63
Average Cut-off Date Balance per Mortgage Loan:	$14,304,285
Number of Mortgaged Properties:	95
Average Cut-off Date Balance per Mortgaged Property:	$9,486,000
Weighted Average Mortgage Rate:	4.4504%
% of Pool Secured by 5 Largest Mortgage Loans:	42.2%
% of Pool Secured by 10 Largest Mortgage Loans:	62.7%
% Pool Secured by ARD Loans(3):	18.2%
Weighted Average Original Term to Maturity (months)(3):	114
Weighted Average Remaining Term to Maturity (months)(3):	114
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	22.3%
% of Pool Secured by Refinance Loans:	77.1%
% of Pool Secured by Acquisition Loans:	22.6%
% of Pool Secured by Recapitalization Loans:	0.3%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	62.4%
% of Pool with Mezzanine Debt:	15.3%
% of Pool with Subordinate Mortgage Debt(4):	15.0%

Credit Statistics(5)(6)
Weighted Average UW NOI DSCR:	2.82x
Weighted Average UW NOI Debt Yield(7):	14.6%
Weighted Average UW NCF DSCR:	2.72x
Weighted Average UW NCF Debt Yield(7):	14.1%
Weighted Average Cut-off Date LTV Ratio(7)(8):	49.8%
Weighted Average Maturity Date LTV Ratio(3)(7)(8):	45.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

BANK 2018-BNK12	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(9):	358
Weighted Average Remaining Amortization Term (months)(9):	357
% of Pool Amortizing Balloon:	47.7%
% of Pool Interest Only through Maturity:	29.0%
% of Pool Interest Only through ARD and Maturity:	18.2%
% of Pool Interest Only followed by Amortizing Balloon:	5.1%

Lockboxes
% of Pool with Hard Lockboxes:	46.7%
% of Pool with Springing Lockboxes:	24.9%
% of Pool with No Lockboxes:	15.0%
% of Pool with Soft Lockboxes:	13.5%

Reserves
% of Pool Requiring Tax Reserves:	63.7%
% of Pool Requiring Insurance Reserves:	22.1%
% of Pool Requiring Replacement Reserves:	42.1%
% of Pool Requiring TI/LC Reserves(10):	73.8%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	61.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	12.5%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	11.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	10.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	3.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2018.

(2)	Nineteen (19) of the twenty-two (22) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	Nineteen (19) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(7)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(8)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(10)	Excludes hospitality, multifamily, manufactured housing, leased fee and self storage properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB	CoolSprings Galleria	Franklin	TN	Retail	$90,000,000	9.99%	640,176	$242.12	1.91x	12.7%	48.1%	39.1%
2	WFB	One Dulles Tower	Herndon	VA	Office	$89,000,000	9.9%	403,622	$376.59	2.17x	8.8%	71.5%	71.5%
3	BANA	Fair Oaks Mall	Fairfax	VA	Retail	$80,000,000	8.9%	779,949	$224.37	2.89x	17.1%	32.1%	29.8%
4	MSMCH	Rittenhouse Hill	Philadelphia	PA	Multifamily	$63,000,000	7.0%	625	$180,800.00	1.65x	8.0%	63.6%	63.6%
5	WFB	181 Fremont Street	San Francisco	CA	Office	$58,000,000	6.4%	436,332	$572.96	3.14x	11.8%	39.6%	39.6%
6	BANA	Extra Space - TIAA Self Storage Portfolio	Various	Various	Self Storage	$58,000,000	6.4%	1,614,702	$141.82	1.97x	9.2%	58.1%	58.1%
7	BANA	The Gateway	San Francisco	CA	Multifamily	$55,000,000	6.1%	1,254	$263,157.89	3.00x	11.4%	38.0%	38.0%
8	WFB	Northwest Hotel Portfolio	Various	Various	Hospitality	$32,938,067	3.7%	818	$138,179.27	1.78x	13.8%	65.1%	49.0%
9	MSMCH	Centerville Marketplace	Centerville	UT	Office	$19,790,000	2.2%	131,184	$150.86	1.39x	10.4%	73.0%	59.8%
10	BANA	North Bay Portfolio	Petaluma	CA	Various	$19,000,000	2.1%	512,165	$105.43	1.66x	11.2%	62.4%	57.2%
		Total/Wtd. Avg.				$564,728,067	62.7%			2.27x	11.5%	52.8%	49.4%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	WFB	CoolSprings Galleria	$90,000,000	$65,000,000	$155,000,000	BANK 2018-BNK12	Wells Fargo	Midland	BANK 2018-BNK12	1.91x	12.7%	48.1%
2	WFB	One Dulles Tower	$89,000,000	$63,000,000	$152,000,000	BANK 2018-BNK12	Wells Fargo	Midland	BANK 2018-BNK12	2.17x	8.8%	71.5%
3	BANA	Fair Oaks Mall	$80,000,000	$95,000,000	$175,000,000	BANK 2018-BNK12	Wells Fargo	Midland	BANK 2018-BNK12	2.89x	17.1%	32.1%
4	MSMCH	Rittenhouse Hill	$63,000,000	$50,000,000	$113,000,000	BANK 2018-BNK12	Wells Fargo	Midland	BANK 2018-BNK12	1.65x	8.0%	63.6%
5	WFB	181 Fremont Street	$58,000,000	$192,000,000	$250,000,000	WFCM 2018-C44(2)	Wells Fargo(2)	Rialto(2)	(2)	3.14x	11.8%	39.6%
6	BANA	Extra Space - TIAA Self Storage Portfolio	$58,000,000	$171,000,000	$229,000,000	CGCMT 2018-B2	Midland	LNR	CGCMT 2018-B2	1.97x	9.2%	58.1%
7	BANA	The Gateway	$55,000,000	$275,000,000	$330,000,000	BANK 2018-BNK11(3)	Wells Fargo(3)	Midland(3)	(3)	3.00x	11.4%	38.0%
8	WFB	Northwest Hotel Portfolio	$32,938,067	$80,092,578	$113,030,645	WFCM 2018-C44	Wells Fargo	Rialto	WFCM 2018-C44	1.78x	13.8%	65.1%
10	BANA	North Bay Portfolio	$19,000,000	$35,000,000	$54,000,000	BANK 2018-BNK11	Wells Fargo	Midland	BANK 2018-BNK11	1.66x	11.2%	62.4%
12	WFB	Apple Campus 3	$17,000,000	$323,000,000	$340,000,000	BANK 2018-BNK10	Wells Fargo	Torchlight	BANK 2018-BNK10	3.55x	12.2%	44.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The 181 Fremont Street controlling pari passu companion loan is currently held by Deutsche Bank AG, New York Branch, and is expected to be contributed to one or more future securitization transactions. The 181 Fremont Street whole loan will be serviced pursuant to the WFCM 2018-C44 pooling and servicing agreement until the securitization of the related control note.

(3)	The Gateway controlling pari passu companion loans, Note C-1 and Note C-2, are currently held by Teachers Insurance and Annuity Association of America. One or more of the related companion loans is expected to be contributed to one or more future securitization transactions. The Gateway whole loan will be serviced pursuant to the BANK 2018-BNK11 pooling and servicing agreement until the securitization of the related Note A-1-A.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cut-off Date LTV(2)
3	BANA	Fair Oaks Mall	$80,000,000	$224.37	$85,000,000	2.89x	17.1%	32.1%	1.64x	11.5%	47.7%
7	BANA	The Gateway	$55,000,000	$263,157.89	$220,000,000	3.00x	11.4%	38.0%	1.62x	6.8%	63.3%

(1)	In addition, nineteen (19) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
4	MSMCH	Rittenhouse Hill	$63,000,000	$188,000	$17,000,000	1.65x	8.0%	63.6%	1.32x	7.0%	73.2%
5	WFB	181 Fremont Street	$58,000,000	$572.96	$225,000,000	3.14x	11.8%	39.6%	1.38x	6.2%	75.2%
12	WFB	Apple Campus 3	$17,000,000	$385.20	$235,000,000	3.55x	12.2%	44.0%	1.70x	7.2%	74.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/Pads	Cut-off Date Balance per SF/Unit/Room/Pad	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
7	BANA	The Gateway	San Francisco	CA	Multifamily	$55,000,000	6.1%	1,254	$263,157.89	3.00x	11.4%	38.0%	38.0%	FREMF 2013-K33; FREMF 2013-K34
17	BANA	Value Store It - Pompano Beach	Pompano Beach	FL	Self Storage	$12,500,000	1.4%	105,952	$117.98	2.08x	10.0%	60.7%	60.7%	BACM 2007-3
19	BANA	6th & Sable Retail	Aurora	CO	Retail	$10,000,000	1.1%	146,167	$68.41	2.15x	15.3%	46.5%	38.5%	JPMCC 2005-LDP5
20	BANA	Doubletree Kenosha	Pleasant Prairie	WI	Hospitality	$10,000,000	1.1%	120	$83,333.33	1.76x	13.2%	65.8%	54.3%	BSCMS 2006-PW12
33	NCB	3755 Owners Ltd.	Bronx	NY	Multifamily	$5,692,161	0.6%	91	$62,551.22	6.42x	38.5%	12.6%	10.1%	CSMC 2006-C1
41	NCB	Stonegate X Apartment Owners Corp. a/k/a Stonegate X Apartment Owner’s Corp.	Suffern	NY	Multifamily	$4,350,000	0.5%	96	$45,312.50	3.31x	20.1%	34.2%	27.5%	MSC 2005-IQ9
57	BANA	Las Casitas MHC	Yucaipa	CA	Manufactured Housing	$1,970,000	0.2%	70	$28,142.86	2.65x	12.5%	57.9%	57.9%	JPMCC 2005-LDP1
62	NCB	57-65 West 93 Corp.	New York	NY	Multifamily	$1,500,000	0.2%	36	$41,666.67	9.59x	57.4%	5.9%	4.8%	MSC 2003-IQ6
		Total				$101,012,161	11.2%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($76,220,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	BANA	Fair Oaks Mall	VA	Retail	$80,000,000	8.9%	$74,248,094	97.4%	779,949	$224.37	2.89x	17.1%	32.1%	29.8%	0	60
37	WFB	Bell Park Plaza	AZ	Retail	$5,039,827	0.6%	$4,704,411	6.2%	33,480	$150.53	1.43x	10.5%	69.7%	65.1%	0	58
		Total/Wtd. Avg.			$85,039,827	9.4%	$78,952,505	103.6%			2.80x	16.7%	34.3%	31.9%	0	60

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	13	$255,005,229	28.3%	4.6705%	2.17x	13.3%	46.5%	41.3%
Super Regional Mall	2	$170,000,000	18.9%	4.5656%	2.37x	14.8%	40.6%	34.7%
Anchored	3	$36,575,000	4.1%	4.8553%	1.93x	11.6%	54.6%	49.8%
Single Tenant	5	$28,946,000	3.2%	4.7505%	1.85x	9.3%	58.4%	58.4%
Unanchored	2	$14,444,401	1.6%	4.9663%	1.29x	8.6%	63.9%	54.4%
Shadow Anchored	1	$5,039,827	0.6%	5.5600%	1.43x	10.5%	69.7%	65.1%
Multifamily	27	$238,974,408	26.5%	4.2451%	4.31x	22.4%	35.8%	34.2%
High Rise	2	$118,000,000	13.1%	4.2509%	2.28x	9.6%	51.7%	51.7%
Cooperative	22	$107,106,781	11.9%	4.1831%	6.86x	37.9%	15.4%	12.7%
Garden	3	$13,867,626	1.5%	4.6740%	1.88x	11.5%	58.0%	51.6%
Office	8	$208,114,479	23.1%	4.0286%	2.40x	10.3%	59.5%	57.0%
Suburban	5	$136,739,479	15.2%	4.0650%	2.19x	9.7%	66.9%	64.4%
CBD	1	$58,000,000	6.4%	3.7086%	3.14x	11.8%	39.6%	39.6%
Medical	2	$13,375,000	1.5%	5.0431%	1.39x	9.9%	69.6%	57.4%
Hospitality	14	$95,132,053	10.6%	5.1217%	1.75x	13.3%	63.7%	51.1%
Limited Service	11	$67,862,051	7.5%	5.0847%	1.75x	13.3%	64.6%	50.9%
Full Service	1	$10,000,000	1.1%	5.0490%	1.76x	13.2%	65.8%	54.3%
Select Service	1	$8,700,000	1.0%	5.0420%	1.92x	13.8%	56.1%	49.8%
Extended Stay	1	$8,570,002	1.0%	5.5800%	1.63x	13.3%	62.1%	50.6%
Self Storage	26	$76,325,000	8.5%	4.5650%	1.96x	9.4%	58.5%	57.7%
Self Storage	26	$76,325,000	8.5%	4.5650%	1.96x	9.4%	58.5%	57.7%
Industrial	4	$20,452,197	2.3%	4.5871%	1.93x	12.0%	58.3%	54.0%
Flex	3	$16,247,197	1.8%	4.6057%	1.69x	11.4%	60.6%	55.2%
Warehouse	1	$4,205,000	0.5%	4.5150%	2.87x	14.0%	49.5%	49.5%
Manufactured Housing	2	$4,866,589	0.5%	4.9005%	2.05x	11.5%	54.0%	48.8%
Manufactured Housing	2	$4,866,589	0.5%	4.9005%	2.05x	11.5%	54.0%	48.8%
Leased Fee	1	$2,300,000	0.3%	5.8190%	1.23x	7.2%	54.8%	54.8%
Leased Fee	1	$2,300,000	0.3%	5.8190%	1.23x	7.2%	54.8%	54.8%
Total/Wtd. Avg.	95	$901,169,954	100.0%	4.4504%	2.72x	14.6%	49.8%	45.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

BANK 2018-BNK12	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	19	$213,192,502	23.7%	4.0464%	2.60x	11.0%	47.0%	45.6%
California – Northern(2)	9	$161,363,803	17.9%	3.8365%	2.86x	11.5%	43.6%	42.6%
California – Southern(2)	10	$51,828,698	5.8%	4.7001%	1.80x	9.4%	57.6%	54.9%
Virginia	5	$190,196,933	21.1%	4.2099%	2.43x	12.6%	53.9%	51.9%
New York	22	$107,106,781	11.9%	4.1831%	6.86x	37.9%	15.4%	12.7%
Tennessee	3	$106,262,053	11.8%	4.9524%	1.87x	12.8%	50.2%	40.9%
Pennsylvania	2	$65,357,991	7.3%	4.7063%	1.66x	8.0%	63.4%	63.4%
Florida	6	$33,708,698	3.7%	4.7366%	1.84x	10.2%	61.7%	57.4%
Washington	4	$28,855,676	3.2%	4.6738%	1.71x	10.6%	57.1%	51.2%
Utah	2	$25,333,467	2.8%	4.8594%	1.48x	11.1%	71.3%	57.4%
Texas	4	$18,857,489	2.1%	4.8868%	2.02x	12.7%	55.3%	51.2%
Colorado	2	$16,042,000	1.8%	5.0620%	2.04x	13.3%	50.8%	45.8%
Idaho	4	$15,890,007	1.8%	5.0180%	1.78x	13.8%	65.1%	49.0%
Maryland	3	$13,578,856	1.5%	4.8506%	1.90x	12.1%	66.2%	57.8%
Oregon	2	$11,504,593	1.3%	5.0180%	1.78x	13.8%	65.1%	49.0%
Wisconsin	1	$10,000,000	1.1%	5.0490%	1.76x	13.2%	65.8%	54.3%
District of Columbia	1	$7,811,258	0.9%	4.5325%	1.97x	9.2%	58.1%	58.1%
Arizona	2	$5,823,714	0.6%	5.4217%	1.50x	10.3%	68.1%	64.2%
New Hampshire	1	$5,400,000	0.6%	4.8800%	1.90x	9.4%	56.5%	56.5%
Massachusetts	3	$5,215,694	0.6%	4.5325%	1.97x	9.2%	58.1%	58.1%
Kentucky	1	$4,267,626	0.5%	4.8200%	1.63x	12.2%	61.0%	45.5%
Illinois	1	$4,140,000	0.5%	4.9300%	1.97x	9.8%	60.9%	60.9%
New Jersey	1	$3,375,000	0.4%	5.2300%	1.43x	10.3%	75.0%	62.3%
Louisiana	1	$2,300,000	0.3%	5.8190%	1.23x	7.2%	54.8%	54.8%
Delaware	1	$2,075,083	0.2%	4.5325%	1.97x	9.2%	58.1%	58.1%
Alabama	1	$1,822,314	0.2%	4.5325%	1.97x	9.2%	58.1%	58.1%
Kansas	2	$1,808,384	0.2%	4.5325%	1.97x	9.2%	58.1%	58.1%
Connecticut	1	$1,243,834	0.1%	4.5325%	1.97x	9.2%	58.1%	58.1%
Total/Wtd. Avg.	95	$901,169,954	100.0%	4.4504%	2.72x	14.6%	49.8%	45.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

BANK 2018-BNK12	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,200,000 - 5,000,000	26	76,518,364	8.5
5,000,001 - 10,000,000	19	137,811,470	15.3
10,000,001 - 15,000,000	3	37,250,000	4.1
15,000,001 - 25,000,000	7	123,652,053	13.7
25,000,001 - 50,000,000	1	32,938,067	3.7
50,000,001 - 90,000,000	7	493,000,000	54.7
Total:	63	$901,169,954	100.0%
Min: $1,200,000	Max: $90,000,000	Avg: $14,304,285
State or Other Jurisdiction(2)
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	19	213,192,502	23.7
California – Northern(3)	9	161,363,803	17.9
California – Southern(3)	10	51,828,698	5.8
Virginia	5	190,196,933	21.1
New York	22	107,106,781	11.9
Tennessee	3	106,262,053	11.8
Pennsylvania	2	65,357,991	7.3
Florida	6	33,708,698	3.7
Washington	4	28,855,676	3.2
Utah	2	25,333,467	2.8
Texas	4	18,857,489	2.1
Colorado	2	16,042,000	1.8
Idaho	4	15,890,007	1.8
Maryland	3	13,578,856	1.5
Oregon	2	11,504,593	1.3
Wisconsin	1	10,000,000	1.1
District of Columbia	1	7,811,258	0.9
Arizona	2	5,823,714	0.6
New Hampshire	1	5,400,000	0.6
Massachusetts	3	5,215,694	0.6
Kentucky	1	4,267,626	0.5
Illinois	1	4,140,000	0.5
New Jersey	1	3,375,000	0.4
Louisiana	1	2,300,000	0.3
Delaware	1	2,075,083	0.2
Alabama	1	1,822,314	0.2
Kansas	2	1,808,384	0.2
Connecticut	1	1,243,834	0.1
Total:	95	$901,169,954	100.0%
Property Type(2)
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	13	255,005,229	28.3
Super Regional Mall	2	170,000,000	18.9
Anchored	3	36,575,000	4.1
Single Tenant	5	28,946,000	3.2
Unanchored	2	14,444,401	1.6
Shadow Anchored	1	5,039,827	0.6
Multifamily	27	238,974,408	26.5
High Rise	2	118,000,000	13.1
Cooperative	22	107,106,781	11.9
Garden	3	13,867,626	1.5
Office	8	208,114,479	23.1
Suburban	5	136,739,479	15.2
CBD	1	58,000,000	6.4
Medical	2	13,375,000	1.5
Hospitality	14	95,132,053	10.6
Limited Service	11	67,862,051	7.5
Full Service	1	10,000,000	1.1
Select Service	1	8,700,000	1.0
Extended Stay	1	8,570,002	1.0
Self Storage	26	76,325,000	8.5
Self Storage	26	76,325,000	8.5
Industrial	4	20,452,197	2.3
Flex	3	16,247,197	1.8
Warehouse	1	4,205,000	0.5
Manufactured Housing	2	4,866,589	0.5
Manufactured Housing	2	4,866,589	0.5
Leased Fee	1	2,300,000	0.3
Leased Fee	1	2,300,000	0.3
Total:	95	$901,169,954	100.0%

Mortgage Rate (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.3650 - 4.0000	5	234,700,000	26.0
4.0001 - 4.4999	22	175,956,908	19.5
4.5000 - 4.9999	24	377,975,175	41.9
5.0000 - 5.8190	12	112,537,871	12.5
Total:	63	$901,169,954	100.0%
Min: 3.3650%	Max: 5.8190%	Wtd Avg: 4.4504%
Original Term to Maturity or ARD (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	85,039,827	9.4
120	61	816,130,127	90.6
Total:	63	$901,169,954	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 114 mos.
Remaining Term to Maturity or ARD (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58 - 110	2	85,039,827	9.4
111 - 120	61	816,130,127	90.6
Total:	63	$901,169,954	100.0%
Min: 58 mos.	Max: 120 mos.	Wtd Avg: 114 mos.
Original Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	21	425,591,000	47.2
300	4	55,447,369	6.2
336	1	16,262,053	1.8
360	34	381,924,469	42.4
480	3	21,945,063	2.4
Total:	63	$901,169,954	100.0%
Min: 300 mos.	Max: 480 mos.	Wtd Avg: 358 mos.
Remaining Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	21	425,591,000	47.2
299 - 300	4	55,447,369	6.2
301 - 336	1	16,262,053	1.8
337 - 360	34	381,924,469	42.4
361 - 480	3	21,945,063	2.4
Total:	63	$901,169,954	100.0%
Min: 299 mos.	Max: 480 mos.	Wtd Avg: 357 mos.
Mortgage Loan Sellers
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	12	328,989,922	36.5
BANA	12	279,266,589	31.0
MSMCH	17	185,806,662	20.6
NCB	22	107,106,781	11.9
Total:	63	$901,169,954	100.0%

Amortization Type
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Amortizing Balloon	37	430,023,954	47.7
Interest Only	18	261,591,000	29.0
Interest Only ARD	3	164,000,000	18.2
Partial Interest Only	5	45,555,000	5.1
Total:	63	$901,169,954	100.0%
Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.5 - 40.0	25	300,106,781	33.3
40.1 - 60.0	20	272,049,265	30.2
60.1 - 65.0	8	137,161,612	15.2
65.1 - 70.0	5	67,217,895	7.5
70.1 - 75.0	5	124,634,401	13.8
Total:	63	$901,169,954	100.0%
Min: 1.5%	Max: 75.0%	Wtd Avg: 49.8%
Maturity Date or ARD LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.2 - 35.0	24	191,598,457	21.3
35.1 - 45.0	6	232,896,589	25.8
45.1 - 55.0	15	144,344,680	16.0
55.1 - 60.0	11	150,481,000	16.7
60.1 - 71.5	7	181,849,229	20.2
Total:	63	$901,169,954	100.0%
Min: 1.2%	Max: 71.5%	Wtd Avg: 45.8%
UW NCF DSCR (x)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.22 - 1.40	4	41,740,000	4.6
1.41 - 1.50	3	13,209,229	1.5
1.51 - 1.60	3	16,666,676	1.8
1.61 - 1.70	8	127,865,268	14.2
1.71 - 1.80	4	53,635,000	6.0
1.81 - 1.90	4	28,432,000	3.2
1.91 - 2.50	9	296,340,000	32.9
2.51 - 3.00	5	147,666,549	16.4
3.01 - 39.04	23	175,615,233	19.5
Total:	63	$901,169,954	100.0%
Min: 1.22x	Max: 39.04x	Wtd Avg: 2.72x
UW NOI Debt Yield (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.2 - 8.5	3	74,950,000	8.3
8.6 - 9.0	3	102,364,000	11.4
9.1 - 9.5	2	63,400,000	7.0
9.6 - 10.0	7	60,876,401	6.8
10.1 - 11.0	5	36,926,416	4.1
11.1 - 12.0	5	150,675,000	16.7
12.1 - 15.0	14	214,871,355	23.8
15.1 - 242.9	24	197,106,781	21.9
Total:	63	$901,169,954	100.0%
Min: 7.2%	Max: 242.9%	Wtd Avg: 14.6%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

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T-25

BANK 2018-BNK12	CoolSprings Galleria

Mortgage Loan No. 1 – CoolSprings Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

BANK 2018-BNK12	CoolSprings Galleria

Mortgage Loan No. 1 – CoolSprings Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

BANK 2018-BNK12	CoolSprings Galleria

Mortgage Loan No. 1 – CoolSprings Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

BANK 2018-BNK12	CoolSprings Galleria

Mortgage Loan No. 1 – CoolSprings Galleria

CoolSprings Galleria
1800, 1910, 1914 and 1916 Galleria Boulevard
Franklin, TN 37067
NASHVILLE
Downtown
Germantown
East End
West End
Music Row
The Gulch
Belle Meade
Forest Hills
Oak Hill
Berry Hill
Antioch
Southwood
Lennox Village
Brentwood
Nolensville
Franklin
DAVIDSON COUNTY
WILLIAMSON COUNTY
John C. Tune Airport
Nashville International Airport
Cumberland River
Tennessee State University
Meharry Medical College
State Capitol
Nissan Stadium
Bridgestone Arena
Music City Star
Shelby Golf Course
Vanderbilt University
Belmont University
Trevecca Nazarene University
Aquinas Jr. College
Hillwood Country Club
Nashville Speedway
Lipscomb University
Mall at Green Hills
One Hundred Oaks Mall
Willowbrook Commons
Crescent Pike
Nashville Zoo at Grassmere
Harding Mall
TriStar Southern Hills Medical Ctr.
Cheekwood Botanical Gardens & Museum of Art
Percy Warner Park
Bellevue Place
Radnor Lake State Nature Area
Richland Country Club
Hickory Plaza
Shoppes at South Plaza
Marketplace at Maryland Farms
The Shoppes of Brentwood Hills
Comdata Inc.
naviHealth
Brentwood Place
Onlife Health
3T Solutions
AT&T Brentwood Data Center
Temple Hills Country Club
Old Natchez Country Club
Governors Golf Club
Cool Springs Pointe
Cool Springs Crossing
Community Health Systems Inc.
Cool Springs Market
Corporate Centre of Cool Springs
Nissan North America
The Factory at Franklin
Williamson Square
Columbia State Comm. College-Franklin Campus
Watson Glen Shopping Ctr.
Williamson Medical Center
Country Club of Franklin
The Crossing Golf Course
Old Charlotte Pike
Charlotte Pike
West End Ave.
Briley Pkwy
Thompson Ln
Harding Pl.
Memphis Bristol Hwy.
Old Harding Pike
Old Hickory Blvd.
Granny White Pike
Sneed Rd
Hillsboro Rd.
Murray Ln.
Old Smyrna Rd.
Holt Rd.
Franklin Rd.
Concord Rd.
Wilson Pike
Crockett Rd.
Nolensville Rd.
Moores Ln.
Old Hillsboro Rd.
Columbia Ave.
Carters Creek Pike
Eastland Ave.
Lebanon Pike
Murfreesboro Pike
Antioch Pike
McGavock Pike
Briley Pkwy
65
24
40
440
31E
155
251
70
70s
431
1
100
254
31
41
253
46
96
246
Greenbrier
White House
Coopertown
Millersville
Gallatin
Ridgetop
Goodlettsville
Hendersonville
Ashland City
Lakewood
NASHVILLE
Mount Juliet
Lebanon
Kingston Springs
Belle Meade
Oak Hill
Forest Hills
La Vergne
Brentwood
Smyrna
Nolensville
Franklin
Walterhill
Murfreesboro
Thompson's Station
Spring Hill
Columbia

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

BANK 2018-BNK12	CoolSprings Galleria

Mortgage Loan No. 1 – CoolSprings Galleria

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$90,000,000			Location:	Franklin, TN 37067
Cut-off Date Balance(1):	$90,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.99%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	CBL & Associates Limited Partnership; CBL & Associates Properties, Inc.; Teachers Insurance and Annuity Association of America; APG Asset Management US Inc.			Year Built/Renovated:	1991/2017
				Size(5):	640,176 SF
				Cut-off Date Balance per SF(1):	$242
				Maturity Date Balance per SF(1):	$196
Mortgage Rate:	4.8390%			Property Manager:	CBL & Associates Management, Inc. (borrower-related)
Note Date:	4/30/2018
First Payment Date:	6/11/2018
Maturity Date:	5/11/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$19,725,518
Prepayment Provisions(2):	LO (24); DEF/YM1 (92); O (4)			UW NOI Debt Yield(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	1.91x
Additional Debt Balance(1)(3):	$65,000,000			Most Recent NOI:	$20,678,073 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$20,300,157 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$18,016,611 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6)(7):	96.2% (4/24/2018)
RE Tax:	$702,515	$234,171	N/A	2nd Most Recent Occupancy:	96.8% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.1% (12/31/2016)
Replacements Reserves:	$0	$10,907	$392,643	Appraised Value (as of):	$322,000,000 (3/23/2018)
General TI/LC Reserves:	$3,000,000	$54,534	(4)	Cut-off Date LTV Ratio(1):	48.1%
Existing TI/LC Reserves:	$2,107,816	$0	N/A	Maturity Date LTV Ratio(1):	39.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$155,000,000	100.0%	Loan Payoff:	$98,015,151	63.2%
			Return of Equity:	$50,401,732	32.5%
			Upfront Reserves:	$5,810,331	3.7%
			Closing Costs:	$772,787	0.5%
Total Sources:	$155,000,000	100.0%	Total Uses:	$155,000,000	100.0%

(1)	The CoolSprings Galleria Mortgage Loan (as defined below) is part of the CoolSprings Galleria Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $155,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the CoolSprings Galleria Whole Loan.

(2)	At any time after the earlier of (i) April 30, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the CoolSprings Galleria Whole Loan to be securitized, the CoolSprings Galleria Borrower (as defined below) has the right to either (a) on any date before February 11, 2028, defease the CoolSprings Galleria Whole Loan in whole, but not in part, or (b) prepay the CoolSprings Galleria Whole Loan in whole, but not in part, provided that the CoolSprings Galleria Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. No prepayment premium shall apply on or after February 11, 2028. The assumed lockout period of 24 payments is based on the closing date of this transaction in May 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Size shown represents the space that serves as collateral for the CoolSprings Galleria Whole Loan. Including non-collateral anchors, the total square footage of the CoolSprings Galleria Mall (as defined below) is 1,146,121 SF.

(6)	See “Historical Occupancy” and “Operating History and Underwritten Net Cash Flow” below for discussion of various tenants included in Most Recent Occupancy and underwritten base rent.

(7)	The occupancy rates shown represent the portion of the CoolSprings Galleria Mall that serves as collateral for the CoolSprings Galleria Whole Loan. Including the non-collateral anchor stores, Most Recent Occupancy for the CoolSprings Galleria Mall was 97.9% as of April 24, 2018.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

BANK 2018-BNK12	CoolSprings Galleria

The Mortgage Loan. The largest mortgage loan (the “CoolSprings Galleria Mortgage Loan”) is part of a whole loan (the “CoolSprings Galleria Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $155,000,000. The CoolSprings Galleria Whole Loan is secured by a first priority fee mortgage encumbering a super-regional mall located in Franklin, Tennessee (the “CoolSprings Galleria Property”). The CoolSprings Galleria Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, in the original principal amounts of $75,000,000 and $15,000,000, respectively ($90,000,000 in aggregate). The non-controlling Notes A-3 and A-4 in the original principal amounts of $35,000,000 and $30,000,000, respectively, (collectively the “CoolSprings Galleria Serviced Pari Passu Companion Loans”) are currently being held by Wells Fargo Bank, N.A. and are expected to be contributed to one or more future securitization trusts. The CoolSprings Galleria Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK12 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the CoolSprings Galleria Whole Loan were primarily used to pay off existing debt, return equity to the CoolSprings Galleria Sponsors (as defined below), pay closing costs and fund reserves.

CoolSprings Galleria Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK 2018-BNK12	Yes
A-2	$15,000,000	$15,000,000	BANK 2018-BNK12	No
A-3	$35,000,000	$35,000,000	Wells Fargo Bank, N.A.	No
A-4	$30,000,000	$30,000,000	Wells Fargo Bank, N.A.	No
Total	$155,000,000	$155,000,000

The Borrower and the Sponsors. The borrower is CoolSprings Mall, LLC (the “CoolSprings Galleria Borrower”), a single-purpose Delaware limited liability company with two independent directors. The CoolSprings Galleria Borrower is 100.0% directly owned by CBL/T-C, LLC, which is indirectly 50% owned by CBL & Associates Limited Partnership and CBL & Associates Properties, Inc. (collectively, “CBL”) and directly 50% owned by T-C Midwest Retail LLC, which is indirectly 51% owned by Teachers Insurance and Annuity Association of America (“TIAA”) and indirectly 49% owned by APG Asset Management US Inc. (“APG”). Legal counsel to the CoolSprings Galleria Borrower delivered a non-consolidation opinion in connection with the origination of the CoolSprings Galleria Whole Loan. CBL, TIAA and APG are the loan sponsors (collectively, the “CoolSprings Galleria Sponsors”); and CBL/T-C, LLC is the guarantor of certain nonrecourse carveouts under the CoolSprings Galleria Whole Loan.

CBL is a self-managed, self-administered, real estate investment trust in the United States with ownership or management interests in 119 properties including 63 malls, outlet centers, office buildings and associated centers. As of March 2018, CBL’s properties were located in 27 states, primarily in the southeastern and mid-western United States.

TIAA is a Fortune 100 financial services organization that serves over 5 million active and retired employees participating at more than 15,000 institutions. As of December 2017, TIAA had approximately $1 trillion in combined assets under management and offices in 19 countries.

APG Group NV, the parent company of APG, is a financial services provider in the collective pensions market that offers consultancy, asset management, administration and communication support. As of December 2017, APG serviced approximately 25,000 employers, administering pensions for one in four people in the Netherlands (approximately 4.5 million participants), and managed approximately €470 billion in pension assets.

The Property. The CoolSprings Galleria Property comprises 640,176 SF of a two-level super-regional mall totaling 1,146,121 SF (the “CoolSprings Galleria Mall”) located in Franklin, Tennessee, approximately 16 miles south of the Nashville central business district. Built in 1991 and most recently renovated in 2017, the CoolSprings Galleria Mall is anchored by Belk, Dillard’s, Macy’s, JC Penney, and Belk Men’s and Kid’s (only Belk and Belk Men’s and Kid’s serves as collateral for the CoolSprings Galleria Whole Loan). Since 2014, the CoolSprings Galleria Sponsors have spent approximately $78.6 million in renovations at the CoolSprings Galleria Property, which included the completion of (a) from 2014 to 2016, an approximately $64.6 million redevelopment of the former Sears box and parking lot into approximately 209,000 SF of multi-tenant space (now occupied by tenants including American Girl, Ulta Beauty, Kona Grill and H&M; see property layout above); and (b) in 2017, approximately $14.0 million of renovations throughout the property, including new entrances, painting, tile flooring, restrooms, and lighting.

As of April 24, 2018, the CoolSprings Galleria Property was 96.2% occupied by 124 tenants, excluding the three non-collateral anchor stores, and 97.9% occupied including non-collateral anchors. As of December 31, 2017, the comparable sales and occupancy cost for inline tenants (less than 10,000 SF (excluding Apple)) were approximately $438 PSF and 14.3%, respectively, while including Apple, the comparable sales and occupancy cost for inline tenants (less than 10,000 SF) were approximately $526 PSF and 11.9%, respectively. Comparable in-line sales (less than 10,000 SF and excluding Apple) have increased by approximately 11.5% since 2013, and the 2017 estimated total gross sales for the CoolSprings Galleria Mall were approximately $246.0 million ($212.9 million excluding the non-collateral anchors). In addition to the tenants listed on the “Tenant Summary” table below, notable tenants at the CoolSprings Galleria Property include Apple (2017 sales of $3,849 PSF; 1.6% occupancy cost), American Girl (2017 sales of $679 PSF; 7.2% occupancy cost), Sephora (2017 sales of $1,187 PSF; 7.9% occupancy cost), The Cheesecake Factory (2017 sales of $880 PSF; 5.9% occupancy cost) and Chick-Fil-A (2017 sales of $2,265 PSF; 8.8% occupancy cost). The overall CoolSprings Galleria Mall contains 5,525 surface parking spaces, resulting in a parking ratio of 4.8 spaces per 1,000 SF of rentable area; while the CoolSprings Galleria Property contains 2,528 surface parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 SF of rentable area.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

BANK 2018-BNK12	CoolSprings Galleria

The following table presents a summary of the historical occupancy at the CoolSprings Galleria Property:

Historical Occupancy
2013	2014	2015	2016	2017	4/24/2018(1)
99.7%	97.8%	97.2%	99.1%	96.8%	96.2%

(1)	Occupancy includes Altar’d State, which currently occupies a 5,952 SF space (0.9% of NRA), has executed a lease to expand into a 10,197 SF space (1.6% of NRA) and is expected to take occupancy and begin paying rent on the new space in August 2018 (occupancy reflects the tenant’s expansion space). In addition, occupancy includes three tenants totaling 1.6% of NRA that have executed new leases, but are not yet in occupancy or paying rent: California Pizza Kitchen (4,504 SF, 0.7% of NRA, expected to take occupancy and begin paying rent in August 2018); Kristals Cosmetics (802 SF, 0.1% of NRA, expected to take occupancy and begin paying rent in June 2018); Look Dental and Optical (4,784 SF, 0.7% of NRA, expected to take occupancy and begin paying rent in October 2018). In addition, occupancy includes A’GACI (12,237 SF, 1.9% of NRA) that has filed for bankruptcy but is currently in-place and is expected to shift from its current annual rent of $416,058 ($34.00 PSF) to a percent-in-lieu rental rate equal to 8.0% of annual gross sales. The tenant was underwritten to $111,086 ($9.08 PSF), which is included in underwritten other income and equates to 8.0% of its 2017 gross sales.

The following table presents a summary of historical comparable in-line sales and occupancy costs at the CoolSprings Galleria Property.

Historical In-Line Sales and Occupancy Cost Summary(1)
	2013	2014	2015	2016	2017
In-Line Sales PSF	$455	$474	$546	$543	$526
Occupancy Costs	13.3%	13.3%	11.6%	11.3%	11.9%
In-Line Sales PSF (excluding Apple)	$393	$403	$465	$462	$438
Occupancy Costs (excluding Apple)	15.4%	15.7%	13.6%	13.3%	14.3%

(1)	In-line Sales PSF and In-line Occupancy Cost reflect comparable in-line tenants that are less than 10,000 SF with at least 12 months of sales data. Sales PSF are as of December 31 unless otherwise indicated.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

BANK 2018-BNK12	CoolSprings Galleria

The following table presents certain information relating to the major tenants at the CoolSprings Galleria Property:

Tenant Summary(1)
							Most Recent Sales
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ. Cost %	Lease Expiration
Anchor Tenants (Non-Collateral)
Dillard’s	BBB-/Baa3/BB+	207,700	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Macy’s	BBB/Baa3/BBB-	194,700	N/A	N/A	N/A	N/A	$23,338,357	$120	N/A	N/A
JC Penney	B+/B1/B+	103,545	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Anchor Tenants (Collateral)
Belk	NR/B2/B-	132,621	20.7%	$908,619	5.0%	$6.85	N/A	N/A	N/A	1/31/2030(3)
Belk Men’s and Kid’s	NR/B2/B-	50,458	7.9%	$378,435	2.1%	$7.50	$5,593,022	$111	8.6%	1/31/2030(4)
Total/Wtd. Avg.		183,079	28.6%	$1,287,054	7.0%	$7.03

Major Tenants
H&M	NR/NR/NR	23,644	3.7%	$716,315	3.9%	$30.30	$ 5,773,867	$244	12.4%	1/31/2026(5)(6)
Kings Bowl	NR/NR/NR	22,678	3.5%	$569,671	3.1%	$25.12	$4,425,500	$195	16.2%	1/31/2026(7)
Forever 21	NR/NR/NR	18,015	2.8%	$881,491	4.8%	$48.93	$3,269,607	$181	27.0%	11/30/2020(8)(9)
Victoria’s Secret	BB+/Baa1/BB+	12,785	2.0%	$536,970	2.9%	$42.00	$6,713,156	$525	12.3%	1/31/2027
A’GACI(10)	NR/NR/NR	12,237	1.9%	(10)	(10)	(10)	$1,388,570	$113	8.0%	1/31/2026(11)(12)
Pottery Barn	NR/NR/NR	11,000	1.7%	$387,500	2.1%	$35.23	$4,651,150	$423	10.0%	1/31/2026
Altar’d State(13)	NR/NR/NR	10,197(13)	1.6%	$498,490(13)	2.7%	$48.89(13)	N/A	N/A	N/A	4/30/2027(14)
Ulta Beauty	NR/NR/NR	10,044	1.6%	$472,470	2.6%	$47.04	$6,371,308	$634	8.8%	11/30/2025(15)
Total/Wtd. Avg.		120,600	18.8%	$4,062,907	22.2%	$33.69

Subtotal/Wtd. Avg.		303,679	47.4%	$5,349,961	29.3%	$17.62

Other Tenants		311,947	48.7%	$12,913,904	70.7%	$41.40
Vacant Space		24,550	3.8%	$0	0.00%	$0.00
Total/Wtd. Avg.		640,176	100.0%	$18,263,865	100.0%	$29.67

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Belk has three, 5-year extension options with 12-months’ notice.

(4)	Belk Men’s and Kid’s has three, 5-year extension options with 180-days’ notice.

(5)	H&M has three, 5-year extension options with 180-days’ notice.

(6)	H&M has the right to terminate its lease with 180 days’ notice if gross sales are less than $4,000,000 for the trailing 12-month period ending May 1, 2020.

(7)	Kings Bowl has two, 5-year extension options with 12-months’ notice.

(8)	Forever 21 has one, 5-year extension option with 180-days’ notice.

(9)	Forever 21 previously had the right to terminate its lease if gross sales were less than $4,000,000 for the trailing 12-month period ending December 1, 2017. Forever 21 did not exercise this option, and it has since expired.

(10)	A’GACI is currently in bankruptcy and expected to shift from its current annual rent of $416,058 ($34.00 PSF) to a percent-in-lieu rental rate equal to 8.0% of annual gross sales. The tenant was underwritten to $111,086 ($9.08 PSF), which was included in underwritten other income and equates to 8.0% of its 2017 gross sales.

(11)	A’GACI has one, 5-year extension option with 180-days’ notice.

(12)	A’GACI has the right to terminate its lease with 60 days’ notice if gross sales are less than $3,000,000 for the trailing 12-month period ending April 30, 2020.

(13)	Altar’d State currently occupies a 5,952 SF space (0.9% of NRA), has executed a lease to expand into a 10,197 SF space (1.6% of NRA) and is anticipated to take occupancy and begin paying rent on the new space in August 2018.

(14)	Altar’d State has the right to terminate its lease 180 days’ notice if gross sales are less than $2,400,000 for the trailing 12-month period ending April 30, 2022.

(15)	Ulta Beauty has two, 5-year extension options with 210-days’ notice.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

BANK 2018-BNK12	CoolSprings Galleria

The following table presents certain information relating to the lease rollover schedule at the CoolSprings Galleria Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	2,810	$72.49	0.4%	0.4%	$203,708	1.1%	1.1%
2018	9	19,535	$10.87	3.1%	3.5%	$212,420	1.2%	2.3%
2019	13	19,035	$49.46	3.0%	6.5%	$941,392	5.2%	7.4%
2020	18	57,954	$42.26	9.1%	15.5%	$2,448,904	13.4%	20.8%
2021	8	23,520	$42.54	3.7%	19.2%	$1,000,572	5.5%	26.3%
2022	9	28,184	$51.46	4.4%	23.6%	$1,450,282	7.9%	34.3%
2023	16	36,495	$39.73	5.7%	29.3%	$1,449,815	7.9%	42.2%
2024	6	15,265	$50.98	2.4%	31.7%	$778,233	4.3%	46.5%
2025	8	28,551	$44.49	4.5%	36.1%	$1,270,356	7.0%	53.4%
2026	19	128,724	$33.39	20.1%	56.2%	$4,297,752	23.5%	76.9%
2027	10	50,887	$42.79	7.9%	64.2%	$2,177,247	11.9%	88.9%
2028	2	9,288	$33.71	1.5%	65.6%	$313,080	1.7%	90.6%
2029 and Beyond	4	195,378	$8.80	30.5%	96.2%	$1,720,104	9.4%	100.0%
Vacant	0	24,550	$0.00	3.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	124	640,176	$29.67	100.0%		$18,263,865	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The CoolSprings Galleria Property is located in Franklin, Tennessee, within Williamson County in the Nashville Metropolitan Statistical Area (“MSA”). The CoolSprings Galleria Property is situated adjacent to Interstate 65, which connects the Nashville MSA with Birmingham, Alabama to the south and Louisville, Kentucky to the north, and has an average daily traffic count of approximately 112,000 vehicles near the CoolSprings Galleria Property. Nashville serves as the state’s capital, and is a major hub for the healthcare, music, publishing, banking and transportation industries. The CoolSprings Galleria Property benefits from its access to 18 colleges and universities within the Nashville region, including Vanderbilt University (total 2017 enrollment of 12,592; approximately 14.6 miles north of the CoolSprings Galleria Property) and Middle Tennessee State University (total 2017 enrollment of 19,693; approximately 31.5 miles southeast of the CoolSprings Galleria Property).

According to the appraisal, the estimated 2017 population within a five-, ten- and fifteen- mile radius of the CoolSprings Galleria Property was 97,298, 278,884 and 657,650, respectively, and the estimated 2017 average household income within the same radii was $158,041, $137,906 and $103,580, respectively. The area has experienced considerable population growth, with population increases across the same radii of 45.0%, 50.9% and 42.7%, respectively, from 2000 to 2017. The average household income in the primary trade area in 2017 was approximately $137,906, which compares to the Nashville MSA and state averages of $81,499 and $67,809, respectively. According to a news publication, as of 2017, Williamson County was the seventh richest county in America, with a median household income of approximately $104,367. Williamson County also benefits from the lowest county tax in the Nashville region, no state income tax, and a highly educated population with over half of the 489,250 residents being college educated.

According to the appraisal, the CoolSprings Galleria Property is located within the South/Southwest Nashville retail submarket of the Nashville retail market. As of the fourth quarter of 2017, the submarket reported total inventory of approximately 6.7 million SF (33.3% of the broader Nashville retail market inventory) with a vacancy rate of 4.2%, as compared to the Nashville retail market, which reported total inventory of approximately 20.2 million SF with a vacancy rate of 8.3%. In addition, there is approximately 10.9 million SF of office space within a five-mile radius of the CoolSprings Galleria Property. The appraiser concluded to the following market rents for the CoolSprings Galleria Property: $32.50 PSF for spaces from 5,000 to 10,000 SF; $35.00 PSF for spaces from 2,500 to 4,999 SF; $45.00 PSF for spaces from 1,000 to 2,499 SF; $85.00 PSF for spaces less than 1,000 SF; and $95.00 PSF for jewelry tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

BANK 2018-BNK12	CoolSprings Galleria

The following table reflects the competitive retail properties with respect to the CoolSprings Galleria Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Property Type	Year Built/Renovated	Size (SF)	Occupancy	Comparable In-Line Sales PSF(1)	Anchor Tenants	Distance to Subject (mi.)
CoolSprings Galleria (Subject)	Regional Center	1991/2017	1,146,121(2)	97.9%(2)	$526	Belk, Belk Men’s and Kid’s, Dillards, JC Penney, Macy’s	N/A
The Mall at Green Hills 2126 Abbott Martin Road Nashville, TN	Regional Center	1956/2005-2011	865,428	94%	$675	Dillard’s, Macy’s, Nordstrom	10.3
The Avenue Murfreesboro 2615 Medical Circle Murfreesboro, TN	Lifestyle Center	2007/N/A	803,730	90%	N/A	Belk, Dick’s, Best Buy, Haverty’s, Barnes & Noble, Bed Bath & Beyond, Michael’s, Off Broadway Shoes, Old Navy, Cost Plus	21.7
Stones River Town Centre 1720 Old Fort Parkway Murfreesboro, TN	Super-Regional Center/Mall	1992/2008	613,975	77%	$375	Dillard’s, JC Penney, Sears, AMC Theatre	23.2

Source: Appraisal.

(1)	Sales shown on the table are inclusive of Apple for the CoolSprings Galleria Property and The Mall at Green Hills. Excluding Apple, the CoolSprings Galleria Property reported in-line sales of $438 PSF as of year-end 2017.

(2)	The size and occupancy rate shown represent the entire CoolSprings Galleria Mall, including non-collateral anchor spaces. Excluding non-collateral anchor spaces, the CoolSprings Galleria Property contains 640,176 SF with a 96.2% occupancy rate as of April 24, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the CoolSprings Galleria Property:

Cash Flow Analysis
	2014	2015(1)	2016(1)	2017	UW	UW PSF
Base Rent	$14,113,937	$14,547,535	$17,010,323	$17,995,515	$18,263,865(2)	$28.53
Grossed Up Vacant Space	$0	$0	$0	$0	$1,398,448	$2.18
Total Recoveries	$8,647,286	$8,604,749	$9,340,443	$9,585,193	$9,203,936	$14.38
Percentage Rent	$701,251	$872,072	$905,549	$899,539	$937,321	$1.46
Other Income	$2,730,985	$3,064,750	$3,220,791	$2,710,540	$ 2,149,061	$3.36
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,398,448)(3)	($2.18)
Effective Gross Income	$26,193,459	$27,089,106	$30,477,106	$31,190,786	$30,554,183	$47.73
Total Operating Expenses	$8,438,440	$9,072,495	$10,176,949	$10,512,713	$10,828,665	$16.92
Net Operating Income	$17,755,019	$18,016,611	$20,300,157	$20,678,073	$19,725,518	$30.81
Capital Expenditures	$0	$0	$0	$0	$128,035	$0.20
TI/LC	$0	$0	$0	$0	$868,402	$1.36
Net Cash Flow	$17,755,019	$18,016,611	$20,300,157	$20,678,073	$18,729,081	$29.26

Occupancy %	97.8%	97.2%	99.1%	96.8%	96.2%(3)
NOI DSCR(4)	1.81x	1.84x	2.07x	2.11x	2.01x
NCF DSCR(4)	1.81x	1.84x	2.07x	2.11x	1.91x
NOI Debt Yield(4)	11.5%	11.6%	13.1%	13.3%	12.7%
NCF Debt Yield(4)	11.5%	11.6%	13.1%	13.3%	12.1%

(1)	The increase in Base Rent and Net Operating Income from 2015 to 2016 was driven partly by the completion of the Sears renovation into multi-tenant space (see “The Property” section above), including the tenants Kings Bowl, H&M and Ulta Beauty, which account for 8.8% of NRA and 9.6% of underwritten base rent.

(2)	Underwritten Base Rent includes Altar’d State, which currently occupies a 5,952 SF space, has executed a lease to expand into a 10,197 SF space and is expected to take occupancy and begin paying rent on the new space in August 2018 (tenant was underwritten to its expansion space, reflecting 2.7% of underwritten base rent). In addition, underwritten Base Rent includes three tenants totaling 2.3% of underwritten base rent that have executed new leases, but are not yet in occupancy or paying rent: California Pizza Kitchen (4,504 SF, 1.2% of underwritten base rent, expected to take occupancy and begin paying rent in August 2018); Kristals Cosmetics (802 SF, 0.6% of underwritten base rent, expected to take occupancy and begin paying rent in June 2018); Look Dental and Optical (4,784 SF, 0.5% of underwritten base rent, expected to take occupancy and begin paying rent in October 2018). In addition, underwritten Base Rent includes A’GACI (12,237 SF) that has filed for bankruptcy but is currently in-place and paying rent and is expected to shift from its current annual rent of $416,058 ($34.00 PSF) to a percent-in-lieu rental rate equal to 8.0% of annual gross sales. The tenant was underwritten to $111,086 ($9.08 PSF), which is included in underwritten other income and equates to 8.0% of its 2017 gross sales.

(3)	The underwritten economic vacancy is 7.1%. The CoolSprings Galleria Property was 96.2% physically occupied as of April 24, 2018.

(4)	The debt service coverage ratios and debt yields are based on the CoolSprings Galleria Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

BANK 2018-BNK12	CoolSprings Galleria

Escrows and Reserves. The loan documents provide for upfront reserves of $702,515 for real estate taxes, $3,000,000 for general tenant improvements and leasing commissions (“TI/LC”), and $2,107,816 for existing TI/LC related to AERIE ($143,160), Altar’d State ($671,750), California Pizza Kitchen ($1,075,000), Club Champion ($112,906), and Look Dental and Optical ($105,000). The loan documents also provide for ongoing monthly reserves of $234,171 for real estate taxes, $10,907 for replacement reserves (subject to a cap of $392,643 if no event of default has occurred or is continuing) and $54,534 for general TI/LC (subject to the Leasing Reserve Cap Amount (as defined below)). The CoolSprings Galleria Borrower has the right to replace the initial $3,000,000 TI/LC reserve deposit with a letter of credit, which may be reduced quarterly (provided no event of default exists) to an amount equal to the initial TI/LC reserve less aggregate disbursements from such reserve.

The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the CoolSprings Galleria Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower provides the lender with evidence of renewals and paid receipts for the applicable premiums.

“Leasing Reserve Cap Amount” means an amount equal to the greater of (i) $2,500,000 and (ii) the positive difference (if any) equal to (A) $5,500,000 minus (B) the aggregate amount of all disbursements of general TI/LC funds made to the CoolSprings Galleria Borrower.

Lockbox and Cash Management. The CoolSprings Galleria Whole Loan is structured with a hard lockbox and springing cash management. The CoolSprings Galleria Borrower is required to direct tenants to pay rent directly into a lender-controlled lockbox account and all cash revenues relating to the CoolSprings Galleria Property and all other money received by the CoolSprings Galleria Borrower or the property manager are required to be deposited into such lockbox account or cash management account within one business day. Prior to the occurrence of a Trigger Event Period (as defined below), all funds are required to be distributed to the CoolSprings Galleria Borrower. During a Trigger Event Period, the CoolSprings Galleria Borrower will be required to establish a lender-controlled cash management account.

During a Trigger Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender; provided, however, that during a Trigger Event Period caused solely by a Single Dark Anchor Trigger Event Period (as defined below), only 50.0% of excess cash flow is required to be swept to an excess cash flow subaccount controlled by the lender (subject to a cap of an amount equal to $10,000,000 minus the amount of excess cash flow disbursed to the CoolSprings Galleria Borrower during the then-outstanding Single Dark Anchor Trigger Event Period).

A “Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net operating income debt yield being less than or equal to 9.0% at the end of any calendar quarter;

(iii)	the occurrence of a Single Dark Anchor Trigger Event Period; or

(iv)	the occurrence of a Multiple Dark Anchor Trigger Event Period (as defined below).

A Trigger Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net operating income debt yield being greater than 9.0% for two consecutive calendar quarters;

●	with regard to clause (iii), the occurrence of a Single Dark Anchor Trigger Event Period Cure (as defined below); or

●	with regard to clause (iv), the occurrence of a Multiple Dark Anchor Trigger Event Period Cure (as defined below).

A “Single Dark Anchor Trigger Event Period” will commence upon the date on which there is one (and only one) Dark Anchor (as defined below), provided that, if Belk Men’s and Kid’s is the only Dark Anchor, no Single Dark Anchor Trigger Event Period will be deemed to exist.

A “Single Dark Anchor Trigger Event Period Cure” will occur upon the earlier of (i) the date on which there are no Dark Anchors and (ii) the date on which (A) at least 24 months have passed since the applicable Dark Anchor ceased operations (and such Dark Anchor has not re-opened) and (B) the Replacement Anchor Financial Criteria (as defined below) have been satisfied.

A “Multiple Dark Anchor Trigger Event Period” will commence upon the date on which there are two or more Dark Anchors; provided that Belk Men’s and Kid’s will not be deemed to be a Dark Anchor unless the failure of Belk Men’s and Kid’s to be open and operating in its space (together with the failure of any other Dark Anchor to be open and operating in its space) would permit tenants under then-existing leases to terminate such leases and/or reduce the rent payable under such leases, and such potential termination and/or rent reduction would reasonably be expected to result in the loss of at least $1,000,000 in gross rent.

A “Multiple Dark Anchor Trigger Ever Period Cure” will occur upon the date on which there are fewer than two Dark Anchors.

“Dark Anchor” will mean an Anchor (as defined below) that has ceased operations for a period of more than 30 days. An Anchor will no longer be considered to be a Dark Anchor if (A) a replacement anchor that satisfies the Replacement Anchor Financial Criteria (as determined on the date that is 24 months following the date upon which such replacement anchor is open and operating) (1) is in actual physical possession of its space and open for business and (2) only for space related to an Actual Anchor, executes a replacement lease acceptable to lender and has commenced paying unabated rent (or any such rent has been reserved), as evidenced by an estoppel reasonably acceptable to lender; or (B) the formerly Dark Anchor re-opens for business and is operating for 30 consecutive days, as evidenced by an estoppel reasonably acceptable to lender.

An “Anchor” means, (i) Belk and/or Belk Men’s and Kid’s (each an “Actual Anchor”) or (ii) Macy’s, Dillard’s and/or J.C. Penney (each a “Shadow Anchor”).

“Replacement Anchor Financial Criteria” will mean each of the following:

(i)	no Trigger Event Period (other than the applicable Single Dark Anchor Trigger Event Period or Multiple Dark Anchor Trigger Event Period) and/or event of default has occurred and is outstanding;

(ii)	the net operating income debt yield (with such calculation being based on the original balance of the CoolSprings Galleria Whole Loan) as of the date of determination is greater than 12.45%;

(iii)	average in-line sales at the CoolSprings Galleria Property (exclusive of Apple) are greater than or equal to average in-line sales at the CoolSprings Galleria Property (exclusive of Apple) as of origination of the CoolSprings Galleria Whole Loan; and

(iv)	replacement of the Dark Anchor with such proposed replacement anchor (and/or the failure of the Dark Anchor to be open and operating in the relevant dark space, as applicable) is permitted pursuant to the terms of each reciprocal easement agreement and/or lease without reduction of assessments, rent, other amounts or other obligations thereunder (including, without limitation, due to a termination of such reciprocal easement agreement and/or lease), or materially increase any obligation, or reduce any right of the CoolSprings Galleria Borrower thereunder.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

BANK 2018-BNK12	CoolSprings Galleria

Permitted Property Transfers (Assumption). Following the date which is 12 months after origination of the CoolSprings Galleria Whole Loan, provided that certain conditions are satisfied as outlined in the loan documents, the CoolSprings Galleria Borrower has the right to transfer the CoolSprings Galleria Property to a transferee that (i) has sponsorship that satisfies the Ownership Net Worth Criteria (as defined below) and (ii) either (A) is an experienced owner and/or operator of retail shopping mall properties in similar submarkets to the CoolSprings Galleria Property and satisfies the Ownership Experience Criteria (as defined below) or (B) will retain a qualified manager that is an experienced owner and/or operator of retail shopping mall properties in similar submarkets to the CoolSprings Galleria Property and satisfies the Ownership Experience Criteria.

“Ownership Net Worth Criteria” means that such person or entity has (i) total assets of at least $1 billion and (ii) net worth of at least $500 million as calculated in accordance with generally accepted accounting principles; provided that if such entity is a publicly traded entity which has common stock listed on the New York Stock Exchange or another nationally recognized exchange, then such entity’s net worth will be determined based on the lesser of its (x) then current market capitalization based solely on its common stock (i.e., exclusive of any preferred stock outstanding) and (y) shareholder’s equity value.

“Ownership Experience Criteria” means that such person or entity (i) has at least 10 years’ experience owning and/or operating properties comparable to the CoolSprings Galleria Property in major metropolitan areas, (ii) is regularly engaged in the business of owning and/or operating properties comparable to the CoolSprings Galleria Property in major metropolitan areas and (iii) owns and/or operates, together with such person or entity’s affiliates, as of the applicable date of determination, at least 12 super regional malls (of at least 500,000 SF each) containing comparable retail space totaling at least 10 million SF in the aggregate.

Additional Secured Indebtedness (not including trade debts). The CoolSprings Galleria Property also secures the CoolSprings Galleria Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $65,000,000. The CoolSprings Galleria Serviced Pari Passu Companion Loans accrue interest at the same rate as the CoolSprings Galleria Mortgage Loan. The CoolSprings Galleria Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the CoolSprings Galleria Serviced Pari Passu Companion Loans. The holders of the CoolSprings Galleria Mortgage Loan and the CoolSprings Galleria Serviced Pari Passu Companion Loans have entered into a co-lender agreement, which sets forth the allocation of collections on the CoolSprings Galleria Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. In addition, the CoolSprings Galleria Whole Loan documents permit parent pledges of indirect ownership interests in the CoolSprings Galleria Borrower to secure a corporate credit facility under certain conditions. See “Description of the Mortgage Pool – Additional Indebtedness – Mezzanine Indebtedness” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not Permitted.

Release of Property. Not Permitted.

Right of First Refusal. Not Permitted.

Terrorism Insurance. The CoolSprings Galleria Whole Loan documents require that the “all risk” insurance policy required to be maintained by the CoolSprings Galleria Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the CoolSprings Galleria Property. The CoolSprings Galleria Whole Loan documents also require business interruption insurance covering no less than the 18 month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

BANK 2018-BNK12	One Dulles Tower

Mortgage Loan No. 2 – One Dulles Tower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

BANK 2018-BNK12	One Dulles Tower

Mortgage Loan No. 2 – One Dulles Tower

MARYLAND
Potomac River
VIRGINIA
Seneca Creek State Park
Bretton Woods Golf Course
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Algonkian Golf Course
Lowes Island Club
Algonkian Regional Park
Northern Virginia Regional Park
Countryside
Cascades Pkwy
Sugarland Run
Cascades Marketplace
Northern VA Comm. College Loudoun Campus
Ashburn
Redskins Park
Gloucester Pkwy
Dulles Town Center
Nokes Blvd
Beach Mill Rd
Leesburg Pike
Potomac Run Plaza
Town Center at Sterling
Claude Moore Park
Farmwell Rd
Dulles 28 Centre
Utterback Store Rd
Sterling
LOUDOUN COUNTY
Sugarland Run Stream Valley Park
Georgetown Pike
Great Falls
MONTGOMERY COUNTY
Chesapeake & Ohio Canal Natl. Historic Park
Route 606
Sterling Blvd
Walker Rd
River Bend Rd
Dulles Toll Road
(Under Construction)
Herndon Centennial Golf Course
Herndon Pkwy
Sterling Rd
Fairfax Co. Pkwy
Wiehle Ave
Herndon Centre
Reston
Old Dominion Dr
Herndon
Reston Hospital Center
Reston Town Center
Lake Fairfax Park
Metro
Route 28
Silver Line
Worldgate Centre
Herndon-Monroe
Reston Parkway
Wiehle Avenue
Metro Silver Line
Leesburg Pike
Dulles
Village Center at Dulles
Juniper Networks
Woodland Park Crossing
Alcatel-Lucent
US Geological Survey
Washington Dulles International Airport
Dulles Toll Road
Wolf Trap Natl. Park for the Performing Arts
McLean
Washington, DC 12 miles
Reston National Golf Course
Difficult Run Stream Valley Park
Lake Dr
McLearen Rd
Fairfax Co. Pkwy
Reston Pkwy
Clarks Crossing Park
Wolf Trap
Tysons Corner
Spring Hill
Tysons Galleria
Tysons Corner
Lawyers Rd
Beulah Rd
Greensboro
Westwood Country Club
Pike 7 Plaza
Tysons Corner Center
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
One Dulles Tower
13200 Woodland Park Road
Herndon, VA 20171
Hunter Mill Rd
Fox Mill Rd
FAIRFAX COUNTY
Vienna
Gallows Rd
Sully Place
Cub Run Stream Valley Park
Franklin Farm
Dulles Expo and Conference Center
Willard Rd
International Country Club
Maple Ave
Oakton
Pleasant Valley Golf Course
Inova Fair Oaks Hospital
Cedar Ln
Nottoway Park
Dunn Loring-Merrifield
Chantilly
Vienna-Fairfax-GMU
Metro Orange Line
Blake Ln
Mosaic District
Stringfellow Rd
Fairfax Co. Pkwy
Penderbrook Golf Club
Tattersall Park
Lee Jackson Hwy
Lee Hwy
Merrifield
Ellanor C. Lawrence Park
Fair Oaks Mall
Arlington Blvd
Capital Beltway
Centreville
Fair Oaks
Army Navy Country Club-Fairfax
Old Lee Hwy
Inova Fairfax Hospital
Cub Run Park
Fairfax
Stone Rd
Lee Hwy
Old Town Fairfax
Little River Tpke
Lee Hwy
Fairfax Co. Pkwy
Braddock Rd
Centreville Rd
George Mason University
Annandale
Braddock Rd
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Aspen Hill
Laurel
Lansdowne
MARYLAND
Wheaton
Ashburn
North Bethesda
Beltsville
Sterling
VIRGINIA
Potomac
Great Falls
Silver Spring
Bethesda
Herndon
Reston
Takoma Park
Dulles International Airport
McLean
WASHINGTON D.C.
Wolf Trap
Tyson's Corner
Falls Church
Vienna
Chantilly
Oakton
ARLINGTON
Centreville
Fairfax
Suitland
Annandale
Hillcrest Heights
ALEXANDRIA
Burke
Camp Springs
Springfield
Manassas
Franconia
National Harbor
Clinton
Mount Vernon
Fort Belvoir

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

BANK 2018-BNK12	One Dulles Tower

Mortgage Loan No. 2 – One Dulles Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$89,000,000			Location:	Herndon, VA 20171
Cut-off Date Balance(1):	$89,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.9%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; HGGP Capital XI, LLC; HGGP Capital XII, LLC			Year Built/Renovated: Size:	2002/2018 403,622 SF
Mortgage Rate:	3.9860%			Cut-off Date Balance per SF(1):	$377
Note Date:	2/28/2018			ARD Balance per SF(1):	$377
First Payment Date:	4/11/2018			Property Manager:	Harbor Group Management Co.,
Anticipated Repayment Date(2):	3/11/2028				LLC (borrower-related)
Maturity Date(2):	9/30/2029
Original Term to ARD:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (26); DEF (90); O (4)			UW NOI:	$13,412,732
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	8.8%
Additional Debt Type(1)(4):	Pari Passu			UW NOI Debt Yield at ARD(1):	8.8%
Additional Debt Balance(1)(4):	$63,000,000			UW NCF DSCR(1):	2.17x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
Taxes:	$405,537	$135,179	N/A	Most Recent Occupancy:	100.0% (5/1/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacement Reserves:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC Reserves:	$0	Springing	N/A	Appraised Value (as of)(7):	$212,500,000 (1/18/2018)
Rent Concession Reserve:	$15,974,928	$0	N/A	Cut-off Date LTV Ratio(1)(7):	71.5%
Existing TI/LC Reserve:	$26,466,135	$0	N/A	ARD LTV Ratio(1)(7):	71.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$152,000,000	64.3%	Purchase Price:	$226,000,000	95.7%
Borrower Sponsor Equity:	$84,255,427	35.7%	Reserves:	$42,846,600	18.1%
			Seller Tenant Improvement Allowance Credit(8):	($26,466,136)	(11.2%)
			Other Seller Credit(9):	($16,660,323)	(7.1%)
			Closing costs:	$10,535,285	4.5%
Total Sources:	$236,255,427	100.0%	Total Uses:	$236,255,427	100.0%

(1)	The One Dulles Tower Mortgage Loan (as defined below) is part of the One Dulles Tower Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate original principal balance of $152,000,000. The Cut-off Date Balance per SF, ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio numbers presented are based on the One Dulles Tower Whole Loan.

(2)	The One Dulles Tower Mortgage Loan has an anticipated repayment date of March 11, 2028 and a final maturity date of September 30, 2029. See “The Mortgage Loan” for further discussion of the ARD.

(3)	Defeasance of the One Dulles Tower Whole Loan is permitted at any time after the earlier of (i) April 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the One Dulles Tower Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in May 2018.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of the additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical occupancy and financial information is not available as the borrower sponsor recently acquired the One Dulles Tower Property (as defined below) and such information was not provided by the seller.

(7)	The Appraised Value, Cut-off Date LTV Ratio and ARD LTV Ratio are based on the appraiser’s Market Value as if Stabilized, which assumes that contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and there is no outstanding free rent. The One Dulles Tower Borrower (as defined below) deposited upfront reserves totaling $42,441,063 for such contractual TI/LC obligations and free rent (see “Escrows and Reserves” below). The appraiser concluded to an as-is Appraised Value is $189,800,000 (as of January 18, 2018), which would result in a Cut-off Date LTV Ratio of 80.1% and ARD LTV Ratio of 80.1%. The appraiser also concluded to a Hypothetical Market Value (Go Dark Value) of $127,600,000 as of January 1, 2020, which assumes the completion of all tenant improvement work associated with the Amazon lease.

(8)	Represents outstanding tenant improvements related to Amazon Web Services.

(9)	Represents estimated 2018 unpaid real estate taxes ($247,556), 2018 real estate tax credit ($394,261) and income support ($16,018,506).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

BANK 2018-BNK12	One Dulles Tower

The Mortgage Loan. The second largest mortgage loan (the “One Dulles Tower Mortgage Loan”) is part of a whole loan (the “One Dulles Tower Whole Loan”) evidenced by two pari passu notes (Notes A-1 and A-2) in the aggregate original principal amount of $152,000,000 which are secured by a first priority fee mortgage encumbering a 403,622 SF, 13-story, class A, single-tenant office building located in Herndon, Virginia (the “One Dulles Tower Property”).

The One Dulles Tower Whole Loan has an anticipated repayment date of March 11, 2028 (the “ARD”) and a maturity date of September 30, 2029. Prior to the ARD, the One Dulles Tower Whole Loan accrues interest at a fixed rate of 3.9860% (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the One Dulles Tower Whole Loan is not repaid in full on or before the ARD, the One Dulles Tower Borrower will be required to make interest payments based on an interest rate equal to 3.50% plus the greater of (a) the Initial Interest Rate and (b) the sum of (1) the 10-year treasury rate, (2) the mid market 10-year swap spread and (3) 1.64% (the “Adjusted Interest Rate”). The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow after payment of debt service, budgeted operating expenses and required deposits to reserves is required to be used to pay down the principal balance of the One Dulles Tower Whole Loan. From and after the ARD, the portion of interest in excess of the Initial Interest Rate will not be included in the monthly debt service payment, but rather shall accrue and is payable once the principal balance of the One Dulles Tower Whole Loan is paid in full. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The controlling Note A-2 in the original principal amount of $89,000,000 represents the One Dulles Tower Mortgage Loan and will be included in the BANK 2018-BNK12 securitization trust. The non-controlling Note A-1 in the original principal amount of $63,000,000 (the “One Dulles Tower Pari Passu Companion Loan”) was contributed to the BANK 2018-BNK11 securitization trust. The One Dulles Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the One Dulles Tower Whole Loan, along with cash equity from the One Dulles Tower Borrower, were primarily used to acquire the One Dulles Tower Property, fund reserves and pay closing costs.

One Dulles Tower Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$63,000,000	$63,000,000	BANK 2018-BNK11	No
A-2	$89,000,000	$89,000,000	BANK 2018-BNK12	Yes
Total	$152,000,000	$152,000,000

The Borrowers and the Sponsors. The borrowers comprise five tenants in common: One Dulles Associates, LLC; Madison One Dulles, LLC; EF One Dulles, LLC; FF One Dulles, LLC; and 255 West One Dulles, LLC (collectively, the “One Dulles Tower Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the One Dulles Tower Borrower delivered a non-consolidation opinion in connection with the origination of the One Dulles Tower Whole Loan. The sponsors and the nonrecourse carve-out guarantors of the One Dulles Tower Whole Loan comprise five limited liability companies related to Harbor Group International: HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; HGGP Capital XI, LLC; and HGGP Capital XII, LLC.

Harbor Group International is a privately held real estate firm based in Norfolk, Virginia. Founded in 1981, Harbor Group International provides international real estate management and investment services. As of March 2018, Harbor Group International owned and managed more than 193 commercial real estate assets, 30,000 multifamily units, and 4.8 million SF of commercial space.

The Property. The One Dulles Tower Property comprises a 13-story, LEED Silver, class A office building totaling 403,622 SF and located in Herndon, Virginia, approximately four miles east of the Washington Dulles International Airport (“Dulles Airport”). The One Dulles Tower Property is situated atop a large fiber optic “backbone” line and has direct access to a “dark fiber” (high-capacity fiber optic infrastructure that is run on a private network rather than by an internet service provider) trunk line, enabling high data use throughout the building. The One Dulles Tower Property, which was built in 2002 and previously occupied by Booz Allen Hamilton through 2015, underwent an approximately $11.1 million renovation from 2016 to 2017, which included a new building lobby/entryway, fitness center, conference center, elevator cabs, restrooms, and garage resurfacing. The One Dulles Tower Property contains a dedicated 6-story parking structure totaling 1,590 spaces, resulting in a parking ratio of 3.9 spaces per 1,000 SF of rentable area.

As of May 1, 2018, the One Dulles Tower Property was 100.0% leased to Amazon Fulfillment Services, Inc. with Amazon.com Inc. (“Amazon”; NYSE: AMZN; rated Baa1/AA- by Moody’s/S&P, respectively) as lease guarantor. Amazon provides a $53,600,646 lease guaranty, which is reduced monthly, to a minimum of $26,907,558 in August 2024. Amazon’s 12-year lease commenced on October 1, 2017 and has an expiration date of September 30, 2029 with four, 5-year renewal options. The One Dulles Tower Property is expected to serve as the east coast headquarters for Amazon Web Services (“AWS”), which is a secure cloud services platform offering more than 70 services for computation, storage, databases, analytics, mobile, Internet of Things, and enterprise applications. As of January 31, 2018, AWS had more than one million active customers throughout 190 countries across various sectors including web applications, big data, storage, media and gaming, and healthcare and life sciences. Notable customers currently running web applications on AWS include Expedia, Netflix, Coursera, and Unilever. As of the fourth quarter of 2017, AWS’ operating income reportedly grew by 39% from the previous year to $4.3 billion, which equates to approximately 105% of the total operating income for Amazon.com Inc. (due to an operating loss in a different segment of the parent company). The One Dulles Tower Property is expected to be primarily used by AWS for general office, research & development and training and testing related to software, hardware and electronic components.

The One Dulles Tower Property comprises two premises: “Tier 1” comprises floors 1-7, totaling 209,420 SF, and “Tier 2” comprises floors 8-13, totaling 194,202 SF. As of May 1, 2018, Amazon was in occupancy of Tier 1 and was constructing its interior improvements in Tier 2, with an expected completion and move-in date of May 2018. Amazon is required to commence rent payments on Tier 1 and Tier 2 in October 2018 and January 2020, respectively. Approximately $15,974,928 was reserved for rent abatement periods at origination of the One Dulles Tower Whole Loan (See “Escrows and Reserves” below).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

BANK 2018-BNK12	One Dulles Tower

The following table presents certain information relating to the tenancy at the One Dulles Tower Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
Amazon(2)	NR/Baa1/AA-	403,622	100.0%	$16,537,837(3)	100.0%	$40.97(3)	9/30/2029(4)(5)
Subtotal/Wtd. Avg.		403,622	100.0%	$16,537,837	100.0%	$40.97
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		403,622	100.0%	$16,537,837	100.0%	$40.97

(1)	The lease guarantor is Amazon.com Inc., which is the rated entity. Amazon provides a $53,600,646 lease guaranty, which is reduced monthly, to a minimum of $26,907,558 in August 2024.

(2)	Amazon is currently in occupancy of Tier 1, and is currently constructing its interior improvements on Tier 2 with an expected completion and move in date of May 2018 (see “The Property” section for definitions of Tier 1 and Tier 2).

(3)	Annual UW Rent and Annual UW Rent PSF reflect the average rent through the ARD. Amazon is currently in a free rent period for (i) Tier 1 (approximately 51.9% of its space) through and including September 2018 and (ii) Tier 2 (approximately 48.1% of its space) through and including December 2019. Amazon is required to begin paying Annual UW Rent PSF of $36.37 on Tier 1 in October 2018 and $37.32 on Tier 2 in January 2020. Approximately $15,974,928 was reserved at origination of the One Dulles Tower Whole Loan with respect to rent abatement periods (See “Escrows and Reserves” section).

(4)	Amazon has four, 5-year renewal options at fair market value with 16 months’ notice.

(5)	Amazon has a one-time contraction option of any contiguous floors within Tier 2 (floors 8-13), beginning with the 13th floor and moving down, effective on April 30, 2028 with 15 months’ notice and payment of a fee equal to $25.05 PSF of contracted space, of which 50% will be due within 60 days of the delivery of the contraction notice and the remaining 50% will be due on the effective date.

The following table presents certain information relating to the lease rollover schedule at the One Dulles Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	403,622	$40.97	100.0%	100.0%	$16,537,837	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	403,622	$40.97	100.0%		$16,537,837	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The One Dulles Tower Property is located in Herndon, Virginia, approximately four miles east of the Dulles Airport and 25 miles northwest of Washington D.C. Situated at the intersection of Routes 267 and 657, the One Dulles Tower Property is less than one mile from two planned public transportation stations along the Silver Line Metrorail, which are anticipated for completion in 2020. Upon completion, the Silver Line is expected to provide access between Dulles Airport and Washington, D.C.

The One Dulles Tower Property is located along Route 267 (Dulles Toll Road), within the Dulles Technology Corridor, which comprises over 30,000 research-, technological-, and development-related companies and a concentration of telecom and satellite companies. According to the appraisal, the Dulles Technology Corridor provides approximately 380,000 jobs, or 27% of total employment in Fairfax County. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through the corridor daily. The One Dulles Tower Property is located in the Woodland Park neighborhood, which offers tenant amenities including restaurants, various retail options, and residential developments including Woodland Park Crossing, Worldgate Centre and Waterview at Woodland Park. Woodland Park Crossing is a 137,038 SF mixed use community shopping center less than one mile southeast of the One Dulles Tower Property anchored by a Harris Teeter Grocery store with additional tenants including Panera Bread, Starbucks, Manhattan Pizza and Capital One Bank. Worldgate Centre is a 229,568 SF lifestyle center featuring a 9-screen AMC movie theatre and a Sport&Health facility, located a half mile north of the One Dulles Tower Property. Waterview at Woodland Park is a planned residential development anticipated to open in May of 2018 that is expected to include 383 apartments and townhomes located on the opposite side of the lake behind the One Dulles Tower Property. According to a third-party market research report, the 2017 estimated population within a three- and five-mile radius of the One Dulles Tower Property was 112,706, and 217,098, respectively; while the 2017 estimated median household income within the same radii was $113,548, and $117,335, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

BANK 2018-BNK12	One Dulles Tower

According to the appraisal, the One Dulles Tower Property is located within the Dulles Corridor submarket of the Washington, D.C. office market. As of the fourth quarter of 2017, the submarket contained approximately 58.1 million SF of office space exhibiting a vacancy rate of approximately 15.3%. The appraiser identified 10 comparable office properties totaling approximately 2.2 million SF, with a weighted average occupancy rate of 95.9% and average asking rent of $36.57 per SF, full service. Each of the 10 comparable properties contains large block space with the largest tenant occupying greater than 30,000 SF and was built in 2000 or later.

The following table presents certain information relating to comparable office leases for the One Dulles Tower Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
One Dulles Tower Property	2002	403,622	100%	Amazon	Oct. 2017/ 12.0 Yrs	403,622	$36.37(1)	Full Service
Monument III 12930 Worldgate Dr. Herndon, VA	2006	193,138	62.2%	Serco	Dec. 2017/ 11.0 Yrs	83,308	$33.00	Full Service
Summit at Reston 1 & 2 2000-2002 Edmund Halley Reston, VA	1988	293,606	100%	Noblis Inc.	Jan. 2017/ 12.0 Yrs	155,048	$29.00	Full Service
Dulles Station West 2300 Dulles Station Blvd. Herndon, VA	2007	177,712	94.8%	National Student	Sep. 2016/ 17.8 Yrs	45,165	$37.41	Full Service
Confidential	1998	323,243	N/A	Confidential	Aug. 2016/ 11.0 Yrs	32,481	$35.50	Full Service
John Marshall Building 8283 Greensboro Dr. McLean, VA	1996	223,000	100%	Booz Allen Hamilton	Feb. 2016/ 10.0 Yrs	222,989	$32.00	Full Service
Confidential	2000	184,887	N/A	Confidential	Aug. 2015/ 5.0 Yrs	182,867	$34.00	Full Service

Source: Appraisal and third party reports.

(1)	Represents Amazon’s rent payment on Tier 1 commencing in October 2018 (Amazon is required to commence paying rent of $37.32 PSF on Tier 2 in January 2020). Amazon is currently in a free rent period for (i) Tier 1 (approximately 51.9% of its space) through and including September 2018 and (ii) Tier 2 (approximately 48.1% of its space) through and including December 2019. Approximately $15,974,928 was reserved at origination of the One Dulles Tower Whole Loan with respect to rent abatement periods (See “Escrows and Reserves” section). The tenant’s underwritten rent of $40.97 PSF represents the average rent through the ARD.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the One Dulles Tower Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$16,537,837	$40.97
Total Recoveries	$405,102	$1.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($165,378)(3)	($0.41)
Effective Gross Income	$16,777,561	$41.57
Total Operating Expenses	$3,364,829	$8.34
Net Operating Income	$13,412,732	$33.23
Replacement Reserves	$80,725	$0.20
Tenant Improvements	$0	$0.00
Leasing Commissions	$0	$0.00
Net Cash Flow	$13,332,007	$33.03

Occupancy %(3)	99.0%
NOI DSCR(4)	2.18x
NCF DSCR(4)	2.17x
NOI Debt Yield(4)	8.8%
NCF Debt Yield(4)	8.8%

(1)	Historical operating statements and occupancy are not available as the borrower sponsor recently acquired the One Dulles Tower Property and such information was not provided by the seller.

(2)	Base Rent reflects Amazon’s average rent through the ARD (see “Tenant Summary” above).

(3)	The underwritten economic vacancy is 1.0%. The One Dulles Tower Property was 100.0% leased as of May 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the One Dulles Tower Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

BANK 2018-BNK12	One Dulles Tower

Escrows and Reserves. The One Dulles Tower Borrower deposited into escrow at loan origination $405,537 for real estate taxes, $15,974,928 for rent abatement periods and $26,466,135 for outstanding TI/LCs related to Amazon. The One Dulles Tower Whole Loan documents provide for ongoing monthly escrows of $135,179 for real estate taxes.

The One Dulles Tower Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the One Dulles Tower Borrower provides the lender with evidence that the One Dulles Tower Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the One Dulles Tower Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The One Dulles Tower Whole Loan documents do not require ongoing monthly escrows for replacement reserves or leasing reserves as long as no Cash Trap Event Period (as defined below) has occurred and is continuing. Upon the continuance of a Cash Trap Event Period, ongoing replacement and leasing reserves are required in an amount equal to $6,727 and $50,453, respectively.

Lockbox and Cash Management. The One Dulles Tower Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the One Dulles Tower Borrower direct the tenant to pay its rent directly into such lockbox account. The One Dulles Tower Whole Loan documents also require that all rents received by the One Dulles Tower Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period, all excess funds are required to be distributed to the One Dulles Tower Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the occurrence of a Lease Sweep Period (as defined below); or

(iii)	the debt service coverage ratio falling below 1.25x (based on a hypothetical 30-year amortization period) at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Lease Sweep Period Cure Event (as defined below); or

●	with regard to clause (iii), the debt service coverage ratio (based on a hypothetical 30-year amortization schedule) being equal to or greater than 1.25x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earlier of the following (for clauses (i), (ii), (iii), (iv) and (vi) below, the term ‘Amazon’ includes any replacement tenant leasing, subleasing, or otherwise occupying the space currently occupied by Amazon):

(i)	Amazon surrenders, cancels, terminates or gives notice of its intent to surrender, cancel or terminate any material portion of its space;

(ii)	Amazon vacates greater than 20.0% of its space;

(iii)	Amazon goes dark or gives notice to go dark in 50% or more of its space at any time on or after the April 2021 payment date;

(iv)	Amazon becomes insolvent or files for bankruptcy;

(v)	Amazon is no longer an Investment Grade Entity (as defined below); or

(vi)	Amazon exercises its option to contract its space pursuant to its lease (see “Tenant Summary” above).

A “Lease Sweep Period Cure Event” will occur upon the following:

●	with regard to clauses (i), (ii), (iii) or (vi), a Qualified Re-Leasing Event (as defined below);

●	with regard to clause (iv), the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender; or

●	with regard to clause (v), Amazon restoring its status as an Investment Grade Entity.

An “Investment Grade Entity” means an entity that is rated ‘BBB-’, or equivalent, or higher by at least two of Fitch, Moody’s and S&P.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to lender executing leases covering all of the space leased to Amazon as of the loan closing date with (i) an initial term of no less than 10 years; (ii) market terms with respect to base rent, additional rent and recoveries and tenant improvements; (iii) such replacement tenants having taken possession of such space, commencing normal business operations and paying full unabated rent or any such abatement has been reserved; and (iv) all tenant improvements and leasing commissions having been paid or reserved.

Additional Secured Indebtedness (not including trade debts). The One Dulles Tower Property also secures the One Dulles Tower Pari Passu Companion Loan, which has a Cut-off Date principal balance of $63,000,000. The One Dulles Tower Pari Passu Companion Loan accrues interest at the same rate as the One Dulles Tower Mortgage Loan. The One Dulles Tower Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the One Dulles Tower Serviced Pari Passu Companion Loan. The holders of the One Dulles Tower Mortgage Loan and the One Dulles Tower Pari Passu Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the One Dulles Tower Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The One Dulles Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the One Dulles Tower Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Dulles Tower Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

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T-45

BANK 2018-BNK12	Fair Oaks Mall

Mortgage Loan No. 3 – Fair Oaks Mall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

BANK 2018-BNK12	Fair Oaks Mall

Mortgage Loan No. 3 – Fair Oaks Mall

UPPER LEVEL
sears
macy's
jcpenney
The Cheesecake Factory
BRIO
BREAKERS
verizon wireless
picture people
Jos. A. Bank
claire's
PLACE
GAP
ANN TAYLOR
Finish Line
VANS
Papaya
Clarks
BANANA REPUBLIC
amazon
KAY
AVEDA
abercrombie
Abercrombie & Fitch
Eddie Bauer
CHAMPS
GODIVA
pottery barn kids
FOREVER 21
ALDO
HOT TOPIC
zumiez
T-Mobile
ON THE BORDER
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral
N

LOWER LEVEL
sears
macy's
jcpenney
LensCrafters
WILLIAMS-SONOMA
charming charlie
H&M
CENTURY
ZOË'S
HOLLISTER
PACSUN
Brookstone
VICTORIA'S SECRET
SEPHORA
WILLIAMS-SONOMA
Bath&BodyWorks
Bank of America
EXPRESS
COACH
J.CREW
TALBOTS
ZALES
COTTON ON
NEW YORK & COMPANY
L'OCCITANE
POPEYES
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral
N

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

BANK 2018-BNK12	Fair Oaks Mall

Mortgage Loan No. 3 – Fair Oaks Mall

Fair Oaks Mall
11750 Fair Oaks Mall
Fairfax, VA 22033
Sterling
Herndon
Great Falls
VIRGINIA
McLean
Washington, DC 14 miles
Washington Dulles International Airport
Reston
Wolf Trap
Tysons Corner
Franklin Farm
Vienna
Dunn Loring
Oakton
Chantilly
Fair Oaks
Merrifield
Centreville
Fairfax
Mantua
FAIRFAX COUNTY
Annandale
Kings Park
Fairfax Station
Burke
West Springfield
Newington
Lake Fairfax Park
Dulles Toll Road
Capital Beltway
Fairfax County Pkwy
South Run Park
Fountainhead Regional Park
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

BANK 2018-BNK12	Fair Oaks Mall

Mortgage Loan No. 3 – Fair Oaks Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/A(sf)/BBB(sf)			Location:	Fairfax, VA 22033
Original Balance(1):	$80,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	8.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1980/2014
Sponsors:	The Taubman Realty Group Limited Partnership; Morton Olshan			Size:	779,949 SF
Mortgage Rate:	4.2580%			Cut-off Date Balance per SF(1):	$224
Note Date:	4/27/2018			Maturity Date Balance per SF(1):	$208
First Payment Date:	6/10/2018			Property Manager:	The Taubman Company LLC (borrower-related)
Maturity Date:	5/10/2023
Original Term to Maturity:	60 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI:	$29,907,905
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	17.1%
Additional Debt Type(1)(3):	Pari Passu / Subordinate			UW NOI Debt Yield at Maturity(1):	18.4%
Additional Debt Balance(1)(3):	$95,000,000 / $85,000,000			UW NCF DSCR(1):	2.89x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$32,296,326 (12/31/2017)
Reserves(4)				2nd Most Recent NOI:	$34,902,573 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$34,350,362 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(6):	91.6% (2/1/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	90.7% (12/31/2017)
Recurring Replacements:	$0	Springing	$434,772	3rd Most Recent Occupancy(7):	92.3% (12/31/2016)
TI/LC:	$3,954,170	Springing	$4,094,748	Appraised Value (as of):	$545,600,000 (2/3/2018)
Gap Rent:	$1,183,388	$0	N/A	Cut-off Date LTV Ratio(1):	32.1%
Macy’s Deposit (5):	$0	Springing	N/A	Maturity Date LTV Ratio(1):	29.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$260,000,000	97.7%	Loan Payoff:	$259,397,855	97.5%
Borrower Equity:	$6,133,376	2.3%	Reserves:	$5,137,558	1.9%
			Closing Costs:	$1,597,963	0.6%
Total Sources:	$266,133,376	100.0%	Total Uses:	$266,133,376	100.0%

(1)	The Fair Oaks Mall Mortgage Loan (as defined below) is part of the Fair Oaks Mall Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate principal balance of $175,000,000 (collectively, the “Fair Oaks Mall Senior Loan”) and two pari passu subordinate promissory notes with an aggregate principal balance of $85,000,000 (collectively, the “Fair Oaks Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Fair Oaks Mall Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Fair Oaks Mall Whole Loan are $333, $303, 11.5%, 12.6%, 1.64x, 47.7% and 43.4%, respectively.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Fair Oaks Mall Senior Loan promissory note to be securitized and (b) April 27, 2022.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “The Property” below for further discussion of the Macy’s Deposit.

(6)	Most Recent Occupancy includes eleven tenants (3.1% of NRA) with executed leases but who are not yet in occupancy at the Fair Oaks Mall Property. The lender has reserved 100.0% of the rent associated with each tenant from the Note Date through each lease’s scheduled commencement date. See “Escrows and Reserves” below for further details. Most Recent Occupancy including temporary tenants is 96.9%.

(7)	Occupancy as of 12/31/2017 and 12/31/2016 was 95.6% and 96.7%, respectively, including temporary tenants.

The Mortgage Loan. The third largest mortgage loan (the “Fair Oaks Mall Mortgage Loan”) is part of a whole loan (the “Fair Oaks Mall Whole Loan”) in the aggregate original principal amount of $260,000,000. The Fair Oaks Mall Whole Loan is secured by a first priority fee mortgage encumbering a 779,949 SF portion of the Fair Oaks Mall, a super regional mall in Fairfax, Virginia (the “Fair Oaks Mall Property”). The Fair Oaks Mall Whole Loan was co-originated by Bank of America, N.A. and Barclays Bank PLC and is comprised of five pari passu senior notes in the aggregate original principal amount of $175,000,000 (Notes A-1-1, A-1-2, A-2-1, A-2-2 and A-2-3, collectively the “Fair Oaks Mall Senior Loan”) and two pari passu subordinate notes in the aggregate original principal amount of $85,000,000 (Notes B-1 and B-2, collectively the “Fair Oaks Mall B Notes”). The controlling senior Note A-1-1, which will be contributed to the BANK 2018-BNK12 securitization trust, had an original principal balance of $80,000,000. The remaining four non-controlling senior notes, evidenced by Notes A-1-2, A-2-1, A-2-2 and A-2-3 (collectively, the “Fair Oaks Mall Pari Passu Senior Companion Loans”), are currently held by Bank of America, N.A. and Barclays Bank PLC and are expected to be contributed to future securitization trusts or otherwise sold. The Fair Oaks Mall B Notes are currently held by Annaly CRE LLC. The Fair Oaks Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

BANK 2018-BNK12	Fair Oaks Mall

Fair Oaks Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
A-1-1	$80,000,000	$80,000,000	BANK 2018-BNK12	No
A-1-2	$33,750,000	$33,750,000	Bank of America, N.A.	No
A-2-1	$20,000,000	$20,000,000	Barclays Bank PLC	No
A-2-2	$20,625,000	$20,625,000	Barclays Bank PLC	No
A-2-3	$20,625,000	$20,625,000	Barclays Bank PLC	No
B-1	$55,250,000	$55,250,000	Annaly CRE LLC	Yes
B-2	$29,750,000	$29,750,000	Annaly CRE LLC	Yes
Total	$260,000,000	$260,000,000

(1)	The holder of the Fair Oaks Mall B Notes (Notes B-1 and B-2) will have certain control rights with respect to the Fair Oaks Mall Whole Loan and the right to appoint the special servicer with respect to the Fair Oaks Whole Loan; provided that after a control appraisal period exists with respect to the Fair Oaks Mall B Notes, then the directing certificateholder for the BANK 2018-BNK12 securitization trust will have such rights.

The proceeds of the Fair Oaks Mall Whole Loan were used to refinance a previous mortgage loan secured by the Fair Oaks Mall Property in the amount of approximately $259.4 million, to reserve escrows and to pay closing costs.

The Borrower and the Sponsors. The borrower is Fairfax Company of Virginia, L.L.C. (the “Fair Oaks Mall Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. The Fair Oaks Mall Property was co-developed by and remains indirectly owned by The Taubman Realty Group Limited Partnership (50.0%) and Morton Olshan (50.0%) (together, the “Fair Oaks Mall Sponsors”). The non-recourse carveout guarantor is The Taubman Realty Group Limited Partnership.

Taubman Centers, Inc. (NYSE: TCO; “Taubman”) is a Michigan corporation that operates as a self-administered and self-managed real estate investment trust. The Taubman Realty Group Limited Partnership is a majority-owned partnership subsidiary of Taubman that owns direct or indirect interests in all of Taubman’s real estate properties. Taubman owns, leases, acquires, develops, expands, and manages shopping centers and interests in shopping centers. As of March 2018, Taubman owned, managed and/or leased 27 regional, super regional and outlet shopping centers in the United States and Asia.

Morton Olshan is the founder and chairman of Olshan Properties. Olshan Properties is a privately-owned real estate development, acquisition and management firm with a current portfolio of 9 million SF of retail space, 14,000 multifamily units, 1,447 hotel rooms and 3 million SF of office space across 11 states.

The Property. The Fair Oaks Mall Property consists of a 779,949 SF portion of the two-story Fair Oaks Mall, located in Fairfax, Virginia. The Fair Oaks Mall is anchored by Macy’s and non-collateral anchors Macy’s (with Furniture Gallery), Sears, JC Penney and Lord & Taylor. Other large retailers include XXI Forever, H&M, Express and Victoria’s Secret, with no other tenant occupying more than 1.4% of NRA or representing more than 2.2% of underwritten base rent. The Fair Oaks Mall Property features over 160 specialty in-line stores including Abercrombie & Fitch, Altar’d State, Ann Taylor, Apple, Banana Republic, Coach, Gap, J. Crew, J. Jill, L’Occitane en Provence, M.A.C, Michael Kors, Pandora, PINK by Victoria’s Secret, Pottery Barn, Sephora, Swarovski, Vera Bradley and Williams-Sonoma. Additionally, the Fair Oaks Mall Property includes dining options such as Brio Tuscan Grille, The Cheesecake Factory, Kona Grill, On The Border Mexican Grill and Cantina and Texas de Brazil. The Fair Oaks Mall Property regularly hosts family centered events including Lunar New Year, Mall-O-Ween for Halloween, Santa’s Academy and Summer of Science, and features a number of children’s retailers including Gap Kids/Baby Gap, Hanna Andersson, Hollister, Janie and Jack and Pottery Barn Kids. Included in the collateral are 7,724 parking spaces (approximately 4.97 spaces per 1,000 SF).

The Fair Oaks Mall Property was built in 1980, expanded in 1986, and between 2013 and 2014 underwent a $23.8 million renovation which included new mall entrances, exterior signage and landscaping, all new interior lighting, signage, landscaping and paint, all new seating areas and flooring (including technology tables, cafe and lounge seating), a new play area, a new customer service desk and added/upgraded Wi-Fi throughout the mall.

The Fair Oaks Mall Property is located at the intersection of Lee Jackson Memorial Highway (Route 50) (110,000 average daily traffic count), and Interstate 66, a main commuter route providing linkage to Fairfax County Parkway, Chain Bridge Road, the Capital Beltway and downtown Washington, D.C. Access to the Fair Oaks Mall Property is available from two direct ramps from Interstate 66 and US 50 as well as two additional entrances along US 50 and one along Fair Oaks Parkway.

The Fair Oaks Mall Property was 91.6% leased as of February 1, 2018 to 148 permanent retail and restaurant tenants, and 96.9% leased including temporary tenants. Year-end historical occupancy at the Fair Oaks Mall Property averaged 91.3% between 2013 and 2017 (95.5% including temporary tenants). Total inline sales at the Fair Oaks Mall Property for the year ending December 31, 2017 were approximately $164.9 million with an average of $529 PSF ($404 PSF excluding Apple), resulting in an occupancy cost of 16.5% (21.4% excluding Apple).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

BANK 2018-BNK12	Fair Oaks Mall

The following table presents a summary of historical comparable in-line sales at the Fair Oaks Mall Property.

	Historical Comparable In-line Tenant Sales Summary(1)
Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2015	$528	16.9%	$433	20.5%
2016	$518	16.7%	$417	20.7%
2017(2)	$529	16.5%	$404	21.4%

(1)	Information as provided by the sponsor and only includes tenants reporting comparable sales.

(2)	Sales information for Verizon Wireless is excluded from the 2017 figures, as the tenant signed a renewal and is no longer required to report sales. The indicative 2017 Sales PSF w/Apple and Sales PSF w/o Apple using the most recent reported sales figure for Verizon Wireless are $545 and $421, respectively.

The Fair Oaks Mall is anchored by five department stores which combined generate approximately $130.8 million in annual sales. The anchors include a collateral Macy’s and four non-collateral anchors: Macy’s (with Furniture Gallery), Sears, JC Penney and Lord & Taylor.

The collateral Macy’s occupies a full-line 215,000 SF store (27.6% NRA, 3.2% underwritten base rent) under an initial ground lease dated March 29, 1999, expiring February 1, 2026 with seven ten-year extension options with 12 month notices. The collateral Macy’s achieved annual sales of approximately $25.7 million at the Fair Oaks Mall Property in 2016.

The Fair Oaks Mall Whole Loan documents provide for the Fair Oaks Mall Borrower to request the lender’s consent, which consent can be granted or withheld in the lender’s sole discretion, to terminate the lease with the collateral Macy’s, subject to certain conditions which may include, prior to the termination, that the Fair Oaks Mall Borrower: (i) has delivered one or more binding letters of intent with replacement tenants for at least 35.0% of the space and annual rents not less than $550,000 and (ii) has deposited with the lender or posted a letter of credit in the amount of (a) the product of $91,667 times the number of months remaining from the date of the termination of the Macy’s lease through February 1, 2026, for the purpose of simulating payments of the Macy’s rent during such period (the “Macy’s Deposit”) plus (b) $10,000,000 for tenant improvement and leasing commissions with respect to the space.

The Fair Oaks Mall Whole Loan documents permit the Fair Oaks Mall Borrower to demolish, redevelop, re-tenant and reposition the collateral Macy’s for uses including: replacement anchors, restaurants (excluding fast food and convenience store retailers), luxury, upscale or upper midscale franchised hotels, nationally-recognized movie theater chains, Class “A” office or Class “A” apartments, provided, among other conditions, (i) no event of default is continuing, (ii) no material adverse effect will result to the Fair Oaks Mall Property, (iii) prior to the demolition, the Fair Oaks Mall Borrower has delivered executed leases with replacement tenants for at least 65% of the new anchor redevelopment leasable area, with rents no less than the prior Macy’s rent (iv) if the cost of such redevelopment less the excess cash collected due to an Anchor Tenant Event (as defined under “Escrows and Reserves”) with respect to the collateral Macy’s exceeds $13,000,000, the Fair Oaks Mall Borrower has promptly delivered cash or a letter of credit to the lender in the amount of such excess and (v) rating agency confirmation has been received.

The Fair Oaks Mall’s non-collateral anchors Macy’s (with Furniture Gallery), JC Penney and Lord & Taylor each own their own store. The non-collateral Sears is owned by Seritage Growth Properties. In 2016, Sears store operations at the Fair Oaks Mall Property were consolidated to the first floor space in anticipation of Seritage Growth Properties’ leasing the recaptured second floor space to Dave & Buster’s and a restaurant concept, Season 52.

The following table presents a summary of historical anchor sales at the Fair Oaks Mall Property.

Historical Sales Summary(1)
		Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2014	2015	2016
Macy’s (with Furniture Gallery) (non-collateral)	229,064	$45.0 / $196	$45.0 / $196	$44.1 / $193
Macy’s	215,000	$28.9 / $134	$26.2 / $122	$25.7 / $120
Sears (non-collateral)(2)	209,547	$34.2 / $155	$32.0 / $145	$24.0 / $115
JC Penney (non-collateral)	190,090	$18.0 / $94	$19.0 / $99	$19.0 / $100
Lord & Taylor (non-collateral)	123,000	$19.0 / $154	$19.0 / $154	$18.0 / $146
Total		$145.1 / $148	$141.2 / $144	$130.8 / $135

(1)	Information is estimated and as provided by the sponsor.

(2)	Reduced 2016 sales are a result of Sears store operations being consolidated to the first floor space in anticipation of Seritage Growth Properties’ leasing the recaptured second floor space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

BANK 2018-BNK12	Fair Oaks Mall

The following table presents certain information relating to the major tenants at the Fair Oaks Mall Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)	2017 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
Macy’s	BBB/Baa3/BBB-	215,000	27.6%	$881,733	3.2%	$4.10	$25,700,000(4)	$120(4)	4.3%(4)	2/1/2026
XXI Forever	NR/NR/NR	51,317	6.6%	$1,324,402	4.8%	$25.81	$4,563,152	$89	48.9%	1/31/2022
H&M	NR/NR/NR	20,265	2.6%	$606,773	2.2%	$29.94	$4,681,675	$234	10.2%	1/31/2029(5)
Express	NR/NR/NR	12,278	1.6%	$449,452	1.6%	$36.61	$2,515,806	$205	41.5%	1/31/2024
Victoria’s Secret	BB+/Ba1/BB+	12,170	1.6%	$791,050	2.9%	$65.00	$6,337,380	$521	19.6%	1/31/2026
The Cheesecake Factory	NR/NR/NR	10,982	1.4%	$505,172	1.8%	$46.00	$9,909,884	$902	7.7%	1/31/2027
Talbots	NR/B2/B-	10,589	1.4%	$529,450	1.9%	$50.00	$2,794,392	$264	34.0%	1/31/2018(6)
Texas de Brazil	NR/NR/NR	10,043	1.3%	$590,592	2.2%	$58.81	$5,409,804	$539	19.4%	1/31/2019(7)
Subtotal/Wtd. Avg.		342,644	43.9%	$5,678,623	20.7%	$16.57

Other Tenants		371,910	47.7%	$18,560,255	67.7%	$49.91	$164,892,000(8)	$529(8)	16.5%(8)
Temporary Tenants		40,931	5.2%
Vacant Space		24,464	3.1%
Total/Wtd. Avg.		779,949	100.0%

Non-Collateral Anchors
Macy’s (with Furniture Gallery)	BBB/Baa3/BBB-	229,064
Sears	CC/Ca/CCC-	209,547
JC Penney	B+/B1/B+	190,090
Lord & Taylor	NR/B3/B	123,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Macy’s Sales $, Sales PSF and Occ. Cost % are for the 2016 period as reported by the sponsor.

(5)	H&M has a termination option if it fails to achieve gross sales of at least $6,000,000 for the period March 28, 2021 to March 29, 2022, effective as of March 29, 2023.

(6)	Talbots is currently in renewal discussions with the Fair Oaks Mall Borrower regarding a ten-year renewal lease.

(7)	Texas de Brazil has one five-year renewal option with notice on or before July 6, 2018 and is currently in renewal discussions with the Fair Oaks Mall Borrower.

(8)	Sales $, Sales PSF and Occ. Cost % represent total comparable in-line sales including Apple.

The following table presents certain information relating to the lease rollover at the Fair Oaks Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018 / MTM	5	19,920	$59.77	2.6%	2.6%	$1,190,571	4.9%	4.9%
2019	23	79,830	$48.87	10.2%	12.8%	$3,901,594	16.1%	21.0%
2020	14	33,124	$39.47	4.2%	17.0%	$1,307,271	5.4%	26.4%
2021	16	39,396	$53.40	5.1%	22.1%	$2,103,741	8.7%	35.1%
2022	22	103,015	$41.36	13.2%	35.3%	$4,260,618	17.6%	52.7%
2023	18	56,565	$55.45	7.3%	42.5%	$3,136,650	12.9%	65.6%
2024	9	33,355	$45.67	4.3%	46.8%	$1,523,464	6.3%	71.9%
2025	8	23,497	$51.01	3.0%	49.8%	$1,198,695	4.9%	76.8%
2026	9	249,217	$11.64	32.0%	81.8%	$2,900,681	12.0%	88.8%
2027	11	30,529	$50.70	3.9%	85.7%	$1,547,715	6.4%	95.2%
2028	6	10,211	$23.80	1.3%	87.0%	$243,037	1.0%	96.2%
2029 & Beyond	7	35,895	$25.77	4.6%	91.6%	$924,841	3.8%	100.0%
Vacant	0	65,395	$0.00	8.4%	100.0%	$0	0.0%	100.0%
Total/Wtd.	148	779,949	$33.92	100.0%		$24,238,878	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

BANK 2018-BNK12	Fair Oaks Mall

The Market. The Fair Oaks Mall Property is located in Fairfax, Fairfax County, Virginia, approximately 14 miles west of the Washington, D.C. central business district. Fairfax County is the third highest ranked county in the United States based on average household income and is a top 30 county based on median household value. Fairfax County had a 3.0% unemployment rate as of March 2017 and is the location for 49 corporate headquarters including eight Fortune 500 companies: Freddie Mac, General Dynamics, Northrop Grumman, CSC, Hilton Worldwide, Capital One, NVR and Booz Allen Hamilton. Within a five-mile radius of the Fair Oaks Mall Property, there is an estimated 16 million SF of office space which is greater than 90% leased.

According to the appraisal, the estimated 2017 population within a three-, five- and ten-mile radius of the Fair Oaks Mall Property was 109,867, 257,286 and 850,767, respectively. The estimated 2017 average household income within a three-, five- and ten-mile radius was $164,748, $158,616 and $156,511, respectively. The appraiser considers the five-mile radius to be the Fair Oaks Mall Property’s primary trade area. From 2000 to 2017, the trade area experienced compound annual growth in population of 1.2% and in average household income of 2.6%. The trade area had 2017 average retail sales per household of $81,952, as compared to the national average retail sales per household of $59,289.

The Fair Oaks Mall Property is a part of the Suburban Fairfax County submarket of the Suburban Virginia retail market. The Suburban Fairfax County submarket contains approximately 12.8 million SF of retail space which as of the first quarter of 2018 had a vacancy rate of 4.7% and asking rents of $34.58 PSF. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain competitive properties to the Fair Oaks Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Fair Oaks Mall Property Fairfax, VA	Super Regional Mall	1980/2013	1,553,451	91.6%(1)	$529(2)	Macy’s, JC Penney (non-collateral), Lord & Taylor (non-collateral), Macy’s (with Furniture Gallery) (non-collateral), Sears (non-collateral)	N/A
Primary Competition
Tysons Corner McLean, VA	Super Regional Mall	1968/2005	1,985,179	97%	$825	Bloomingdales, Lord & Taylor, Macy’s Nordstrom, Cinema	10.5
Tysons Galleria McLean, VA	Super Regional Mall	1988/2000	812,615	96%	$875	Macy’s, Neiman Marcus, Saks Fifth Avenue	11.3
The Fashion Centre at Pentagon City Arlington, VA	Super Regional Mall	1989/2002	990,074	98%	$900	Macy’s, Nordstrom	18.4
Secondary Competition
Dulles Town Center Sterling, VA	Super Regional Mall	1999/2003	1,436,703	90%	$400	Dick’s Sporting Goods, J.C. Penney, Lord & Taylor, Macy’s, Sears	18.7
Westfield - Montgomery Bethesda, MD	Super Regional Mall	1968/2001	1,275,111	96%	$560	Macy’s, Macy’s Home, Nordstrom, Sears, Cinema	19.1
Manassas Mall Manassas, VA	Super Regional Mall	1972/2000	900,877	80%	$385	At Home, Autobahn Speedway, Macy’s, Sears, Walmart	13.1
Springfield Town Center Springfield, VA	Super Regional Mall	1973/2014	1,300,000	88%	$500	Macy’s, Target, JC Penney, Dick’s Sporting Goods, Nordstrom Rack, Saks Off 5th, Cinema	10.9

Source: Appraisal and underwritten rent roll.

(1)	Occupancy as of February 1, 2018 includes eleven tenants (3.1% of NRA) with executed leases but who are not yet in occupancy at the Fair Oaks Mall Property.

(2)	Comparable inline sales shown as of December 31, 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

BANK 2018-BNK12	Fair Oaks Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fair Oaks Mall Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rent(1)	$24,516,411	$23,635,712	$23,991,476	$22,835,334	$21,638,878	$27.74
Vacant Space	$0	$0	$0	$0	$5,431,849	$6.96
Percentage Rent	$421,000	$444,000	$338,000	$326,000	$334,234	$0.43
Total Recoveries	$17,947,302	$18,542,644	$19,579,844	$17,953,404	$17,429,362	$22.35
Specialty Leasing	$2,179,737	$2,383,555	$2,523,588	$2,051,140	$2,051,140	$2.63
Other Income(2)	$4,123,343	$4,134,048	$4,491,452	$4,443,609	$4,187,578	$5.37
Less Vacancy(3)	($612,764)	($405)	($543,309)	($300,621)	($5,977,679)	(13.3%)
Effective Gross Income	$48,575,029	$49,139,554	$50,381,051	$47,308,867	$45,095,362	$57.82
Total Operating Expenses	$14,429,846	$14,789,192	$15,478,478	$15,012,540	$15,187,457	$19.47
Net Operating Income	$34,145,183	$34,350,362	$34,902,573	$32,296,326	$29,907,905	$38.35
Capital Expenditures	$0	$0	$0	$0	$144,930	$0.19
TI/LC	$0	$0	$0	$0	$1,364,911	$1.75
Net Cash Flow	$34,145,183	$34,350,362	$34,902,573	$32,296,326	$28,398,064	$36.41

Occupancy %	89.8%	90.3%	92.3%	90.7%	91.6%(4)
NOI DSCR(5)	3.48x	3.50x	3.56x	3.29x	3.05x
NCF DSCR(5)	3.48x	3.50x	3.56x	3.29x	2.89x
NOI Debt Yield(5)	19.5%	19.6%	19.9%	18.5%	17.1%
NCF Debt Yield(5)	19.5%	19.6%	19.9%	18.5%	16.2%

(1)	UW Base Rent includes contractual rent steps through March 2019 totaling $309,021. UW Base rent also includes a rent adjustment to 20% of sales for the tenants XXI Forever, Talbots and Texas de Brazil, and for tenants under 10,000 SF that have lease expirations prior to December 31, 2020 unless such tenant has recently executed a new or renewed lease.

(2)	Other Income includes income from electric recovery, central plant recovery, recovery of tenant services and other miscellaneous other income.

(3)	Vacancy includes any tenants that are bankrupt totaling $545,830.

(4)	Occupancy as of February 1, 2018 includes eleven tenants (3.1% of NRA) with executed leases but who are not yet in occupancy at the Fair Oaks Mall Property.

(5)	Debt service coverage ratios and debt yields are based on Fair Oaks Mall Senior Loan.

Escrows and Reserves. The Fair Oaks Mall Borrower deposited at closing $3,954,170 for outstanding tenant improvements related to 22 tenants and $1,183,388 for gap rent related to 12 tenants through September 30, 2019.

During a Cash Management Trigger Event Period (as defined below), the Fair Oaks Mall Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $12,077 for replacement reserves until a cap of $434,772 is reached and (iv) $113,743 for tenant improvements until a cap of $4,094,748 is reached.

A “Cash Management Trigger Event Period” will occur during the earliest of (i) the debt yield for two consecutive quarters is less than 9.50% until the debt yield for two consecutive quarters is greater than 9.50% or (ii) a Trigger Period (as defined below) until the cure of the Trigger Period.

A “Trigger Period” will occur during the earliest of (i) an event of default until the cure of the event of default, (ii) the Fair Oaks Mall Borrower becoming involved in any bankruptcy proceedings until no longer subject to such proceedings, (iii) the debt yield for two consecutive quarters being less than 8.50% until equal to or greater than 8.50% for two consecutive quarters, (iv) an Anchor Tenant Event (as defined below) with respect to the collateral Macy’s until either (A) an Anchor Tenant Event Cure with respect to the collateral Macy’s or (B) the amount of funds on deposit through excess cash collections resulting from such Anchor Tenant Event with respect to the collateral Macy’s equaling $2,150,000, or (v) an Anchor Tenant Event with respect to two or more non-collateral anchor tenants until the Anchor Tenant Event Cure(s) resulting in a maximum of one affected anchor tenant by an Anchor Tenant Event. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a separate Trigger Period then exists for any other reason.

An “Anchor Tenant Event” will commence if an anchor tenant (i) vacates, ceases operations or gives public notice of its intent to vacate or cease operations at the Fair Oaks Mall Property, (ii) terminates or gives public notice of its intent to terminate its lease, (iii) fails to renew or extend its lease within the required notice period, (iv) defaults in payment of rent beyond notice and cure periods or (v) becomes involved in any bankruptcy proceeding.

An “Anchor Tenant Event Cure” will occur in connection with clauses (i), (ii) or (iii) above, (A) if the anchor tenant is the collateral Macy’s, either the collateral Macy’s is re-leased to a qualified anchor or the Fair Oaks Mall Borrower has completed an anchor redevelopment of the collateral Macy’s or (B) if the anchor tenant is for a non-collateral anchor space, such space is either sold or leased to a qualified anchor that is operating in at least 65.0% of the space or such space is demolished and redeveloped and the occupants thereof are operating in at least 65.0% of the new space. An Anchor Tenant Event Cure will occur in connection with clause (iv) above, upon the cure of such default provided that the tenant is operating in its space. An Anchor Tenant Event Cure will occur in connection with clause (v) above, upon either (x) the anchor lease being affirmed in the bankruptcy proceeding, (y) the bankruptcy proceeding no longer being in effect, or (z) (A) if the anchor tenant is the collateral Macy’s, the collateral Macy’s is re-leased to a qualified anchor or (B) if the anchor tenant is for a non-collateral anchor space, such space is either sold or leased to a qualified anchor and the qualified anchor is operating in at least 65.0% of the space or such space is demolished and redeveloped and the occupants thereof are operating in at least 65.0% of the new space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

BANK 2018-BNK12	Fair Oaks Mall

Lockbox and Cash Management. The Fair Oaks Mall Whole Loan is structured with a hard lockbox and springing cash management. Funds in the lockbox account, absent the continuance of a Cash Management Trigger Event Period, are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Cash Management Trigger Event Period, the Fair Oaks Mall Borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Management Trigger Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to a borrower operating account unless a Trigger Period is in effect.

If a Trigger Period is in effect, then remaining funds are required to be deposited to a borrower operating account for operating expenses and capital expenditures pursuant to the annual budget and extraordinary expenses approved by the lender, and any remaining funds are required to be distributed to a borrower operating account unless (i) if a Trigger Period is in effect due to a reason other than an Anchor Tenant Event with respect to the collateral Macy’s, any remaining funds are required to be deposited to an excess cash reserve to be held as additional collateral for the Fair Oaks Mall Whole Loan or (ii) if a Trigger Period is in effect due solely to an Anchor Tenant Event with respect to the collateral Macy’s, any remaining funds are required to be deposited to a tenant improvement reserve for the collateral Macy’s until a cap of $2,150,000 has been reached, then to a borrower operating account, unless a Trigger Period continues to exist due to any other reason, in which case it will be deposited to the excess cash reserve.

Additional Secured Indebtedness (not including trade debts). The Fair Oaks Mall Property also secures the Fair Oaks Mall Senior Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $95,000,000 and the Fair Oaks Mall B Notes, which have an aggregate Cut-off Date principal balance of $85,000,000. The Fair Oaks Mall Senior Pari Passu Companion Loans and the Fair Oaks Mall B Notes are coterminous with the Fair Oaks Mall Mortgage Loan. The Fair Oaks Mall Senior Pari Passu Companion Loans accrue interest at the same rate as the Fair Oaks Mall Mortgage Loan. The Fair Oaks Mall B Notes accrue interest at a rate of 7.50% per annum. The Fair Oaks Mall Mortgage Loan and the Fair Oaks Mall Senior Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Fair Oaks Mall B Notes. The holders of the Fair Oaks Mall Mortgage Loan, the Fair Oaks Mall Senior Pari Passu Senior Companion Loans and the Fair Oaks Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Fair Oaks Mall Whole Loan. See “Description of the Mortgage Pool—The Serviced AB Whole Loan—Description of the Fair Oaks Mall Co-Lender Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Fair Oaks Mall Borrower is permitted to release one or more non-income producing outparcels or ring road outparcels to a third party provided among other conditions: (i) such release does not result in a material adverse effect to the remaining property, (ii) before such release or immediately after, no event of default has occurred and is continuing, (iii) the lender’s determination of the loan to value after taking into account the contemplated release does not exceed 125% which can be satisfied through the Fair Oaks Mall Borrower’s prepayment of the Fair Oaks Mall Whole Loan (together with any yield maintenance premium), (iv) such release does not cause the BANK 2018-BNK12 securitization trust to lose its REMIC status, and (v) with respect to the release of a ring road outparcel, the Fair Oaks Mall Borrower will deposit the entire net sales proceeds resulting from the outparcel sale to the tenant improvement reserve held by the lender. Notwithstanding the foregoing, if the release is of a non-income producing outparcel, it will be permitted only in connection with the expansion or other development of the Fair Oaks Mall Property or in connection with the demolition and redevelopment of non-collateral anchor space.

Solely in connection with the acquisition and redevelopment of non-collateral anchor space, the release of a non-income producing outparcel is permitted to a borrower affiliate, provided the Fair Oaks Mall Borrower has agreed to comply with the anti-poaching conditions prohibiting it from (x) soliciting any then-existing tenant to lease or otherwise occupy space in any such redeveloped anchor space or (y) terminating or reducing the term of any then-existing lease in order to solicit any tenant to occupy space in any such redeveloped anchor space.

Terrorism Insurance. The Fair Oaks Mall Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 24 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided that should the Terrorism Risk Insurance Program Reauthorization Act of 2007 or similar is not in effect, the Fair Oaks Mall Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for the property and business interruption/rental loss insurance required under the related Fair Oaks Mall Whole Loan documents (excluding earthquake components of such premiums).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

BANK 2018-BNK12	Rittenhouse Hill

Mortgage Loan No. 4 – Rittenhouse Hill

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

BANK 2018-BNK12	Rittenhouse Hill

Mortgage Loan No. 4 – Rittenhouse Hill

Rittenhouse Hill
633 West Rittenhouse Street
Philadelphia, PA 19144
PENNSYLVANIA
Lansdale
Horsham
Ambler
Levittown
Audubon
Norristown
King of Prussia
Plymouth Meeting
Willow Grove
Melrose Park
Bristol
Burlington
Conshohocken
Wayne
Paoli
Radnor
Bala Cynwyd
Ardmore
Tacony
Broomall
PHILADELPHIA
CAMDEN
Pennsauken
Moorestown
Yeadon
Springfield
Cherry Hill
Chester Heights
Darby
Gloucester City
Chester
Woodbury
Bellmawr
Clementon
Deptford
NEW JERSEY
Philadelphia Intl. Airport
Cedarbrook
Elkins Park
Chestnut Hill
West Oak Lane
Fairmount Park
PHILADELPHIA COUNTY
Wister
Germantown
LaSalle University
Einstein Medical Center
Wister Woods Park
Thomas Mansion
Historic Rittenhouse Town
Wissahickon Valley Park
Philadelphia Univ./Thomas Jefferson Univ. East Falls Campus
Lower Merion Township
MONTGOMERY COUNTY
WEST LAUREL HILL CEMETERY
East Falls
Hunting Park
Philadelphia Insurance Companies
Oracle
Susquehanna International Group
Bala Cynwyd
Narberth
Bala Cynwyd Shopping Center
Philadelphia College of Osteopathic Medicine
PHILADELPHIA
Bala Golf Course
Fairmount Park
North Central Philadelphia
St. Joseph's University
St. Charles Seminary
Lankenau Medical Center
Schuylkill River
East Park Reservoir
Mann Music Center
Overbrook
Wynnefield
Brewerytown
Temple University
Morris Park
Philadelphia Zoo
Fairmount
Cobb's Creek Golf Club
Philadelphia Museum of Art
Northern Liberties
Millbourne
Kirkbride Center
The Franklin Institute
The Tower Theatre
Drexel University
Cobbs Creek
The Academy of Natural Sciences
Comcast Center
City Hall
PA Conv. Center
Ben Franklin Bridge
Walnut Hill
University City
Center City
Upper Darby
Mercy Philadelphia Hospital
University of Pennsylvania
Thomas Jefferson University
Independence Hall
DELAWARE COUNTY
Philadelphia Intl. Airport 12 miles
Schuylkill Expwy
SEPTA
BROAD ST LINE
MARKET-FRANKFORD LINE
Germantown Ave
Stenton Ave
Washington Ln
Wissahickon Ave
Henry Ave
Ridge Ave
Lincoln Dr
Roosevelt Blvd
Kelly Dr
Montgomery Ave
City Ave
Lancaster Ave
Haverford Ave
Girard Ave
Spring Garden St
Market St
Chestnut St
Walnut St
Baltimore Ave
South St

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

BANK 2018-BNK12	Rittenhouse Hill

Mortgage Loan No. 4 – Rittenhouse Hill

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$63,000,000			Location:	Philadelphia, PA 19144
Cut-off Date Balance(1):	$63,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	7.0%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Matthew Pestronk; Michael Pestronk			Year Built/Renovated:	1952/2013
Mortgage Rate:	4.7128%			Size(5):	625 Units
Note Date:	4/26/2018			Cut-off Date Balance per Unit(1)(5):	$180,800
First Payment Date:	6/1/2018			Maturity Date Balance per Unit(1)(5):	$180,800
Maturity Date:	5/1/2028			Property Manager:	Post Commercial Real Estate, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,072,007
Seasoning:	0 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	8.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.65x
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			Most Recent NOI:	$8,921,834 (4/30/2018 TTM)
Additional Debt Balance(1)(3):	$50,000,000/$17,000,000			2nd Most Recent NOI:	$9,191,829 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,852,850 (12/31/2016)
Reserves(4)				Most Recent Occupancy(5):	94.1% (4/12/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	93.6% (12/31/2016)
RE Tax:	$188,310	$62,770	N/A	3rd Most Recent Occupancy(5):	89.6% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$177,675,000 (12/4/2017)
Recurring Replacements:	$0	$13,021	N/A	Cut-off Date LTV Ratio(1):	63.6%
Deferred Maintenance:	$0	$0	N/A	Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$113,000,000	86.9%	Loan Payoff:	$119,206,282	91.7%
Mezzanine Loan	$17,000,000	13.1%	Return of Equity:	$8,892,607	6.8%
			Reserves:	$188,310	0.1%
			Closing Costs:	$1,712,801	1.3%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Rittenhouse Hill Mortgage Loan (as defined below) is part of the Rittenhouse Hill Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance of $113,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rittenhouse Hill Whole Loan. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Rittenhouse Hill Whole Loan and mezzanine loan are $208,000, $208,000, 7.0%, 7.0%, 1.32x, 73.2% and 73.2%, respectively.

(2)	Defeasance of the Rittenhouse Hill Whole Loan is permitted at any time after the earlier of (i) December 1, 2021, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Rittenhouse Hill Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in May 2018.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Rittenhouse Hill Property (as defined below) also includes 20,083 SF of ground floor commercial space that is not included in the unit count or occupancy figures. 4,000 SF of such space is currently occupied by two commercial tenants; the remaining vacant 16,083 SF is not currently being marketed and could be used as additional commercial space or converted to amenity space in the future.

The Mortgage Loan. The fourth largest mortgage loan (the “Rittenhouse Hill Mortgage Loan”) is part of a whole loan (the “Rittenhouse Hill Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 12-story, 625-unit, high rise, Class A, multifamily property located in Philadelphia, Pennsylvania (the “Rittenhouse Hill Property”). The Rittenhouse Hill Mortgage Loan, which is evidenced by the controlling Note A-1, has an original principal balance of $63,000,000. The related companion loans are evidenced by the non-controlling Note A-2 and non-controlling Note A-3 (the “Rittenhouse Hill Serviced Pari Passu Companion Loans”), which have original principal balances of $35,000,000 and $15,000,000, respectively, which are currently held by Morgan Stanley Bank, N.A., and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Rittenhouse Hill Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Rittenhouse Hill Whole Loan were primarily used to refinance the Rittenhouse Hill Property, fund reserves, pay origination costs and return equity to the borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

BANK 2018-BNK12	Rittenhouse Hill

Rittenhouse Hill Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$63,000,000	$63,000,000	BANK 2018-BNK12	Yes
A-2	$35,000,000	$35,000,000	Morgan Stanley Bank, N.A.	No
A-3	$15,000,000	$15,000,000	Morgan Stanley Bank, N.A.	No
Total	$113,000,000	$113,000,000

The Borrower and the Sponsors. The borrower is Post Rittenhouse Hill, L.P. (the “Rittenhouse Hill Borrower”), a Pennsylvania limited partnership and single purpose entity with two independent directors in its organizational structure. The nonrecourse carve-out guarantors are Matthew Pestronk and Michael Pestronk (the “Rittenhouse Hill Guarantors”), who indirectly own approximately 10.1% of the Rittenhouse Hill Borrower and are the managing members. The Rittenhouse Hill Guarantors are the co-founders of Post Brothers. Founded in 2006, Post Brothers develops and operates apartment buildings and complexes in Philadelphia. Post Brothers handles all business in-house, with experience in leasing, construction and property management, development, general contracting, transactions, and financing. Post Brothers is an active multifamily developer in Philadelphia, and has acquired 12 properties with over 2,900 rental units. William A. (Bill) Ackman indirectly owns approximately 76.463% of the Rittenhouse Hill Borrower. Bill Ackman is the founder and chief executive officer of the hedge fund Pershing Square Capital Management.

The Property. The Rittenhouse Hill Property is comprised of two 12-story “Class A” multifamily towers totaling 625 units located in Philadelphia Pennsylvania, approximately six miles northwest of Philadelphia’s central business district. The Rittenhouse Hill Property was originally built in 1952, acquired by the borrower sponsor in a short sale, arranged in lieu of a foreclosure by the then lender in 2011, and underwent a gut renovation and redevelopment in 2013. The redevelopment of the Rittenhouse Hill Property included replacement of all building systems, roofs and windows, and new interior finishes, apartment unit layouts, lobby, kitchens, bathrooms, common areas, hallways, and amenities. According to the borrower sponsor, the redevelopment cost was approximately $59.0 million. Since the redevelopment, occupancy at the Rittenhouse Hill Property has been 87.3%, 89.6%, 93.6% and 94.1%, as of December 31, 2014, December 31, 2015, December 31, 2016 and April 12, 2018, respectively. Amenities at the Rittenhouse Hill Property include an infinity edge swimming pool with a tanning deck and lounge areas, a lobby building connecting the two towers, a professionally managed fitness center, a yoga/pilates room, sports courts, a dog park, a concierge service, on-site property management and 24-hour maintenance and security. The Rittenhouse Hill Property features 705 parking spaces (424 surface spaces, 216 garage spaces and 65 deck spaces) that are available to residents for a monthly fee. Additionally, the Rittenhouse Hill Property has two ground floor commercial units (totaling 4,000 SF) that are currently leased. There is an additional 16,083 SF of vacant ground floor space that is not currently being marketed and that could be used as additional commercial space or converted to additional amenity space in the future.

The following table presents certain information relating to the unit mix at the Rittenhouse Hill Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
Studio	98	89	90.8%	385	37,760	$1,126	$1,140
One-Bedroom	338	318	94.1%	714	241,375	$1,447	$1,450
Two-Bedroom	188	181	96.3%	950	178,600	$1,835	$1,825
Three-Bedroom	1	0	0.0%	2,100	2,100	NAP	$3,785
Total/Wtd. Avg.	625	588	94.1%	736	459,835	$1,518	$1,519

Source: Borrower rent roll dated April 12, 2018 and appraisal.

Tax Abatement. The Rittenhouse Hill Property benefits from a tax abatement from the City of Philadelphia, which expires in December 2024. The Rittenhouse Hill Whole Loan was underwritten based on the abated taxes. According to the appraisal, for 2018, the abated taxes are $760,848, while unabated taxes would be $1,195,153, resulting in a tax savings of $434,305. In the final year of the tax abatement, the abated taxes are projected in the appraisal to be $882,350, compared to unabated taxes of $1,386,012.

The Markets. The Rittenhouse Hill Property is located in Philadelphia, Pennsylvania, approximately six miles northwest of Philadelphia’s central business district. The Rittenhouse Hill Property is within walking distance of a public bus and regional rail line stop, which provide direct service to Center City Philadelphia. Additionally, Germantown is bordered by Interstate 76 to the south, which provides direct access to Center City Philadelphia and much of the region. According to the appraisal, the commute to Center City Philadelphia is approximately 15 minutes.

According to the appraisal, the Rittenhouse Hill Property is in the Germantown multifamily submarket of Philadelphia. As of the third quarter of 2017, the Germantown multifamily submarket had an average occupancy of 96.2% and average asking rents of $1,040 per unit. As of the third quarter of 2017, the Philadelphia multifamily market had an average occupancy of 96.2% and average asking rents of $1,284 per unit. Overall apartment occupancy has ranged between 95.9% and 96.4% for the Philadelphia market and 92.7% and 96.2% in the Germantown submarket since the fourth quarter of 2015. According to the appraisal, there are 3,899 new apartment units that have been or are being introduced to the Center City multifamily submarket of Philadelphia in the next two years. According to the appraisal, there are no units planned or under construction in the Germantown multifamily submarket.

The estimated 2017 population within a quarter-, half- and one-mile radius of the Rittenhouse Hill Property is 1,858, 8,257 and 28,143, respectively, according to the appraisal. The estimated 2017 average household income within a quarter-, half- and one-mile radius of the Rittenhouse Hill Property is $54,538, $60,888 and $63,750, respectively, according to the appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

BANK 2018-BNK12	Rittenhouse Hill

The following table presents certain information relating to comparable rental properties to the Rittenhouse Hill Property:

Comparable Rental Properties
	Rittenhouse Hill Property	Alden Park	Chestnut Hill Tower	Hathaway House	Madison Hill House	The McCallum	Pelham Park
Year Built	1952/2013	1929/2017	1960	1968	1965	1985	1948
Number of units	625	777	228	138	187	51	139
Occupancy	94.1%(1)	86.0%	92.0%	98.0%	99.0%	100.0%	99.0%
Unit size (SF):
- Studio	385(2)	597	450	500	410	430	615
- 1-BR	715(2)	860	835	885	815	751	740
- 2-BR	947(2)	1,150-1,600	1,250-1,300	1,190-1,240	1,145	1,160	1,095
- 3-BR	1,900(2)	1,430	1,500	1,505	1,535	-	1,910
Rent per month:
- Studio	$1,140(2)	$1,061	$950	$904	$1,113	$752	$1,147
- 1-BR	$1,450(2)	$1,521	$1,265	$1,075	$1,773	$1,004	$1,500
- 2-BR	$1,825(2)	$1,822-$2,096	$1,549-$1,738	$1,457-1,497	$2,307	$1,285	$1,410
- 3-BR	$3,785(3)	$2,446	$2,060	$1,689	$3,516	-	$1,800

Source: Appraisal.

(1)	As of April 12, 2018.

(2)	Represents the weighted average for each Unit size and the Rittenhouse Hill Property.

(3)	The one three-bedroom unit at the Rittenhouse Hill Property is vacant. $3,785 represents the asking price for the three-bedroom unit.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rittenhouse Hill Property:

Cash Flow Analysis(1)
	2015	2016	2017	4/30/2018 TTM	UW	UW per unit
Base Rent	$11,005,534	$11,099,147	$11,362,791	$11,393,496	$11,418,492	$18,269.59
Other Income(1)	$1,520,775	$1,606,075	$1,672,368	$1,660,544	$1,660,544	$2,656.87
Less Vacancy & Credit Loss	($1,923,347)	($1,134,677)	($969,042)	($1,109,896)	($669,840)	($1,071.74)
Effective Gross Income	$10,602,962	$11,570,545	$12,066,117	$11,944,143	$12,409,196	$19,854.71
Total Operating Expenses(2)	$3,056,960	$2,717,696	$2,874,288	$3,022,309	$3,337,188	$5,339.50
Net Operating Income	$7,546,002	$8,852,850	$9,191,829	$8,921,834	$9,072,007	$14,515.21
Capital Expenditures	$0	$0	$0	$0	$162,823	$260.52
Net Cash Flow	$7,546,002	$8,852,850	$9,191,829	$8,921,834	$8,909,184	$14,254.69

Occupancy %	89.6%	93.6%	91.6%(3)	94.1%(4)	94.1%
NOI DSCR(5)	1.40x	1.64x	1.70x	1.65x	1.68x
NCF DSCR(5)	1.40x	1.64x	1.70x	1.65x	1.65x
NOI Debt Yield(5)	6.7%	7.8%	8.1%	7.9%	8.0%
NCF Debt Yield(5)	6.7%	7.8%	8.1%	7.9%	7.9%

(1)	Other Income includes income from commercial rent, parking income, cell tower Income, utility reimbursements, and miscellaneous fees.

(2)	Taxes were underwritten based on 2018 abated taxes. See “Tax Abatement” above.

(3)	Occupancy is as of January 8, 2018.

(4)	Occupancy is as of April 12, 2018.

(5)	The debt service coverage ratios and debt yields are based on the Rittenhouse Hill Whole Loan, and exclude the Rittenhouse Hill Mezzanine Loan (as defined below).

Escrows and Reserves. On the origination date, the Rittenhouse Hill Borrower funded reserves of approximately $188,310 for real estate taxes and, on each due date, is required to fund the tax reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding 12-month period, initially $62,770.

Additionally, the Rittenhouse Hill Whole Loan documents provide for the following reserves to be funded on each due date: (i) replacement reserves in a monthly amount equal to $13,021 for annual capital expenditures and (ii) an insurance reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the Rittenhouse Hill Borrower is maintaining blanket insurance policies in accordance with the Rittenhouse Hill Whole Loan documents.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

BANK 2018-BNK12	Rittenhouse Hill

Lockbox and Cash Management. The Rittenhouse Hill Whole Loan is structured with a soft lockbox and springing cash management. The Rittenhouse Hill Whole Loan documents require the Rittenhouse Hill Borrower to deposit or cause to be deposited all rent and other revenues from the Rittenhouse Hill Property into the lockbox account. If no Cash Sweep Event Period (as defined below) is continuing, all funds in the lockbox account are required to be swept into the Rittenhouse Hill Borrower’s operating account. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account and, during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept daily from the lockbox account into such lender controlled cash management account and applied in accordance with the Rittenhouse Hill Whole Loan documents to make deposits into reserve funds, as described under “Escrows and Reserves” above, to pay debt service on the Rittenhouse Hill Whole Loan; provided no event of default is continuing, to pay operating expenses in accordance with the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary expenses approved by the lender, provided no event of default is continuing, to pay debt service on the Rittenhouse Hill Mezzanine Loan (as defined below), and to deposit the remainder (x) if the Cash Sweep Event Period is due solely to an event of default under the Rittenhouse Hill Mezzanine Loan, to an account for the benefit of the mezzanine lender, and (y) otherwise, into a cash sweep account to be held as additional collateral for the Rittenhouse Hill Whole Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i)	Commencing upon the occurrence of an event of default under the Rittenhouse Hill Whole Loan and continuing until the cure (if applicable) of such event of default; or

(ii)	Commencing upon the occurrence of an event of default under the Rittenhouse Hill Mezzanine Loan and continuing until the lender has received written notice from the mezzanine lender that no event of default exists under the Rittenhouse Hill Mezzanine Loan; or

(iii)	Commencing upon the combined debt service coverage ratio of the Rittenhouse Hill Whole Loan and the Rittenhouse Hill Mezzanine Loan (based on the aggregate interest only debt service payments on such loans and based on the trailing six months operating statements and rent roll) falling below 1.20x for the immediately preceding six calendar months and ending upon such combined debt service coverage ratio (based on such aggregate interest only debt service payments and the trailing six months operating statements and rent roll) being at least 1.20x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the Rittenhouse Hill Mortgage Loan, the Rittenhouse Hill Property also secures the Rittenhouse Hill Serviced Pari Passu Companion Loans which have an aggregate Cut-off Date principal balance of $50,000,000. The Rittenhouse Hill Serviced Pari Passu Companion Loans accrue interest at the same rate as the Rittenhouse Hill Mortgage Loan. The Rittenhouse Hill Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Rittenhouse Hill Serviced Pari Passu Companion Loans. The holders of the Rittenhouse Hill Mortgage Loan and the Rittenhouse Hill Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Rittenhouse Hill Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Rittenhouse Hill Mezzanine Loan” refers to a loan in the original principal amount of $17,000,000 made to RH Mezzanine LLC, a Delaware limited liability company, and Imperial Post, L.P., a Delaware limited partnership, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the Rittenhouse Hill Borrower and put in place simultaneously with the origination of the Rittenhouse Hill Whole Loan. The Rittenhouse Hill Mezzanine Loan has an interest rate of 7.911%, is interest-only, and is coterminous with the Rittenhouse Hill Whole Loan. The Rittenhouse Hill Mezzanine Loan and the Rittenhouse Hill Whole Loan are subject to an intercreditor agreement between Morgan Stanley Bank, N.A., as senior lender, and Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lender. The Rittenhouse Hill Mezzanine Loan has been sold to a third party.

The following table presents certain information relating to the Rittenhouse Hill Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$17,000,000	7.911%	120	0	120	1.32x	7.0%	73.2%

Release of Property. Not permitted.

Terrorism Insurance. The Rittenhouse Hill Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with twelve months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” (within the meaning of TRIPRA). See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

BANK 2018-BNK12	181 Fremont Street

Mortgage Loan No. 5 – 181 Fremont Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

BANK 2018-BNK12	181 Fremont Street

Mortgage Loan No. 5 – 181 Fremont Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

BANK 2018-BNK12	181 Fremont Street

Mortgage Loan No. 5 – 181 Fremont Street

181 Fremont Street
181 Fremont Street
San Francisco, CA 94105
SAN FRANCISCO
North Beach
Telegraph Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
San Francisco Bay
Washington Square Park
Pioneer Park
Coit Tower
Exploratorium
Ferry Building
Justin Herman Plaza
EMBARCADERO CENTER
Transamerica Bldg.
Bank of America Bldg.
Millennium Tower
Salesforce Tower
TRANSBAY TRANSIT CENTER (Under Construction)
Yerba Buena Gardens
MOSCONE CONVENTION CENTER
San Francisco-Oakland Bay Bridge
BART
MUNI METRO
CABLE CAR LINE
CENTRAL SUBWAY (Under Construction)
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Fremont St
Beale St
Main St
Spear St
Embarcadero
Columbus Ave
Broadway
Jackson St
Washington St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
Montgomery St
Kearny St
Sansome St
Battery St
Front St
Davis St
Drumm St
Stockton St
Powell St
Grant Ave
SAN FRANCISCO
OAKLAND
Berkeley
Richmond
Alameda
Daly City
Pacific Ocean
Concord
Walnut Creek
Castro Valley
Hayward
Union City
Fremont
Palo Alto
Sunnyvale
San Jose
Pleasanton
San Ramon
San Leandro
South San Francisco
San Mateo

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

BANK 2018-BNK12	181 Fremont Street

Mortgage Loan No. 5 – 181 Fremont Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/BBB-(sf)/NR			Location:	San Francisco, CA 94105
Original Balance(1):	$58,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$58,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	6.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018/N/A
Sponsor:	Joseph K. Paul			Size:	436,332 SF
Mortgage Rate:	3.7086%			Cut-off Date Balance per SF(1):	$573
Note Date:	3/29/2018			ARD Balance per SF(1):	$573
First Payment Date:	5/6/2018			Property Manager:	Paul Holdings, Inc. (borrower-related)
Anticipated Repayment Date(2):	4/6/2028
Maturity Date(2):	4/6/2031
Original Term to ARD:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$29,569,663
Prepayment Provisions(3):	LO (23); YM1 (2); DEF/YM1 (88); O (7)			UW NOI Debt Yield(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at ARD(1):	11.8%
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			UW NCF DSCR(1):	3.14x
Additional Debt Balance(1)(4):	$192,000,000/$225,000,000			Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	N/A
Reserves(5)				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2018)
Taxes:	$0	$509,418	N/A	2nd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Replacement Reserves:	$0	Springing	N/A	Appraised Value (as of)(7):	$632,000,000 (3/1/2021)
Rent Concession Reserve:	$68,379,092	$0	N/A	Cut-off Date LTV Ratio(1)(7):	39.6%
TI/LC Reserve:	$42,717,266	$0	N/A	ARD LTV Ratio(1)(7):	39.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$250,000,000	52.6%	Loan Payoff:	$362,943,921	76.3%
Mezzanine Loans:	$225,000,000	47.3%	Reserves:	$111,096,358	23.4%
Borrower Sponsor Equity:	$695,692	0.1%	Closing costs:	$1,655,413	0.3%
Total Sources:	$475,695,692	100.0%	Total Uses:	$475,695,692	100.0%

(1)	The 181 Fremont Street Mortgage Loan (as defined below) is part of the 181 Fremont Street Whole Loan (as defined below), which is comprised of seven pari passu notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio numbers presented are based on the 181 Fremont Street Whole Loan. Collectively, the 181 Fremont Street Whole Loan and the 181 Fremont Street Mezzanine Loans are referred to herein as the “181 Fremont Street Total Debt” (see “Mezzanine Loans and Preferred Equity” section). As of the Cut-off Date, UW NOI Debt Yield, UW NCF DSCR, and Cut-off Date LTV Ratio based on the 181 Fremont Street Total Debt (as defined below) are 6.2%, 1.38x, and 75.2% respectively.

(2)	The 181 Fremont Street Whole Loan has an anticipated repayment date of April 6, 2028 and a final maturity date of April 6, 2031. See “The Mortgage Loan” for further discussion of the ARD.

(3)	Defeasance of the 181 Fremont Street Mortgage Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) March 29, 2021. The assumed lockout period applicable to defeasance of 25 payments is based on the expected BANK 2018-BNK12 securitization trust closing date in May 2018. On April 6, 2020 and on any business day thereafter, the borrower has the right to prepay the 181 Fremont Street Whole Loan in whole, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The 181 Fremont Street Whole Loan is prepayable without penalty on or after October 6, 2027.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loans and Preferred Equity” below for a discussion of the additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical occupancy and financial information is not available as the 181 Fremont Street Property (as defined below) was recently built in 2018.

(7)	The Appraised Value, Cut-off Date LTV Ratio and ARD LTV Ratio are based on the appraiser’s Market Value at Stabilization, which is a prospective value that assumes the contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled, there is no outstanding free rent, and the 181 Fremont Street Property achieves stabilization as of March 1, 2021. The 181 Fremont Street Borrower (as defined below) deposited upfront reserves totaling $42,717,266 for such contractual TI/LC obligations and $68,379,092 for such free rent obligations (see “Escrows and Reserves” below). The appraiser concluded to an as-is Appraised Value of $461,000,000 (as of February 28, 2018) that is inclusive of deductions for free rent and TI/LC obligations, which would result in a Cut-off Date LTV Ratio and ARD LTV Ratio of 54.2%. The appraiser also concluded to a Hypothetical Market Value (Go Dark Value) of $522,000,000 as of February 28, 2018, which assumes the completion of all tenant improvement work associated with the Facebook lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

BANK 2018-BNK12	181 Fremont Street

The Mortgage Loan. The fifth largest mortgage loan (the “181 Fremont Street Mortgage Loan”) is part of a whole loan (the “181 Fremont Street Whole Loan”) evidenced by seven pari passu promissory notes in the aggregate original principal amount of $250,000,000. The 181 Fremont Street Whole Loan is secured by a first priority fee mortgage encumbering the office condominium portion (see “Condominium” section below) of the 181 Fremont Street tower (the “181 Fremont Street Property”). The 181 Fremont tower is a 57-story, class A, LEED Platinum tower constructed in 2018 and located in San Francisco, California. The 181 Fremont Street Whole Loan was co-originated on March 29, 2018 by Barclays Bank PLC (“Barclays”) and Deutsche Bank AG, New York Branch (“DBNY”). The 181 Fremont Street Mortgage Loan, evidenced by Note A-2, was purchased by Wells Fargo Bank, National Association (“Wells Fargo”) from DBNY.

The 181 Fremont Street Whole Loan has an anticipated repayment date of April 6, 2028 (the “ARD”) and a maturity date of April 6, 2031. Prior to the ARD, the 181 Fremont Street Whole Loan accrues interest at a fixed rate of 3.7086% (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the 181 Fremont Street Whole Loan is not repaid in full on or before the ARD, the 181 Fremont Street Borrower will be required to make interest payments based on an interest rate equal to the greater of (a) the Initial Interest Rate plus 1.5000%, (b) the swap rate as determined in the 181 Fremont Street Whole Loan documents on the ARD plus 2.4146% or (c) when applicable, the default rate as defined in the 181 Fremont Street Whole Loan documents (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the 181 Fremont Street Property after the payment of reserves, interest calculated at the Initial Interest Rate, debt service on the 181 Fremont Street Mezzanine Loans and operating expenses will be applied (i) first to repay the principal balance of the 181 Fremont Street Whole Loan and (ii) second to the payment of Accrued Interest. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The non-controlling Note A-2 in the original principal amount of $58,000,000 represents the 181 Fremont Street Mortgage Loan and will be included in the BANK 2018-BNK12 securitization trust. The controlling Note A-1 and the non-controlling Notes A-4 and A-5, in the aggregate original principal amount of $120,000,000 are currently held by DBNY and are expected to be contributed to one or more future securitizations. The non-controlling Note A-3 has an original principal balance of $22,000,000, is currently held by Wells Fargo, and is expected to be contributed to one or more future securitizations. The non-controlling Note A-6-1 has an original principal balance of $30,000,000 and is expected to be contributed by Barclays to the WFCM 2018-C44 securitization trust. The non-controlling Note A-6-2 has an original principal balance of $20,000,000, is currently held by Barclays, and is expected to be contributed to one or more future securitizations. The mortgage loans evidenced by Notes A-1, A-3, A-4, A-5, A-6-1 and A-6-2 are collectively referred to herein as the “181 Fremont Street Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further. The 181 Fremont Street Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the WFCM 2018-C44 securitization trust, and from and after the securitization of the controlling Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the 181 Fremont Street Whole Loan, along with cash equity from the 181 Fremont Street Borrower (as defined below), were primarily used to refinance the 181 Fremont Street Property, fund reserves and pay closing costs.

181 Fremont Street Whole Loan Summary(1)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Deutsche Bank AG, New York Branch	Yes
A-2	$58,000,000	$58,000,000	BANK 2018-BNK12	No
A-3	$22,000,000	$22,000,000	Wells Fargo Bank, N.A.	No
A-4	$30,000,000	$30,000,000	Deutsche Bank AG, New York Branch	No
A-5	$40,000,000	$40,000,000	Deutsche Bank AG, New York Branch	No
A-6-1	$30,000,000	$30,000,000	WFCM 2018-C44	No
A-6-2	$20,000,000	$20,000,000	Barclays Bank PLC	No
Total	$250,000,000	$250,000,000

(1)	Notes A-2 and A-3 were purchased by Wells Fargo from DBNY.

The Borrower and the Sponsor. The borrower for the 181 Fremont Street Whole Loan is 181 Fremont Office LLC (the “181 Fremont Street Borrower”), a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 181 Fremont Street Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain nonrecourse carveouts under the 181 Fremont Street Whole Loan (the “181 Fremont Street Guarantor”). The 181 Fremont Street Guarantor is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The 181 Fremont Street Guarantor will be required to maintain a minimum net worth, excluding its interest in the 181 Fremont Street Property, of $475,000,000 and liquidity of at least $15,000,000.

The borrower sponsor is Joseph K. Paul (the “181 Fremont Street Sponsor”), the founder of the Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, the Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space with an additional 6.0 million SF of space in their development pipeline. The Jay Paul Company has built projects for Google, Apple, Amazon, Motorola, Microsoft, Northrop Grumman, HP, Ariba, Synopsys, Rambus, Nokia and Dreamworks, among others.

The Property. The 181 Fremont Street Property comprises the office condominium portion of a 57-story Class A, LEED Platinum tower constructed in 2018 and located in downtown San Francisco, California. The 181 Fremont Street tower consists of 654,698 SF of total gross building area, with 436,332 SF allocated to office space on the first 38 stories (collateral for the 181 Fremont Street Whole Loan) and 120,457 SF of space allocated to 67 luxury market rate residential units on floors 39 to 57 (non-collateral). The 181 Fremont Street tower is over 800 feet tall and offers unobstructed views of the San Francisco Bay and the waterfront. As of May 1, 2018, the 181 Fremont Street Property was 100.0% leased to Facebook, Inc. (“Facebook”) on a triple-net basis through February 2031, with two, five-year extension options and no early termination options.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

BANK 2018-BNK12	181 Fremont Street

The 181 Fremont Street Property is located in the South Financial District, three blocks from the San Francisco Bay and within two blocks of Market Street. According to the appraisal, the San Francisco Financial District is the most concentrated employment center in northern California with an employment base that supports a wide variety of commercial use. The 181 Fremont Street Property offers direct access to the new Transbay Transit Center and its elevated 5.4-acre park via a skybridge located on the seventh floor. The new public transportation hub is expected to connect eight Bay Area counties through 11 transit systems and is expected to open by 2019. The first phase of the project includes the five-story structure, active bus terminal, elevated park and over 100,000 SF of retail space, including dining, shopping and entertainment venues.

As of the origination date of the 181 Fremont Street Whole Loan, Facebook has taken possession of the 181 Fremont Street Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Facebook lease were deposited into escrow by the 181 Fremont Street Borrower on the origination date (See “Escrows and Reserves” section below). According to the 181 Fremont Street Sponsor, Facebook is expected to occupy the 181 Fremont Street Property in three phases with floors five through 13 expected to be occupied in February 2019, floors 14 through 25 expected to be occupied in March 2020 and floors 26 through 38 expected to be occupied in March 2021. Floors two and three are partially open to the first floor and also consist of residential storage and security offices. The fourth floor features bicycle storage, showers, storage and laundry areas.

Facebook is a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook currently shuttles thousands of employees to its Silicon Valley headquarters and is now adding a San Francisco footprint, as other technology companies have done, including Google and Apple. The 181 Fremont Street Property will be Facebook’s first outpost in San Francisco, expected to house between 2,000 and 3,000 employees by 2021. One of Facebook’s divisions, Instagram, is expected to be one of the groups to move a team into the 181 Fremont Street Property. Daily and monthly active users across Facebook’s platforms were up approximately 14.0% in 2017 year-over-year. As of December 2017, there were approximately 2.1 billion active users on Facebook each month; as of January 2018 there were approximately 1.5 billion active users on WhatsApp (owned by Facebook) each month; and as of September 2017 there were approximately 800 million active users on Instagram each month. Facebook reported 2017 revenue of approximately $40.7 billion, up approximately 47.1% over 2016, which is primarily attributable to approximately $39.9 billion of advertising revenue. Additionally, Facebook reported net income of approximately $15.9 billion in 2017, up approximately 56.0% from 2016.

The following table presents certain information relating to the tenancy at the 181 Fremont Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
Facebook, Inc.	NR/NR/NR	436,332	100.0%	$31,511,897(1)	100.0%	$72.22(1)	2/28/2031(2)
Subtotal/Wtd. Avg.		436,332	100.0%	$31,511,897	100.0%	$72.22
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		436,332	100.0%	$31,511,897	100.0%	$72.22

(1)	Annual U/W Rent and Annual U/W Rent PSF include $4,546,579 of straight-line rent averaging through Facebook’s lease expiration date. Facebook has a full rent abatement through January 2019, with partial rent abatements continuing through February 2021. Approximately $68,379,092 was reserved at origination of the 181 Fremont Street Whole Loan with respect to the rent abatement periods (see “Escrows and Reserves” section). Facebook’s current rental rate (not accounting for rent abatements) is $60.00 PSF with 3.0% contractual annual increases.

(2)	Facebook has two, 5-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the 181 Fremont Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	436,332	$72.22	100.0%	100.0%	$31,511,897	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	436,332	$72.22	100.0%		$31,511,897	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent PSF Rolling and Total UW Rent Rolling include $4,546,579 of straight-line rent through Facebook’s lease expiration date.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

BANK 2018-BNK12	181 Fremont Street

The Market. The 181 Fremont Street Property is located in the South Financial District of downtown San Francisco, California, three blocks from the San Francisco Bay and within two blocks of Market Street. According to the appraisal, the area immediately surrounding the 181 Fremont Street Property is approximately 98% built up, predominantly consisting of mid- and high-rise office and residential buildings, with few redevelopment sites available for re-use. Immediately north of the 181 Fremont Street Property is the Transbay Terminal, which is currently under construction and expected to open by 2019. Once complete, the Transbay Terminal is expected to be the bus and rail transportation hub of the Bay Area and has been proposed to be the termination point for the high-speed rail system planned between San Francisco and Los Angeles.

According to the appraisal, the 181 Fremont Street Property is located within the South Financial District office submarket. The South Financial District office submarket had fourth quarter 2017 inventory of approximately 15,384,000 SF with a 7.6% vacancy rate and average asking rents of $72.94 PSF, as compared to the broader San Francisco office market which had a 9.8% vacancy rate and average asking rents of $56.66 PSF for the same period. The estimated 2017 population within a 1.0-, 3.0- and 5.0-mile radius of the 181 Fremont Street Property was 66,410, 369,991 and 636,799, respectively, reflective of a population compound growth rate from 2010 to 2017 of 1.6%, 1.5% and 1.3%, respectively. The estimated 2017 median household income within the same radii was $59,179, $78,089 and $82,936, respectively.

The following table presents certain information relating to comparable office leases for the 181 Fremont Street Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
181 Fremont Street Property	2018	436,332	100.0%	Facebook, Inc.	March 2018 / 156 Months	436,332	$72.22(1)	Net
Salesforce Tower 415 Mission St. San Francisco, CA	2018	1,400,000	96.4%	Accenture	March 2017 / 61 Months	100,630	$52.00	Net
Two Rincon 121 Spear St. San Francisco, CA	1989	326,001	99.0%	Google	March 2017 / 132 Months	166,460	$52.00	Net
Foundry Square IV 500 Howard St. San Francisco, CA	2003	247,238	100.0%	Slack	Jan. 2017 / 120 Months	228,998	$56.50	Net
Charles Schwab Plaza 211 Main St. San Francisco, CA	1973	417,266	100.0%	Charles Schwab	Dec. 2016 / 120 Months	359,000	$50.00	Net
First Market Tower 525 Market St. San Francisco, CA	1973	1,034,329	94.1%	Merrill Lynch	Dec. 2016 / 72 Months	121,000	$40.00	Net
350 Bush 350 Bush St. San Francisco, CA	2018	386,907	99.1%	Twitch	Nov. 2017 / 120 Months	178,000	$62.00	Net
Confidential San Francisco, CA	2018	386,907	N/A	Confidential	May 2018 / 136 Months	145,217	$67.00	Net
Confidential San Francisco, CA	2018	386,907	N/A	Confidential	Oct. 2018 / 128 Months	52,880	$69.00	Net

Source: Appraisal and third party reports

(1)	Annual In Place Rent PSF includes $4,546,579 of straight-line rent through Facebook’s lease expiration date. Facebook has rent abatements through February 2021, and approximately $68,379,092 was reserved at origination of the 181 Fremont Street Whole Loan with respect to the rent abatement periods (See “Escrows and Reserves” section). Facebook’s current rental rate (not accounting for rent abatements) is $60.00 PSF with 3.0% annual increases.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

BANK 2018-BNK12	181 Fremont Street

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 181 Fremont Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$31,511,897	$72.22
Total Recoveries	$13,502,591	$30.95
Other Income	$0	$0.00
Less Vacancy & Credit Loss(3)	($1,350,435)	($3.09)
Effective Gross Income	$43,664,053	$100.07
Total Operating Expenses	$14,094,390	$32.30
Net Operating Income	$29,569,663	$67.77
Replacement Reserves	$87,266	$0.20
Tenant Improvements	$0	$0.00
Leasing Commissions	$0	$0.00
Net Cash Flow	$29,482,397	$67.57

Occupancy %(3)	100.0%
NOI DSCR(4)	3.15x
NCF DSCR(4)	3.14x
NOI Debt Yield(4)	11.8%
NCF Debt Yield(4)	11.8%

(1)	Historical operating statements and occupancy are not available as the 181 Fremont Street Property was recently built in 2018.

(2)	UW Base Rent includes $4,546,579 of straight-line rent through Facebook’s lease expiration date.

(3)	The underwritten economic vacancy is 3.0%. The 181 Fremont Street Property was 100.0% leased as of May 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the 181 Fremont Street Whole Loan.

Escrows and Reserves. The 181 Fremont Street Whole Loan documents provide for upfront reserves in the amount of $68,379,092 for outstanding rent concessions due under the Facebook lease and $42,717,266 for outstanding tenant improvements and leasing commissions relating to the Facebook space.

The 181 Fremont Street Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $509,418). The 181 Fremont Street Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the 181 Fremont Street Property is insured via an acceptable blanket insurance policy or insured under the condominium association policy, and in either case, such policy is in full force and effect. During the continuance of a Trigger Period (as defined below), the 181 Fremont Street Whole Loan documents require monthly reserve deposits for capital expenditures equal to $7,272 and the monthly amount due for common charges due to the condominium association.

Lockbox and Cash Management. The 181 Fremont Street Whole Loan is structured with a hard lockbox and an upfront cash management. The borrower was required at origination to deliver letters to all tenants at the 181 Fremont Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, debt service on the 181 Fremont Street Mezzanine Loans (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to $636,318 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the debt service reserve account until the aggregate funds transferred to the Lease Sweep Reserve Account and the debt service reserve account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 181 Fremont Street Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the 181 Fremont Street Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the ARD;

(ii)	an event of default under the 181 Fremont Street Whole Loan;

(iii)	as of the last day of any calendar quarter during the term of the 181 Fremont Street Whole Loan (a) the 181 Fremont Street Property not being fully leased to either Facebook or an investment grade tenant pursuant to a lease that is substantially on the same or better terms as the Facebook lease and (b) the debt service coverage ratio falling below 2.84x based on the 181 Fremont Street Whole Loan or 1.25x based on the 181 Fremont Street Total Debt (see “Mezzanine Loans and Preferred Equity” section) (a “Low Debt Service Period”);

(iv)	the commencement of a Lease Sweep Period; or

(v)	an event of default under the 181 Fremont Street Mezzanine Loans.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

BANK 2018-BNK12	181 Fremont Street

A Trigger Period will end:

(a)	with regard to clause (i) of the Trigger Period above, upon the 181 Fremont Street Whole Loan being repaid in full,

(b)	with regard to clause (ii) and (v) of the Trigger Period above, upon the cure of such event of default;

(c)	with regard to clause (iii) of the Trigger Period above, upon the date that the debt service coverage ratio is at least 2.84x based on the 181 Fremont Street Whole Loan and 1.25x based on the 181 Fremont Street Total Debt for two consecutive calendar quarters; and

(d)	with regard to clause (iv) of the Trigger Period above, upon the ending of such Lease Sweep Period

(e)	with regard to clause (v) of the Trigger Period above, upon the cure of such event of default.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Trigger”):

(i)	the date on which, with respect to any Lease Sweep Lease (as defined below), (a) a Lease Sweep Tenant Party (as defined below) cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (i) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(ii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is Facebook, (b) is an Investment Grade Entity or (c) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (ii) and no Lease Sweep Period will commence pursuant to this clause (ii);

(iii)	an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(iv)	Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(v)	the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and thereafter is no longer rated as an Investment Grade Entity (a “Facebook Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (iv) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the applicable Lease Sweep and Debt Service Reserve Cap (as defined below).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clause (i) of the Lease Sweep Period above, the date on which, with respect to each applicable Lease Sweep Space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied;

(b)	with regard to clauses (ii) and (v) of the Lease Sweep Period above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied or (2) for a Dark Period Event or a Facebook Downgrade Event, Facebook is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iii) of the Lease Sweep Period above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (iv) of the Lease Sweep Period above, the Lease Sweep Tenant Party insolvency proceeding having terminated and the applicable Lease Sweep Lease having been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(e)	with regard to clauses (i), (ii), (iii), and (v) of the Lease Sweep Period above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the debt service reserve account equals the applicable Lease Sweep and Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clauses (iii) and/or (v) above, $15,271,620 ($35.00 PSF) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (ii) above, $35.00 PSF of the Dark Space or Terminated Space.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) above, $15,271,620 ($35.00 PSF), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 PSF of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clauses (i) and/or (iii) above is concurrently continuing, $50.00 PSF of Dark Space or (d) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii) and/or (iii) above is concurrently continuing, $21,816,600 ($50.00 PSF).

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Facebook lease, or any replacement lease or leases which cover at least 75.0% of the rentable SF demised under the Facebook lease (the “Requisite Lease Sweep Space”).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

BANK 2018-BNK12	181 Fremont Street

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 20,000 SF of space (or, if a full floor of space is less than 20,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Additional Secured Indebtedness (not including trade debts). The 181 Fremont Street Property also secures the 181 Fremont Street Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance $192,000,000. The 181 Fremont Street Pari Passu Companion Loans accrue interest at the same rate as the 181 Fremont Street Mortgage Loan. The 181 Fremont Street Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 181 Fremont Street Serviced Pari Passu Companion Loans. The holders of the 181 Fremont Street Mortgage Loan and the 181 Fremont Street Pari Passu Companion Loans have entered into a co-lender agreement, which sets forth the allocation of collections on the 181 Fremont Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loans and Preferred Equity. Barclays and DBNY funded $225,000,000 of mezzanine debt (the “181 Fremont Street Mezzanine Loans”). Collectively, the 181 Fremont Street Whole Loan and the 181 Fremont Street Mezzanine Loans are referred to herein as the “181 Fremont Street Total Debt”. The 181 Fremont Street Mezzanine Loans consist of a $175,000,000 senior mezzanine loan and a $50,000,000 junior mezzanine loan. The senior mezzanine loan has a 4.8800% coupon and the junior mezzanine loan has a 6.5000% coupon. The 181 Fremont Street Mezzanine Loans are interest-only for the full term of the loans and are coterminous with the 181 Fremont Street Whole Loan. Including the 181 Fremont Street Mezzanine Loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.2%, 1.38x and 6.2%, respectively. The mortgage lenders and the mezzanine lenders have entered into an intercreditor agreement. The 181 Fremont Street Mezzanine Loans have been or are expected to be sold to institutional investors. The rights of the lender of the 181 Fremont Street Mezzanine Loans are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Release of Property. Not permitted.

Condominium. The 181 Fremont Street Property is subject to a condominium regime. The 181 Fremont Street Property consists of a two-parcel condominium; with the commercial parcel owned by the borrower as collateral for the 181 Fremont Street Whole Loan. The commercial parcel consists of the five basement levels, floors 1 through 38, the bridge connecting 181 Fremont to the Transbay Terminal Rooftop Park and the roof of the 181 Fremont Street tower. The residential parcel, inclusive of the 67 luxury market rate residential units on floors 39 to 57, is not owned by the borrower and is not collateral for the 181 Fremont Street Whole Loan. The owner of the commercial parcel will have 140 votes out of 200 votes in the condominium association and the owner of the residential parcel shall have 60 votes out of the 200 votes in the condominium association. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Preliminary Prospectus.

Terrorism Insurance. The 181 Fremont Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 181 Fremont Street Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

Mortgage Loan No. 6 – Extra Space – TIAA Self Storage Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

Mortgage Loan No. 6 – Extra Space – TIAA Self Storage Portfolio

Extra Space - TIAA Self Storage Portfolio

1	Extra Space Washington	Washington, DC	13	Extra Space Newark	Newark, DE
2	Extra Space San Jose	San Jose, CA	14	Extra Space Essex	Essex, MD
3	Extra Space San Diego	San Diego, CA	15	Extra Space New Bedford	New Bedford, MA
4	Extra Space Panorama City	Panorama City, CA	16	Extra Space Birmingham	Birmingham, AL
5	Extra Space Norwalk	Norwalk, CA	17	Extra Space Haverhill	Haverhill, MA
6	Extra Space Miami East	Miami, FL	18	Extra Space Shrewsbury	Shrewsbury, MA
7	Extra Space Miami West	Miami, FL	19	Extra Space Dallas	Dallas, TX
8	Extra Space Palo Alto	East Palo Alto, CA	20	Extra Space Enfield	Enfield, CT
9	Extra Space Covina	Covina, CA	21	Extra Space San Diego Miramar	San Diego, CA
10	Extra Space Gaithersburg	Gaithersburg, MD	22	Extra Space Shawnee	Shawnee, KS
11	Extra Space Philadelphia	Philadelphia, PA	23	Extra Space Overland Park	Overland Park, KS
12	Extra Space Westminster	Westminster, CA	24	Extra Space Tucson	Tucson, AZ

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

Mortgage Loan No. 6 – Extra Space – TIAA Self Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$58,000,000			Location:	Various
Cut-off Date Balance(1):	$58,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	6.4%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Extra Space Storage Inc.; TH Real Estate			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5325%			Size:	1,614,702 SF
Note Date:	2/2/2018			Cut-off Date Balance per SF(1):	$142
First Payment Date:	4/1/2018			Maturity Date Balance per SF(1):	$142
Maturity Date:	3/1/2028			Property Manager:	Extra Space Management, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$20,956,607
Seasoning:	2 months			UW NOI Debt Yield(1):	9.2%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1):	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.97x
Additional Debt Type(1)(2):	Pari Passu			Most Recent NOI:	$20,371,617 (12/31/2017)
Additional Debt Balance(1)(2):	$171,000,000			2nd Most Recent NOI:	$19,178,286 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,582,312 (12/31/2015)
				Most Recent Occupancy:	92.2% (12/31/2017)
Reserves(3)				2nd Most Recent Occupancy:	92.9% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.6% (12/31/2015)
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(4):	$394,160,000 (Various)
Insurance:	$915	$457	N/A	Cut-off Date LTV Ratio(1)(4):	58.1%
Recurring Replacements:	$0	$0	N/A	Maturity Date LTV Ratio(1)(4):	58.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$229,000,000	100.0%	Return of Equity:	$140,845,793	61.5%
			Loan Payoff:	$83,536,796	36.5%
			Closing Costs:	$4,616,496	2.0%
			Reserves:	$915	0.0%
Total Sources:	$229,000,000	100.0%	Total Uses:	$229,000,000	100.0%

(1)	The Extra Space - TIAA Self Storage Portfolio Mortgage Loan (as defined below) is part of the Extra Space - TIAA Self Storage Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $229,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Extra Space - TIAA Self Storage Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Appraised Value represents the “As Is Portfolio” combined appraised value based on individual valuations dated between November 25, 2017 and December 4, 2017, plus a $36,170,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the “As Is Portfolio” value of $394,160,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $357,990,000 are each 64.0%.

The Mortgage Loan. The sixth largest mortgage loan (the “Extra Space - TIAA Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Extra Space - TIAA Self Storage Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $229,000,000, all of which are secured by the fee interest in a 24-property self-storage portfolio located across 11 states and Washington, D.C. totaling 1,614,702 SF (the “Extra Space - TIAA Self Storage Portfolio Properties”). The non-controlling Note A-3 in the original principal amount of $58,000,000 represents the Extra Space - TIAA Self Storage Portfolio Mortgage Loan and will be included in the BANK 2018-BNK12 securitization trust. A summary of the remaining promissory notes (the “Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans”) is shown in the table below. The Extra Space - TIAA Self Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2018-B2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

Extra Space - TIAA Self Storage Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$105,000,000	$105,000,000	CGCMT 2018-B2	Yes
A-2	$66,000,000	$66,000,000	BANK 2018-BNK11	No
A-3	$58,000,000	$58,000,000	BANK 2018-BNK12	No
Total	$229,000,000	$229,000,000

Proceeds from the Extra Space - TIAA Self Storage Portfolio Whole Loan were primarily used to return equity to the Extra Space - TIAA Self Storage Portfolio Whole Loan sponsors to pay down a portion of the sponsors’ credit facility, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsors. The borrower is Storage Portfolio I LLC (the “Extra Space – TIAA Self Storage Portfolio Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Extra Space – TIAA Self Storage Portfolio Borrower is approximately 66.0% indirectly owned by Teachers Insurance and Annuity Association of America (“TIAA”) for the benefit of The Separate Real Estate Account (“TIAA Real Estate”) and approximately 34.0% indirectly owned by Extra Space Storage Inc. (“Extra Space Storage”). The borrower sponsors are Extra Space Storage and TH Real Estate. TH Real Estate is an affiliate of Nuveen, LLC, an investment management arm of TIAA. As of September 30, 2017, TH Real Estate had approximately $107 billion of assets under management globally.

The non-recourse carveout guarantor for the Extra Space - TIAA Self Storage Portfolio Whole Loan is Extra Space Storage. If a buy/sell event occurs or is anticipated to occur such that TIAA Real Estate becomes the sole indirect owner of the borrower, Teachers REA, LLC has been approved as a replacement guarantor so long as at the time of such replacement it satisfies a minimum net worth of $5 billion and minimum liquidity of $10 million and is acceptable to the lender based on the lender’s underwriting standards, and there has been no material adverse change in its financial conditions or status since the origination of the Extra Space - TIAA Self Storage Portfolio Whole Loan.

The Properties. The Extra Space - TIAA Self Storage Portfolio Properties consist of 24 Extra Space branded self-storage properties located in 11 states and Washington, D.C. The Extra Space - TIAA Self Storage Portfolio Properties consist of 15,465 traditional storage units (of which 1,100 units (approximately 7.1%) are climate controlled) and 303 parking spaces. The Extra Space - TIAA Self Storage Portfolio Properties range in size from 36,384 SF to 119,335 SF, inclusive of parking square footage, with an average size across the portfolio for traditional storage units of approximately 104 SF. Each of the Extra Space - TIAA Self Storage Portfolio Properties includes perimeter fencing, security cameras, gated entry, on-site managers and on-site leasing offices. The weighted average occupancy of the Extra Space - TIAA Self Storage Portfolio Properties was 92.2% as of December 31, 2017.

The Extra Space - TIAA Self Storage Portfolio Properties have been jointly owned by the Extra Space - TIAA Self Storage Portfolio Whole Loan sponsors since 2004, and since 2012, the sponsors have invested over $5.7 million in capital expenditures to the Extra Space - TIAA Self Storage Portfolio Properties. Under the Extra Space – TIAA Self Storage Portfolio Whole Loan sponsors’ ownership, historical occupancy has increased from 85.9% in 2010 to 92.2% in 2017, averaging 90.2% between 2010 and 2017, and the Extra Space - TIAA Self Storage Portfolio Properties’ effective gross income has grown each year since 2010 by between 2.2% and 6.3%, with cumulative growth of 37.0% from 2010 to 2017.

The Extra Space - TIAA Self Storage Portfolio Properties’ revenue is diversely generated from 24 different properties across 17 various metropolitan statistical areas. Only five properties individually represent greater than 5.4% of the portfolio’s underwritten net cash flow. The five largest properties based on allocated Cut-off Date Balance account for approximately 37.6% of underwritten net cash flow while the 10 largest properties based on allocated Cut-off Date Balance account for approximately 61.9% of the portfolio’s underwritten net cash flow.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

The following table presents detailed information with respect to each of the Extra Space - TIAA Self Storage Portfolio Properties.

Extra Space - TIAA Self Storage Portfolio Properties Summary
Property Name City, State	Year Built/ Renovated	Total GLA	Total Units	Occ % As of 12/31/2017	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	% of Appraised Value	UW NCF
Extra Space Washington Washington, D.C.	1910 / NAP	104,382	1,689	92.1%	$30,841,000	13.5%	$47,490,000	13.3%	$2,752,474
Extra Space San Jose San Jose, CA	1985, 2016 / NAP	66,854	795	89.9%	$14,955,000	6.5%	$24,750,000	6.9%	$1,355,104
Extra Space San Diego San Diego, CA	1986 / NAP	119,335	898	88.1%	$14,730,000	6.4%	$21,760,000	6.1%	$1,325,851
Extra Space Panorama City Panorama City, CA	1987 / NAP	77,395	900	92.7%	$12,980,000	5.7%	$21,550,000	6.0%	$1,182,697
Extra Space Norwalk Norwalk, CA	1977 / NAP	79,529	893	92.8%	$12,885,000	5.6%	$22,150,000	6.2%	$1,174,461
Extra Space Miami East Miami, FL	1987 / 2009	80,390	831	91.8%	$12,126,000	5.3%	$19,600,000	5.5%	$1,111,182
Extra Space Miami West Miami, FL	1987 / 2009	75,564	684	95.7%	$12,105,000	5.3%	$19,000,000	5.3%	$1,107,307
Extra Space Palo Alto East Palo Alto, CA	1989 / NAP	45,836	592	92.1%	$10,862,000	4.7%	$18,230,000	5.1%	$978,172
Extra Space Covina Covina, CA	1973 / NAP	74,537	729	91.9%	$10,639,000	4.6%	$17,450,000	4.9%	$966,181
Extra Space Gaithersburg Gaithersburg, MD	1988 / NAP	74,341	642	91.5%	$9,687,000	4.2%	$14,350,000	4.0%	$875,499
Extra Space Philadelphia Philadelphia, PA	1970, 1988 / NAP	68,425	593	93.9%	$9,310,000	4.1%	$13,860,000	3.9%	$842,713
Extra Space Westminster Westminster, CA	1988 / NAP	65,997	685	94.7%	$9,150,000	4.0%	$15,680,000	4.4%	$840,721
Extra Space Newark Newark, DE	1988 / NAP	64,300	519	91.1%	$8,193,000	3.6%	$12,590,000	3.5%	$738,819
Extra Space Essex Essex, MD	1991 / NAP	60,425	522	93.5%	$7,444,000	3.3%	$11,340,000	3.2%	$679,151
Extra Space New Bedford New Bedford, MA	1989, 2003 / NAP	65,350	535	93.6%	$7,215,000	3.2%	$10,300,000	2.9%	$654,243
Extra Space Birmingham Birmingham, AL	1988 / NAP	73,366	604	94.8%	$7,195,000	3.1%	$9,250,000	2.6%	$655,749
Extra Space Haverhill Haverhill, MA	1989 / NAP	53,490	553	86.6%	$6,895,000	3.0%	$11,680,000	3.3%	$616,849
Extra Space Shrewsbury Shrewsbury, MA	1982 / NAP	65,300	417	92.1%	$6,483,000	2.8%	$9,020,000	2.5%	$585,168
Extra Space Dallas Dallas, TX	1973 / NAP	47,472	478	90.0%	$5,340,000	2.3%	$7,650,000	2.1%	$480,768
Extra Space Enfield Enfield, CT	1982 / NAP	65,650	511	93.0%	$4,911,000	2.1%	$7,680,000	2.1%	$427,883
Extra Space San Diego Miramar San Diego, CA	1986 / NAP	36,384	455	92.3%	$4,819,000	2.1%	$7,050,000	2.0%	$432,728
Extra Space Shawnee Shawnee, KS	1987 / NAP	56,240	472	95.1%	$3,570,000	1.6%	$5,670,000	1.6%	$330,987
Extra Space Overland Park Overland Park, KS	1990 / NAP	46,890	346	94.3%	$3,570,000	1.6%	$5,620,000	1.6%	$324,395
Extra Space Tucson Tucson, AZ	1984 / NAP	47,250	425	91.3%	$3,095,000	1.4%	$4,270,000	1.2%	$275,296
Total/Wtd. Avg.		1,614,702	15,768	92.2%	$229,000,000	100.0%	$357,990,000(1)	100.0%	$20,714,398

(1)	The sum of the individual “as-is” appraisal values of the Extra Space - TIAA Self Storage Portfolio Properties is $357,990,000. The appraiser also provided an “As-Is Portfolio” value based on individual valuations dated between November 25, 2017 and December 4, 2017 plus a $36,170,000 portfolio premium.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

The following table presents certain information relating to the types of units offered at the Extra Space - TIAA Self Storage Portfolio Properties:

Unit Summary
Property Name	Total GLA	% GLA	Total Number of Storage Units	Number of Parking Units	Number of Climate Controlled Units	% of Climate Controlled Units
Extra Space Washington	104,382	6.5%	1,689	0	121	7.2%
Extra Space San Jose	66,854	4.1%	791	4	0	0.0%
Extra Space San Diego	119,335	7.4%	877	21	0	0.0%
Extra Space Panorama City	77,395	4.8%	896	4	0	0.0%
Extra Space Norwalk	79,529	4.9%	871	22	0	0.0%
Extra Space Miami East	80,390	5.0%	789	42	193	24.5%
Extra Space Miami West	75,564	4.7%	653	31	214	32.8%
Extra Space Palo Alto	45,836	2.8%	592	0	0	0.0%
Extra Space Covina	74,537	4.6%	726	3	0	0.0%
Extra Space Gaithersburg	74,341	4.6%	622	20	0	0.0%
Extra Space Philadelphia	68,425	4.2%	586	7	137	23.4%
Extra Space Westminster	65,997	4.1%	681	4	0	0.0%
Extra Space Newark	64,300	4.0%	476	43	96	20.2%
Extra Space Essex	60,425	3.7%	502	20	155	30.9%
Extra Space New Bedford	65,350	4.0%	514	21	0	0.0%
Extra Space Birmingham	73,366	4.5%	592	12	13	2.2%
Extra Space Haverhill	53,490	3.3%	553	0	119	21.5%
Extra Space Shrewsbury	65,300	4.0%	414	3	0	0.0%
Extra Space Dallas	47,472	2.9%	474	4	0	0.0%
Extra Space Enfield	65,650	4.1%	498	13	0	0.0%
Extra Space San Diego Miramar	36,384	2.3%	455	0	0	0.0%
Extra Space Shawnee	56,240	3.5%	472	0	0	0.0%
Extra Space Overland Park	46,890	2.9%	317	29	52	16.4%
Extra Space Tucson	47,250	2.9%	425	0	0	0.0%
Total / Wtd. Avg.	1,614,702	100.0%	15,465	303	1,100	7.1%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

The following table presents certain information relating to the historical occupancy at the Extra Space - TIAA Self Storage Portfolio Properties:

Historical Occupancy(1)
Property Name	2010	2011	2012	2013	2014	2015	2016	2017	Average
Extra Space Washington	94.0%	91.9%	91.4%	92.4%	92.5%	91.4%	91.6%	92.1%	92.2%
Extra Space San Jose	89.5%	88.9%	92.0%	92.8%	92.9%	95.7%	94.3%	89.9%	92.0%
Extra Space San Diego	88.9%	88.8%	86.8%	87.1%	89.9%	93.9%	95.9%	88.1%	89.9%
Extra Space Panorama City	85.3%	87.8%	92.2%	93.6%	93.7%	94.8%	89.8%	92.7%	91.2%
Extra Space Norwalk	79.4%	83.0%	84.6%	88.8%	88.2%	92.9%	96.6%	92.8%	88.3%
Extra Space Miami East	85.4%	81.2%	88.7%	91.3%	92.1%	93.7%	92.9%	91.8%	89.6%
Extra Space Miami West	85.7%	88.0%	86.5%	89.6%	88.7%	91.5%	92.4%	95.7%	89.8%
Extra Space Palo Alto	80.0%	86.2%	92.7%	92.3%	93.7%	95.2%	96.3%	92.1%	91.1%
Extra Space Covina	85.5%	85.5%	88.7%	90.4%	91.8%	93.7%	95.1%	91.9%	90.3%
Extra Space Gaithersburg	85.4%	91.2%	92.5%	92.8%	90.7%	92.6%	93.3%	91.5%	91.3%
Extra Space Philadelphia	89.7%	90.7%	89.9%	88.2%	87.0%	87.0%	85.8%	93.9%	89.0%
Extra Space Westminster	79.8%	84.1%	88.9%	91.8%	90.4%	93.4%	95.3%	94.7%	89.8%
Extra Space Newark	90.7%	89.3%	92.4%	91.8%	91.9%	87.5%	84.6%	91.1%	89.9%
Extra Space Essex	87.1%	89.3%	91.0%	94.3%	92.9%	93.7%	93.6%	93.5%	91.9%
Extra Space New Bedford	78.0%	80.4%	75.2%	87.3%	91.7%	92.4%	95.9%	93.6%	86.8%
Extra Space Birmingham	83.4%	83.3%	89.1%	89.7%	90.8%	93.8%	92.9%	94.8%	89.7%
Extra Space Haverhill	87.4%	90.0%	90.9%	94.2%	92.2%	91.6%	92.1%	86.6%	90.6%
Extra Space Shrewsbury	85.3%	88.0%	90.9%	91.6%	93.0%	95.1%	92.5%	92.1%	91.1%
Extra Space Dallas	85.2%	85.1%	91.3%	90.7%	91.1%	94.9%	90.7%	90.0%	89.9%
Extra Space Enfield	87.7%	92.5%	89.1%	92.4%	91.9%	91.3%	94.6%	93.0%	91.6%
Extra Space San Diego Miramar	89.1%	89.7%	88.5%	90.1%	90.7%	94.2%	94.9%	92.3%	91.2%
Extra Space Shawnee	79.0%	78.1%	81.7%	80.4%	89.1%	91.7%	92.7%	95.1%	86.0%
Extra Space Overland Park	89.9%	87.1%	89.7%	91.5%	89.1%	90.5%	91.5%	94.3%	90.5%
Extra Space Tucson	84.2%	84.5%	94.4%	91.0%	89.5%	90.4%	92.2%	91.3%	89.7%
Total / Wtd. Avg.	85.9%	87.0%	89.0%	90.6%	91.1%	92.6%	92.9%	92.2%	90.2%

(1)	As provided by the borrower and which represents occupancy as of December 31st for the indicated year.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

The Markets. The Extra Space - TIAA Self Storage Portfolio Properties are geographically diverse, located across 22 cities in 11 states and Washington, D.C. The largest concentrations are located in California (eight properties, 35.0% of SF, 39.9% of UW NCF), Massachusetts (three properties, 11.4% of SF, 9.0% of UW NCF), Florida (two properties, 9.7% of SF, 10.7% of UW NCF), and Maryland (two properties, 8.3% of SF, 7.5% of UW NCF), with the remaining properties (35.5% of SF, 33.0% of UW NCF) located in seven states and Washington, D.C.

The following table presents the geographical distribution of the Extra Space - TIAA Self Storage Portfolio Properties:

State/Jurisdiction Summary
State/Jurisdiction	Property Count	Allocated Loan Amount	% of Allocated Loan Amount	Total SF	% of SF	Total Units	Occupancy as of 12/31/2017	UW NCF	% of UW NCF
California	8	$91,020,000	39.7%	565,867	35.0%	5,947	91.5%	$8,255,915	39.9%
Massachusetts	3	$20,593,000	9.0%	184,140	11.4%	1,505	91.0%	$1,856,260	9.0%
Florida	2	$24,231,000	10.6%	155,954	9.7%	1,515	93.7%	$2,218,489	10.7%
Maryland	2	$17,131,000	7.5%	134,766	8.3%	1,164	92.4%	$1,554,650	7.5%
Washington, D.C.	1	$30,841,000	13.5%	104,382	6.5%	1,689	92.1%	$2,752,474	13.3%
Kansas	2	$7,140,000	3.1%	103,130	6.4%	818	94.7%	$655,382	3.2%
Alabama	1	$7,195,000	3.1%	73,366	4.5%	604	94.8%	$655,749	3.2%
Pennsylvania	1	$9,310,000	4.1%	68,425	4.2%	593	93.9%	$842,713	4.1%
Connecticut	1	$4,911,000	2.1%	65,650	4.1%	511	93.0%	$427,883	2.1%
Delaware	1	$8,193,000	3.6%	64,300	4.0%	519	91.1%	$738,819	3.6%
Texas	1	$5,340,000	2.3%	47,472	2.9%	478	90.0%	$480,768	2.3%
Arizona	1	$3,095,000	1.4%	47,250	2.9%	425	91.3%	$275,296	1.3%
Total / Wtd. Avg.	24	$229,000,000	100.0%	1,614,702	100.0%	15,768	92.2%	$20,714,398	100.0%

The following table presents local demographics data for the Extra Space - TIAA Self Storage Portfolio Properties:

Local Demographics Summary
Property Name	City	State/Jurisdiction	2017 Population (within a 1-mi. / 3-mi. / 5-mi. Radius)	2017 Median Income (within a 1-mi. / 3-mi. / 5-mi. Radius)
Extra Space Washington	Washington	D.C.	103,098 / 396,332 / 776,753	$91,607 / $86,799 / $85,537
Extra Space San Jose	San Jose	CA	29,673 / 250,116 / 604,289	$73,531 / $85,535 / $90,169
Extra Space San Diego	San Diego	CA	11,296 / 89,230 / 231,408	$82,606 / $90,172 / $95,726
Extra Space Panorama City	Panorama City	CA	70,965 / 337,834 / 757,901	$36,615 / $47,468 / $52,390
Extra Space Norwalk	Norwalk	CA	29,213 / 257,233 / 682,041	$61,064 / $59,950 / $59,825
Extra Space Miami East	Miami	FL	32,678 / 217,329 / 421,919	$52,240 / $58,326 / $59,634
Extra Space Miami West	Miami	FL	18,416 / 209,400 / 486,980	$57,632 / $43,368 / $44,671
Extra Space Palo Alto	East Palo Alto	CA	32,002 / 120,107 / 241,797	$72,803 / $101,384 / $98,992
Extra Space Covina	Covina	CA	25,705 / 215,002 / 491,057	$73,888 / $64,913 / $64,265
Extra Space Gaithersburg	Gaithersburg	MD	14,199 / 109,881 / 223,144	$94,923 / $79,610 / $87,213
Extra Space Philadelphia	Philadelphia	PA	23,889 / 172,998 / 476,472	$45,365 / $52,400 / $51,878
Extra Space Westminster	Westminster	CA	24,050 / 200,548 / 614,766	$64,768 / $65,221 / $65,395
Extra Space Newark	Newark	DE	9,435 / 71,666 / 194,717	$56,169 / $61,267 / $63,727
Extra Space Essex	Essex	MD	7,749 / 101,747 / 286,150	$61,708 / $57,325 / $57,523
Extra Space New Bedford	New Bedford	MA	8,150 / 92,571 / 201,358	$63,485 / $46,772 / $55,431
Extra Space Birmingham	Birmingham	AL	8,820 / 65,688 / 163,572	$63,978 / $65,543 / $53,616
Extra Space Haverhill	Haverhill	MA	6,734 / 65,267 / 176,022	$67,010 / $64,825 / $59,859
Extra Space Shrewsbury	Shrewsbury	MA	8,242 / 202,685 / 381,663	$30,475 / $57,152 / $66,557
Extra Space Dallas	Dallas	TX	10,819 / 122,018 / 341,303	$47,347 / $41,440 / $48,008
Extra Space Enfield	Enfield	CT	4,379 / 35,521 / 77,407	$63,609 / $70,516 / $75,869
Extra Space San Diego Miramar	San Diego	CA	9,630 / 80,429 / 226,274	$74,425 / $88,667 / $93,486
Extra Space Shawnee	Shawnee	KS	10,793 / 71,788 / 171,869	$70,625 / $66,051 / $60,493
Extra Space Overland Park	Overland Park	KS	13,979 / 104,377 / 241,367	$49,313 / $58,588 / $65,127
Extra Space Tucson	Tucson	AZ	15,994 / 122,452 / 201,345	$39,867 / $47,082 / $47,238

Source: Appraisals.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

The following table presents certain information relating to certain self-storage lease comparables provided in the appraisals for the Extra Space – TIAA Self Storage Portfolio Properties:

Competitive Set Summary
Property Name	Metropolitan Statistical Area	Occupancy As of 12/31/2017	Competitive Set Average Occupancy	Average Monthly Rent/Unit	Competitive Set Average Monthly Asking Rent/Unit
Extra Space Washington	Washington-Arlington-Alexandria, DC-VA-MD-WV	92.1%	81.5%	$188	$181
Extra Space San Jose	San Jose-Sunnyvale-Santa Clara, CA	89.9%	92.9%	$199	$204
Extra Space San Diego	San Diego-Carlsbad, CA	88.1%	94.4%	$159	$170
Extra Space Panorama City	Los Angeles-Long Beach-Santa Ana, CA	92.7%	94.8%	$172	$172
Extra Space Norwalk	Los Angeles-Long Beach-Santa Ana, CA	92.8%	93.4%	$159	$160
Extra Space Miami East	Miami-Fort Lauderdale-Pompano Beach, FL	91.8%	94.9%	$157	$158
Extra Space Miami West	Miami-Fort Lauderdale-Pompano Beach, FL	95.7%	91.5%	$181	$182
Extra Space Palo Alto	San Francisco-Oakland-Hayward, CA	92.1%	93.3%	$198	$198
Extra Space Covina	Los Angeles-Long Beach-Santa Ana, CA	91.9%	94.1%	$164	$169
Extra Space Gaithersburg	Washington-Arlington-Alexandria, DC-VA-MD-WV	91.5%	91.5%	$144	$156
Extra Space Philadelphia	Philadelphia-Camden-Wilmington, PA-NJ-DE	93.9%	91.4%	$162	$167
Extra Space Westminster	Los Angeles-Long Beach-Anaheim, CA	94.7%	94.0%	$155	$160
Extra Space Newark	Philadelphia-Camden-Wilmington, PA-NJ-DE	91.1%	88.3%	$182	$183
Extra Space Essex	Baltimore-Towson, MD	93.5%	90.4%	$149	$152
Extra Space New Bedford	Providence-Warwick, RI-MA	93.6%	95.5%	$145	$156
Extra Space Birmingham	Birmingham-Hoover, AL	94.8%	93.6%	$113	$122
Extra Space Haverhill	Boston-Cambridge-Newton, MA-NH	86.6%	91.4%	$150	$154
Extra Space Shrewsbury	Worcester, MA-CT	92.1%	91.2%	$161	$184
Extra Space Dallas	Dallas-Fort Worth-Arlington, TX	90.0%	92.2%	$120	$126
Extra Space Enfield	Hartford-West Hartford-East Hartford, CT	93.0%	92.8%	$119	$124
Extra Space San Diego Miramar	San Diego-Carlsbad, CA	92.3%	94.8%	$116	$121
Extra Space Shawnee	Kansas City, MO-KS	95.1%	94.2%	$106	$112
Extra Space Overland Park	Kansas City, MO-KS	94.3%	92.7%	$133	$134
Extra Space Tucson	Tucson, AZ	91.3%	89.5%	$90	$100
Total / Wtd. Avg.		92.2%	92.1%	$157	$161

Source: Appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Extra Space - TIAA Self Storage Portfolio Properties:

Cash Flow Analysis
	2013	2014	2015	2016	2017	U/W	U/W PSF
Base Rent	$25,753,599	$26,338,467	$27,783,482	$29,791,412	$32,117,467	$32,379,189	$20.05
Concessions	($1,133,033)	($1,015,854)	($801,904)	($832,704)	($1,001,751)	($980,303)	($0.61)
Vacancy & Credit Loss	($2,818,702)	($2,552,762)	($2,677,225)	($3,084,078)	($4,104,590)	($3,946,418)	($2.44)
Other Income(1)	$1,845,128	$1,854,466	$1,861,602	$1,894,673	$1,980,586	$1,965,702	$1.22
Effective Gross Income	$23,646,992	$24,624,317	$26,165,955	$27,769,303	$28,991,712	$29,418,170	$18.22
Total Operating Expenses	$8,216,773	$8,380,232	$8,583,643	$8,591,017	$8,620,095	$8,461,563	$5.24
Net Operating Income	$15,430,219	$16,244,085	$17,582,312	$19,178,286	$20,371,617	$20,956,607	$12.98
Replacement Reserves	$0	$0	$0	$0	$0	$242,209	$0.15
Net Cash Flow	$15,430,219	$16,244,085	$17,582,312	$19,178,286	$20,371,617	$20,714,398	$12.83

Occupancy %	90.6%	91.1%	92.6%	92.9%	92.2%	92.2%(2)
NOI DSCR(3)	1.47x	1.54x	1.67x	1.82x	1.94x	1.99x
NCF DSCR(3)	1.47x	1.54x	1.67x	1.82x	1.94x	1.97x
NOI Debt Yield(3)	6.7%	7.1%	7.7%	8.4%	8.9%	9.2%
NCF Debt Yield(3)	6.7%	7.1%	7.7%	8.4%	8.9%	9.0%

(1)	Other Income includes administrative fees, late fees, merchandise sales, parking income and cell tower and billboard commercial leases.

(2)	The underwritten economic vacancy is 12.0%. As of December 31, 2017, the Extra Space – TIAA Self Storage Portfolio Properties were 92.2% physically occupied.

(3)	Debt service coverage ratios and debt yields are based on the Extra Space – TIAA Self Storage Portfolio Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

BANK 2018-BNK12	Extra Space – TIAA Self Storage Portfolio

Escrows and Reserves. So long as Extra Space Storage Inc. is the nonrecourse carve-out guarantor, and provided (x) no event of default or Cash Sweep Period (as defined below) has occurred and is continuing, (y) the Extra Space – TIAA Self Storage Portfolio Borrower provides to lender evidence of direct payment of taxes and insurance premiums, and (z) as it relates to the insurance requirements, the Extra Space - TIAA Self Storage Portfolio Properties are covered by a blanket policy, monthly deposits of 1/12th of the real estate taxes and 1/12th of the property insurance premiums will be waived. Notwithstanding any such waiver, the Extra Space – TIAA Self Storage Portfolio Borrower is required to escrow for flood insurance coverage as required under the National Flood Insurance Program.

Lockbox and Cash Management. The Extra Space - TIAA Self Storage Portfolio Whole Loan documents provide for a springing lockbox and springing cash management, in each case upon the occurrence of a Cash Sweep Period (as defined below). Upon the occurrence of a Cash Sweep Period, the borrower is required to establish (i) a lockbox account, into which, during a Cash Sweep Period, all rents are required to be deposited and (ii) a lender controlled cash management account, into which, during a Cash Sweep Period, all deposits in the lockbox account are required to be transferred on each business day.

Provided no event of default is continuing, funds in the cash management account are required to be applied to payment of de minimis revenue (tenant insurance premiums, sales tax and packing supply cash receipts) to the Extra Space – TIAA Self Storage Portfolio Borrower, to payment of debt service, operating expenses and extraordinary expenses, and to funding of required reserves, with the remainder being deposited to an excess cash flow reserve to be held as additional security for the Extra Space - TIAA Self Storage Portfolio Whole Loan until the discontinuance of the Cash Sweep Period at which time the excess cash is required to be swept to the Extra Space – TIAA Self Storage Portfolio Borrower’s operating account. Notwithstanding, should a Cash Sweep Period occur more than once during the Extra Space - TIAA Self Storage Portfolio Whole Loan term, excess cash will not be required to be returned to the Extra Space – TIAA Self Storage Portfolio Borrower’s operating account and is permitted to continue to be held by the lender for the remainder of the loan term.

A “Cash Sweep Period” will commence upon the earlier of (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x for 12 consecutive months and will continue until; in the case of clause (i), the cure of such event of default, and in the case of clause (ii), the debt service coverage ratio being equal to or greater than 1.25x for the immediately preceding six consecutive months. Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

Additional Secured Indebtedness (not including trade debts). The Extra Space - TIAA Self Storage Portfolio Properties also secure the Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $171,000,000. The Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Extra Space - TIAA Self Storage Portfolio Mortgage Loan. The Extra Space - TIAA Self Storage Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the Extra Space - TIAA Self Storage Portfolio Mortgage Loan and the Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Extra Space - TIAA Self Storage Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the date that is two years from the “startup day” of the BANK 2018-BNK12 REMIC trust and prior to September 1, 2027, provided no event of default has occurred and is continuing, the Extra Space – TIAA Self Storage Portfolio Borrower may obtain a release of any of the individual properties comprising the Extra Space - TIAA Self Storage Portfolio Properties in connection with a sale to a third party upon defeasance of an amount equal to 125% of the allocated loan amount of such individual property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt yield with respect to the remaining Extra Space – TIAA Self Storage Portfolio Properties is not less than the greater of (a) 9.08% and (b) the debt yield of all of the Extra Space – TIAA Self Storage Portfolio Properties immediately prior to the related release; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space - TIAA Self Storage Portfolio Whole Loan to fail to maintain its status as a REMIC).

Substitution of Property. Not permitted.

Terrorism Insurance. The Extra Space - TIAA Self Storage Portfolio Borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Extra Space - TIAA Self Storage Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

BANK 2018-BNK12	The Gateway

Mortgage Loan No. 7 – The Gateway

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

BANK 2018-BNK12	The Gateway

Mortgage Loan No. 7 – The Gateway

The Gateway
550/560 Battery Street, 440 Davis Court/100 Washington Street,
155 Jackson Street, 405 Davis Court, 200 Washington Street,
99 Jackson Street, 1-9 Boston Ship Plaza,
10-13 & 25-38 Hinckley Walk, 14-24
Whaleship Plaza and 39-58 Ironship Plaza
San Francisco, CA 94111
SAN FRANCISCO
San Francisco Bay
North Beach
Telegraph Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
Pioneer Park
Coit Tower
Greenwich Steps
Levi's Plaza
Washington Square Park
Public Library of Science
Williams-Sonoma Inc.
Nielsen
Exploratorium
James R. Herman Cruise Terminal
Viscira
KRON 4
Esurance Corp. Office
Sydney G. Walton Square
The Gateway Theatre
Transamerica Bldg.
One Maritime Plaza
Portsmouth Square
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Ferry Building
Omni San Francisco
Wells Fargo Corp. Offices
Ritz Carlton
Bank of America Bldg.
Mandarin Oriental SF
101 California
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
100 Spear
200 Spear Street
201 Mission Street
50 Fremont Center
Millennium Tower
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
Oceanwide Center (Under Constr.)
Salesforce Tower
Park Tower at Transbay (Under Constr.)
Gap Inc. Corp. HQ
Google SF
Golden Gate University
TRANSBAY TRANSIT CENTER (Under Construction)
The Infinity Towers
Macy's
Four Seasons Hotel SF
SF Marriott Marquis
Contemporary Jewish Museum
SF Museum of Modern Art
Academy of Art Univ.
Yerba Buena Center for the Arts
W San Francisco
Yerba Buena Gardens
San Francisco Shopping Center
UBM Tech
Rackspace
Metreon
Moscone North
MOSCONE CONVENTION CENTER
Moscone South
Moscone West
Children's Creativity Museum
Bit Torrent
Twilio
InterContinental
Comcast SportsNet
Hired.com
South Park
Dropbox
CENTRAL SUBWAY (Under Construction)
CABLE CAR LINE
MUNI METRO
BART
San Francisco-Oakland Bay Bridge
EMBARCADERO & SANSOME
EMBARCADERO & GREENWICH
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO
DON CHEE WAY & STEUART
EMBARCADERO & FOLSOM
EMBARCADERO & HARRISON
EMBARCADERO & BRANNAN
MONTGOMERY
POWELL
Chestnut St
Lombard St
Greenwich St
Filbert St
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Powell St
Stockton St
Grant Ave
Kearny St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Columbus Ave
Embarcadero
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Steuart St
Spear St
Main St
Beale St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
Jessie St
Tehama St
Clementina St
Federal St
Delancey St
Embarcadero South
80
San Rafael
Richmond
Pinole
Martinez
Pittsburg
Concord
Pleasant Hill
Walnut Creek
Berkeley
Lafayette
Moraga
Alamo
Danville
San Ramon
Dublin
Pleasanton
OAKLAND
Alameda
SAN FRANCISCO
Daly City
South San Francisco
San Leandro
Castro Valley
Hayward
Union City
Fremont
Pacific Ocean
San Mateo
Redwood City
Half Moon Bay
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Milpitas
Newark
Burlingame
Pacifica
San Bruno
Foster City
Belmont
Woodside
Moss Beach
Mill Valley
Sausalito
Tiburon
El Cerrito
Orinda
Emeryville
Piedmont
Sunol
Brisbane
Portola Valley

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

BANK 2018-BNK12	The Gateway

Mortgage Loan No. 7 – The Gateway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBBsf/BBB/BBB			Location:	San Francisco, CA 94111
Original Balance(1):	$55,000,000			General Property Type(6):	Multifamily
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type(6):	High Rise
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1965-1967/2010-2018
Sponsors(2):	Prime Property Fund II, L.P.; CM			Size(6):	1,254 Units
	Golden Gate, Inc.; Oakhill Gateway			Cut-off Date Balance per Unit(1)(6):	$263,158
	Partners, L.P.			Maturity Date Balance per Unit(1)(6):	$263,158
Mortgage Rate:	3.721818%			Property Manager:	Golden Management, Inc.
Note Date:	3/16/2018				(borrower-related)
First Payment Date:	5/6/2018
Maturity Date:	4/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$37,654,905
IO Period:	120 months			UW NOI Debt Yield(1):	11.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	11.4%
Prepayment Provisions(3):	LO(11); YM1(14); DEF/YM1(88); O(7)			UW NCF DSCR(1):	3.00x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$37,344,275 (12/31/2017)
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			2nd Most Recent NOI:	$37,666,095 (12/31/2016)
Additional Debt Balance(1)(4):	$275,000,000/$220,000,000			3rd Most Recent NOI:	$36,828,305 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(6):	96.7% (1/25/2018)
Reserves(5)				2nd Most Recent Occupancy(6):	95.8% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	97.1% (12/31/2015)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$868,800,000 (2/1/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	38.0%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$550,000,000	100.0%	Loan Payoff:	$325,000,000	59.1%
			Return of Equity:	$208,395,272	37.9%
			Closing Costs:	$16,604,728	3.0%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Gateway Mortgage Loan (as defined below) is part of The Gateway Whole Loan (as defined below), which is comprised of four pari passu senior promissory notes with an aggregate original principal balance of $330,000,000 (“The Gateway Senior Notes”) and six subordinate promissory notes (four pari passu B-Notes and two pari passu C-Notes) with an aggregate original principal balance of $220,000,000 (“The Gateway Subordinate Companion Loans”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Gateway Senior Notes, without regard to The Gateway Subordinate Companion Loans. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on The Gateway Whole Loan aggregate principal balance of $550,000,000 are $438,596, $438,596, 6.8%, 6.8%, 1.62x, 63.3% and 63.3%, respectively.

(2)	There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower.

(3)	Prior to the open prepayment date of October 6, 2027, The Gateway Whole Loan may be, (a) defeased in whole, but not in part, at any time after the earlier of (i) March 16, 2021, or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of The Gateway Senior Notes to be securitized (the assumed lockout period of 25 payments is based on the closing date of this transaction in May 2018) or (b) prepaid in whole, but not in part, on and after April 6, 2019 with payment of the greater of 1% of the amount prepaid or a yield maintenance premium.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The Gateway Property (as defined below) also includes 61,989 SF of ground floor commercial space which is not included in the unit count or occupancy figures.

The Mortgage Loan. The seventh largest mortgage loan (“The Gateway Mortgage Loan”) is part of a whole loan (“The Gateway Whole Loan”) in the aggregate original principal amount of $550,000,000. The Gateway Whole Loan is secured by a first priority fee mortgage encumbering a residential community totaling 1,254 high-rise rent-controlled units, 58 low-rise townhouse rent-controlled units, 61,989 SF of commercial space, and 916 garage parking spaces located in San Francisco, California (“The Gateway Property”). The Gateway Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and Bank of America, N.A. (“BANA”). The Gateway Whole Loan is comprised of (i) four senior pari passu promissory notes with an original aggregate principal balance of $330,000,000 (Notes A-1-A, A-1-B, A-2-A and A-2-B, collectively, “The Gateway Senior Notes”), (ii) four subordinate pari passu B-Notes with an original aggregate principal balance of $105,000,000 (Notes B-1-A, B-1-B, B-2-A and B-2-B, collectively, “The Gateway B-Notes”) that are subordinate to The Gateway Senior Notes, and (iii) two subordinate pari passu C-Notes with an original aggregate principal balance of $115,000,000 (Notes C-1 and C-2, collectively, “The Gateway C-Notes”) that are subordinate to both The Gateway Senior Notes and The Gateway B-Notes (and together with The Gateway B-Notes, “The Gateway Subordinate Companion Loans”). Note A-2-B, which is being contributed by BANA in the original principal amount of $55,000,000, represents The Gateway Mortgage Loan and will be included in the BANK 2018-BNK12 securitization trust. Of the remaining Gateway Senior Notes, evidenced by Notes A-1-A, A-1-B and A-2-A (collectively, “The Gateway Pari Passu Senior Companion

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

BANK 2018-BNK12	The Gateway

Loans”), Notes A-1-A and A-1-B are currently being held by DBNY and are expected to be contributed to one or more future securitization trusts, while Note A-2-A was contributed by BANA to the BANK 2018-BNK11 securitization trust. The Gateway Subordinate Companion loans have been sold as described in the table below. The Gateway Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust, and from and after the securitization of Note A-1-A will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1-A is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Proceeds from The Gateway Whole Loan were used to pay off the existing debt of $325,000,000 that was securitized in two deals by Freddie Mac in 2013, FREMF 2013-K33 and FREMF 2013-K34.

The Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Control Notes(1)
A-1-A	$197,500,000	$197,500,000	DBNY	No(2)
A-1-B	$50,000,000	$50,000,000	DBNY	No
A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
B-1-A	$39,375,000	$39,375,000	Prima Mortgage Investment Trust, LLC	No
B-1-B	$39,375,000	$39,375,000	New York State Teachers’ Retirement System	No
B-2-A	$13,125,000	$13,125,000	Prima Mortgage Investment Trust, LLC	No
B-2-B	$13,125,000	$13,125,000	New York State Teachers’ Retirement System	No
C-1	$86,250,000	$86,250,000	Teachers Insurance and Annuity Association of America	Yes
C-2	$28,750,000	$28,750,000	Teachers Insurance and Annuity Association of America	Yes
Total	$550,000,000	$550,000,000

(1)	The majority holder of The Gateway C-Notes (by principal balance) will have certain control rights with respect to The Gateway Whole Loan and the right to appoint the special servicer with respect to The Gateway Whole Loan; provided that after a control appraisal period exists with respect to The Gateway C-Notes, then the majority holder of The Gateway B-Notes will have such rights and after a control appraisal period exists with respect to The Gateway B-Notes, then the directing certificateholder with respect to the securitization trust holding the Note A-1-A will have such rights.

(2)	Note A-1-A is currently being held by DBNY and is expected to be contributed to a future securitization trust, at which time servicing of The Gateway Whole Loan will shift to such securitization trust.

The Borrower and Sponsors. The borrower is Golden Gateway Center SPE, LLC, a single purpose Delaware limited liability company with two independent directors (“The Gateway Borrower”). The Gateway Borrower is indirectly owned by three general partners: Prime Property Fund II, L.P., an entity of the Prime Group; CM Golden Gate, Inc., an entity of CM Capital Corporation; and Oakhill Gateway Partners, L.P., an entity of Oak Hill Investments, Inc., (together, The Gateway Mortgage Loan sponsors) each owning approximately 23.9% of The Gateway Borrower, and a group of limited partners with no individual limited partner owning more than 13.8%. There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower.

Prime Group is a real estate platform that owns and manages over $7 billion in assets nationwide. Its subsidiary, Prime Residential, is a large owner of multifamily rental communities with more than 16,000 residential units in its portfolio. CM Capital Corporation is based in Palo Alto, California, and is an investor in real estate and alternative asset classes. Oak Hill Investments, Inc. acts as managing general partner and has served in this capacity since 1992, overseeing day-to-day operations of The Gateway Property.

The Property. The Gateway Property is a “Class A” rent-controlled residential community situated on over 7.7-acres and encompassing four full city blocks in San Francisco, California. The Gateway Property was constructed in two phases from 1965 to 1967 and contains 940,823 SF of rentable living area across 1,254 apartment units in four high-rise buildings and 58 townhouse units in 19 low-rise buildings. The high-rise buildings are comprised of two 22-story structures and two 25-story structures. The low-rise buildings are each two stories and are interspersed among outdoor plazas and pedestrian walkways. The Gateway Property includes subterranean parking garages providing 884 vehicle spaces and 32 motorcycle stalls (0.73 spaces per unit (including motorcycle parking)) and includes a dedicated 1.665-acre park parcel known as Sydney G. Walton Square, which connects to the main portion of The Gateway Property via a sky bridge. The park parcel is required to remain a green belt and is prohibited from any development.

The Gateway Property also features 61,989 SF of ground floor commercial space, which commercial component contributed approximately 4.0% of the 2017 effective gross income at The Gateway Property. As of January 25, 2018, the commercial space was 88.6% leased to 14 tenants at a weighted average base rent of $34.33 PSF. The commercial tenants include Safeway Stores, Inc., which is the San Francisco Financial District’s only full service grocery store, national tenants including Bank of America, Baskin Robbins and Starbucks, and a collection of smaller local tenants including a dentist’s office, cleaners and beauty salon as well as a fitness center operated by an affiliate of The Gateway Borrower.

The Gateway Property offers its tenants controlled access, on-site maintenance and property management, attended security desks in each lobby, video surveillance in common areas, a landscaped courtyard and sundeck, bike racks, storage and parking for rental, as well as discounted fees for access to the on-site fitness center, swim and tennis club. The high rise apartments feature laundry on each floor. The townhome units offer two to four bedroom units, each with a fireplace and raised skylight above the bathrooms. Every unit features a balcony or patio space and a majority of the units have unobstructed city or water views of the San Francisco Bay. Over the past six years, The Gateway Borrower has invested over $21.5 million ($15,000/unit) on exterior, common areas and interior unit renovations.

The residential component at The Gateway Property was 96.7% occupied as of January 25, 2018. The Gateway Property has averaged a 97.0% occupancy rate over the last 15 years and has experienced revenue growth, averaging 4.3% during that same span, despite being subject to San Francisco’s rent control ordinance. The rent control ordinance does not limit the starting rent on any new lease, but limits any rental increase that a landlord can charge to 60.0% of the annual increase in the consumer price index. There are no low income units at The Gateway Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

BANK 2018-BNK12	The Gateway

The table below shows the apartment unit mix at The Gateway Property:

The Gateway Apartment Unit Mix
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Total Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly Asking Rent per Unit	Market Monthly Rent per Unit	Average Monthly In-Place Rent PSF	Average Monthly Asking Rent PSF	Market Monthly Rent PSF
Studio	391	380	97.2%	541	211,682	$2,477	$3,124	$3,000	$4.58	$5.77	$5.55
1BD/1BA	530	522	98.5%	718	380,654	$2,832	$3,475	$3,300	$3.94	$4.84	$4.60
2BD/1BA	159	152	95.6%	908	144,383	$3,501	$4,453	$4,250	$3.86	$4.90	$4.68
2BD/2BA	104	98	94.2%	972	101,060	$3,989	$5,011	$4,900	$4.10	$5.16	$5.04
2BD/2BA PH	4	4	100.0%	1,498	5,991	$6,132	$7,472	$7,500	$4.09	$4.99	$5.01
2BD/2.5BA TH	34	32	94.1%	1,396	47,470	$4,491	$5,789	$5,900	$3.22	$4.15	$4.23
3BD/2BA	4	4	100.0%	1,272	5,086	$4,386	$5,684	$5,700	$3.45	$4.47	$4.48
3BD/2BA PH	4	4	100.0%	1,701	6,803	$5,187	$5,728	$5,850	$3.05	$3.37	$3.44
3BD/2.5BA TH	20	20	100.0%	1,533	30,650	$7,552	$8,285	$8,450	$4.93	$5.40	$5.51
4BD/2.5BA TH	4	4	100.0%	1,761	7,044	$6,366	$6,698	$6,700	$3.62	$3.80	$3.80
Total/Wtd. Avg.	1,254	1,220	97.4%(1)	750	940,823	$3,023	$3,761	$3,652	$4.03	$5.01	$4.87

Source: Appraisal.

(1)	The Gateway Property was 96.7% occupied as of January 25, 2018, based on the 1,254 available residential units.

The Market. The Gateway Property’s primary address is 460 Davis Court in San Francisco, California, in the Northeast Waterfront area of the city, just southwest of The Embarcadero, north of the Downtown Financial District and east of the Jackson Square District. The Gateway Property is bound by Battery Street to the west, Drumm Street to the east, Jackson Street to the north and Washington Street to the south. The Gateway Property is accessible from San Francisco’s Bay Bridge, San Francisco International Airport, the Golden Gate Bridge and AT&T Park, home of the San Francisco Giants. There are many forms of public transportation within walking distance of The Gateway Property, including the BART (Bay Area Rapid Transit), MUNI Metro, AC Transit and CalTrain.

San Francisco employers include various technology companies. In early 2016, Apple opened an office in the South Financial District with approximately 500 employees. At the end of 2016, the IBM Watson group opened a South Financial District office employing several hundred workers. Salesforce employs more than 6,600 workers in San Francisco, growing by 12% in 2016 to become the city’s second-largest employer behind Wells Fargo with approximately 8,200 in its San Francisco workforce. Uber has also been increasing its presence in the city increasing its employee base to 3,600 in January 2017, up from 2,000 a year earlier. San Francisco benefits from its proximity to higher learning institutions such as Stanford University (12,973 employees) and University of San Francisco (8,800 employees) approximately 36 miles and 4 miles, respectively, from The Gateway Property. The 2017 population within a one-, three- and five-mile radius of The Gateway Property was 63,096, 342,432 and 605,258, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius of The Gateway Property was $117,355, $123,267 and $127,739, respectively.

The Gateway Property is located in the Russian Hill / Embarcadero submarket within the greater San Francisco multifamily market, located on the Northeast point of the San Francisco peninsula. The submarket is bound by California Street to the south, Polk Street to the west and extends to the San Francisco Bay in the north and east. According to the appraisal, the 9,853-unit submarket had a vacancy rate of 4.3% in the fourth quarter of 2017, with an average asking rent of $3,313 per unit, down 4.4% and up 0.2% from the third quarter 2017, respectively. The Gateway Property is also located in the San Francisco Downtown North Submarket within the greater San Francisco retail market. According to the appraisal, the 2,926,371 SF retail submarket had a vacancy rate of 6.1% in the fourth quarter of 2017 with average asking rents of $55.83 PSF (NNN) up from $55.33 in the third quarter of 2017.

The appraiser did not note any new supply recently completed or under construction that will be directly competitive with The Gateway Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

BANK 2018-BNK12	The Gateway

Comparable rental properties to The Gateway Property are shown in the table below:

Comparable Rental Properties
Property, Address	Year Built / Renovated	# Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF	Distance
The Gateway 460 Davis Court(1), San Francisco, CA	1965 – 1967 / 2010 – 2018	1,254	96.7%(2)	750	$3,023	$4.03	N/A
Fillmore Center 1475 Fillmore Street, San Francisco, CA	1989	1,114	97%	753	$3,123	$4.15	2.0 Mi W
Rincon Green Apartments 333 Harrison Street, San Francisco, CA	2013	326	97%	598	$3,459	$5.78	0.7 Mi S
Carmel Rincon 88 Howard Street, San Francisco, CA	1989	320	94%	711	$3,869	$5.44	0.3 Mi S
388 Beale Apartments 388 Beale Street, San Francisco, CA	2000	226	95%	1,111	$4,850	$4.36	0.7 Mi S
Bayside Village 580 Beal Street, San Francisco, CA	1988	862	97%	767	$3,357	$4.37	1.0 Mi S
Soma Square 1 St. Francis Place, San Francisco, CA	1985	410	97%	787	$3,834	$4.87	0.9 Mi S
The Paramount 680 Mission Street, San Francisco, CA	2001	486	97%	797	$4,450	$5.58	0.7 Mi S
NorthPoint 2211 Stockton Street, San Francisco, CA	1967	514	99%	672	$2,716	$4.04	1.0 Mi NW
Total/Wtd. Avg.(3)		4,258	97%	758	$3,515	$4.65

Source: Appraisal.

(1)	The address above represents The Gateway Property’s primary address. The full address for The Gateway Property is “550/560 Battery Street, 440 Davis Court/100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza and 39-58 Ironship Plaza”.

(2)	The Gateway Property was 96.7% occupied as of January 25, 2018, based on the 1,254 available residential units.

(3)	Total/Wtd. Avg. statistics exclude The Gateway Property.

Operating History Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Gateway Property:

Cash Flow Analysis
	2013	2014	2015	2016	2017	UW	UW per Unit(1)
Base Rent	$37,937,500(2)	$41,175,884	$43,308,092	$44,970,891	$45,503,069	$45,888,155	$36,593
Commercial Income	$1,800,200	$1,871,377	$2,004,157	$2,023,910	$1,935,551	$1,935,551	$1,544
Parking	$1,964,400	$2,019,443	$2,038,759	$2,002,455	$1,898,201	$1,898,201	$1,514
Other Income(3)	$1,204,100	$1,254,913	$1,393,330	$1,376,571	$1,415,608	$1,415,608	$1,129
Less Vacancy & Credit Loss	$96,500(2)	$1,618,919	$1,524,918	$2,101,397	$2,524,821	$2,273,516	$1,813
Effective Gross Income	$42,809,700	$44,702,698	$47,219,420	$48,272,429	$48,227,609	$48,863,999	$38,967
Total Operating Expenses	$10,274,300	$10,237,030	$10,391,115	$10,606,334	$10,883,334	$11,209,094	$8,939
Net Operating Income	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,654,905	$30,028
Capital Expenditures	$0	$0	$0	$0	$0	$313,500	$250
Net Cash Flow	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,341,405	$29,778

Occupancy %(1)	97.4%	97.1%	97.1%	95.8%	96.7%(4)	95.4%
NOI DSCR(5)	2.61x	2.77x	2.96x	3.02x	3.00x	3.02x
NCF DSCR(5)	2.61x	2.77x	2.96x	3.02x	3.00x	3.00x
NOI Debt Yield(5)	9.9%	10.4%	11.2%	11.4%	11.3%	11.4%
NCF Debt Yield(5)	9.9%	10.4%	11.2%	11.4%	11.3%	11.3%

(1)	UW per Unit and Occupancy figures above are based on the 1,254 available residential units.

(2)	2013 Base Rent is shown net of vacancy. Vacancy in 2013 was 2.6%.

(3)	Other Income includes utility reimbursements.

(4)	Occupancy as of January 25, 2018.

(5)	Debt service coverage ratios and debt yield figures are based on The Gateway Senior Notes and exclude The Gateway Subordinate Companion Loans.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

BANK 2018-BNK12	The Gateway

Escrows and Reserves. During the occurrence and continuance of an event of default, The Gateway Borrower is required to deposit monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual capital expenditures and (iii) 1/12 of the estimated annual insurance premiums (unless an acceptable blanket policy is in place), as estimated by the lender.

Lockbox and Cash Management. The Gateway Whole Loan documents require a soft lockbox for rents received from residential tenants and a hard lockbox for rents received from non-residential tenants which amounts are required to be transferred daily to The Gateway Borrower’s operating account unless an event of default has occurred and is continuing. Upon an event of default until the cure of the event of default, transfers to The Gateway Borrower’s operating account are required to cease and sums on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied to payment of all monthly amounts due under The Gateway Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). The Gateway Property also secures The Gateway Pari Passu Senior Companion Loans, in the aggregate original principal amount of $275,000,000 and The Gateway Subordinate Companion Loans in the aggregate original principal amount of $220,000,000. The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans are coterminous with The Gateway Mortgage Loan. The Gateway Pari Passu Senior Companion Loans accrue interest at the same rate as the Gateway Mortgage Loan. The Gateway B-Notes accrue interest at the rate of 4.5000% per annum, and The Gateway C-Notes accrue interest at the rate of 4.9300% per annum. The Gateway Mortgage Loan along with The Gateway Pari Passu Senior Companion Loans are each pari passu in right of payment and together are senior in right of payment to The Gateway Subordinate Companion Loans. The holders of The Gateway Mortgage Loan, The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Gateway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Substitution of Property. Not permitted.

Terrorism Insurance. The Gateway Borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of The Gateway Property (plus 24 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first), provided that the coverage is commercially available and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof is not in effect, The Gateway Borrower will not be required to pay annual premiums in excess of two times the premium of the required property and rental loss/business interruption insurance (without giving effect to the cost of the terrorism, flood, wind and/or earthquake components) insuring The Gateway Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-89

BANK 2018-BNK12	Northwest Hotel Portfolio

Mortgage Loan No. 8 – Northwest Hotel Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

BANK 2018-BNK12	Northwest Hotel Portfolio

Mortgage Loan No. 8 – Northwest Hotel Portfolio

WASATCH RANGE
SALT LAKE CITY
West Valley City
South Salt Lake

COEUR D'ALENE
Lake Coeur d'Alene

MONTANA
OREGON
WYOMING
NEVADA
UTAH
COLORADO
ARIZONA

BEND
Downtown
DESCHUTES NATIONAL FOREST
Deschutes River Woods

Northwest Hotel Portfolio

1	Hilton Garden Inn Salt Lake City Downtown	Salt Lake City, UT
2	Hampton Inn & Suites Coeur d'Alene	Coeur d'Alene, ID
3	Hampton Inn Suites Boise Spectrum	Boise, ID
4	Hilton Garden Inn Bend	Bend, OR
5	Hampton Inn & Suites Bend	Bend, OR
6	La Quinta Inns & Suites Coeur d'Alene	Coeur d'Alene, ID
7	La Quinta Inns & Suites Twin Falls	Twin Falls, ID

BOISE MOUNTAINS
Garden City
BOISE

TWIN FALLS
Kimberly

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

BANK 2018-BNK12	Northwest Hotel Portfolio

Mortgage Loan No. 8 – Northwest Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$32,993,322			Location:	Various
Cut-off Date Balance(1):	$32,938,067			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Limited Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Jason R. Kotter; Ryan N. Van Alfen			Year Built/Renovated:	Various/Various
Mortgage Rate:	5.0180%			Size:	818 Rooms
Note Date:	3/22/2018			Cut-off Date Balance per Room(1):	$138,179
First Payment Date:	5/11/2018			Maturity Date Balance per Room(1):	$103,934
Maturity Date:	4/11/2028			Property Manager(5):	Hotel Management Services, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 months			UW NOI:	$15,562,879
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity (1):	18.3%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	1.78x
Additional Debt Balance(3):	$80,092,578			Most Recent NOI:	$15,647,504 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$15,834,792 (12/31/2016)
Reserves(4)				3rd Most Recent NOI(6):	$13,721,067 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	79.4% (12/31/2017)
RE Tax:	$518,257	$94,555	N/A	2nd Most Recent Occupancy:	80.5% (12/31/2016)
Insurance:	$46,636	$15,546	N/A	3rd Most Recent Occupancy:	77.6% (12/31/2015)
FF&E Reserve:	$0	$119,435	N/A	Appraised Value (as of)(7):	$173,500,000 (Various)
Seasonality:	$163,000	(4)	N/A	Cut-off Date LTV Ratio(1)(7):	65.1%
PIP Reserve:	$14,116,206	$0	N/A	Maturity Date LTV Ratio(1)(7):	49.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$113,220,258	68.3%	Purchase Price:	$146,852,823	88.6%
Borrower’s Equity:	$52,507,853	31.7%	Upfront Reserves:	$14,844,099	9.0%
			Closing Costs:	$4,031,189	2.4%
Total Sources:	$165,728,111	100.0%	Total Uses:	$165,728,111	100.0%

(1)	The Northwest Hotel Portfolio Mortgage Loan (as defined below) is part of the Northwest Hotel Portfolio Whole Loan (as defined below), which comprises three pari passu notes with an aggregate original principal balance of $113,220,258. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Northwest Hotel Portfolio Whole Loan.

(2)	Defeasance of the Northwest Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) May 11, 2022 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Northwest Hotel Portfolio Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in May 2018.

(3)	See “The Mortgage Loan”, and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “The Borrowers and the Sponsors” below.

(6)	The increase in NOI from 2015 to 2016 was due to an increase in Occupancy and ADR (see “Operating History and Underwritten Net Cash Flow” below).

(7)	The Appraised Value and LTVs shown are based on the “as-is” appraised value (as of October 1, 2017) for two of the Northwest Hotel Portfolio Properties (as defined below) and the “when complete” appraised value (as of October 1, 2018) for five of the Northwest Hotel Portfolio Properties, which assumes certain outstanding PIP work has been completed (see “The Properties” below). The related PIP work was reserved for upon the origination of the Northwest Hotel Portfolio Whole Loan (see “Escrows and Reserves” below). Based on the “as-is” appraised value for all of the Northwest Hotel Portfolio Properties of $155,700,000 (as of October 1, 2017), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are approximately 72.6% and 54.6%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “Northwest Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Northwest Hotel Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $113,220,258 which are secured by the first priority fee interest in a portfolio of seven limited-service hospitality properties located in Idaho, Utah and Oregon (the “Northwest Hotel Portfolio Properties”).

The non-controlling Note A-3 in the original principal amount of $32,993,322 represents the Northwest Hotel Portfolio Mortgage Loan and will be included in the BANK 2018-BNK12 securitization trust. The controlling Note A-1 in the original principal amount of $39,900,000 is expected to be contributed to the WFCM 2018-C44 securitization trust and the non-controlling Note A-2 in the original principal amount of $40,326,936 was contributed to the BANK 2018-BNK11 securitization trust (collectively, the “Northwest Hotel Portfolio Pari Passu Companion Loans”). The Northwest Hotel Portfolio Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust, and from and after the securitization of the controlling Note A-1, will be serviced pursuant to the pooling and servicing agreement for the WFCM 2018-C44 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Northwest Hotel Portfolio Whole Loan, along with cash equity from the Northwest Hotel Portfolio Borrower (as defined below), were primarily used to acquire the Northwest Hotel Portfolio Properties, pay closing costs and fund reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

BANK 2018-BNK12	Northwest Hotel Portfolio

Northwest Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$39,900,000	$39,833,178	WFCM 2018-C44	Yes
A-2	$40,326,936	$40,259,399	BANK 2018-BNK11	No
A-3	$32,993,322	$32,938,067	BANK 2018-BNK12	No
Loan	$113,220,258	$113,030,645

The Borrowers and the Sponsors. The borrowers are 600 South Salt Lake City Hotel, LLC; Bluff Bend Hotel, LLC; Columbia Bend Hotel, LLC; Ironwood Coeur d’Alene Hotel, LLC; Overland Boise Hotel, LLC; Pole Line Twin Falls Hotel, LLC; and Riverstone Coeur d’Alene Hotel, LLC (collectively, the “Northwest Hotel Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Northwest Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Northwest Hotel Portfolio Whole Loan.

The two sponsors and non-recourse carveout guarantors, Jason R. Kotter and Ryan N. Van Alfen, are co-founders of Athlos Academies based in Boise, Idaho. Athlos Academies was founded in 2007 to provide charter schools with the financial tools necessary to acquire real estate and construct school buildings. As of June 2017, Athlos had completed 29 schools (for over $525 million), sold 20 schools and announced plans to expand into Louisiana, Utah and Minnesota.

In conjunction with the acquisition of the Northwest Hotel Portfolio Properties, the borrower sponsor entered into a sub-management agreement with Ameritel Inns, Inc. (“Ameritel”), the seller of the Northwest Hotel Portfolio Properties, with an initial term of three months with three, one-month extension options. Following the expiration of such sub-management agreement, the Northwest Hotel Portfolio Properties are required to be managed by Hotel Management Services, LLC (the “Northwest Hotel Portfolio Manager”), an affiliate of the Northwest Hotel Portfolio Borrower. The Northwest Hotel Portfolio Whole Loan documents require that either or both of J. Scott Ableman and Charles W. Everett are employed as Chief Financial Officer and Vice President of Operations, respectively, of the Northwest Hotel Portfolio Manager. Mr. Ableman is the Chief Financial Officer of Ameritel. Mr. Everett oversees management operations for Ameritel and also serves as the public relations director.

The Properties. The Northwest Hotel Portfolio Properties comprise seven limited-service hotels built between 1997 and 2014 totaling 818 rooms that, as of December 31, 2017, reported a weighted average occupancy rate of 79.4% with individual hotel occupancies ranging from 67.3% to 85.4%. The Northwest Hotel Portfolio Borrower is required to complete a property improvement plan (“PIP”) at each of the Northwest Hotel Portfolio Properties at a total estimated cost of $14,905,802 ($18,222 per room). At origination of the Northwest Hotel Portfolio Whole Loan, $14,116,206 was reserved for planned PIP renovations, which represents 110% of the total estimated cost at six of the Northwest Hotel Portfolio Properties, plus a portion of the estimated cost at the Hilton Garden Inn Salt Lake City Downtown property, where a portion of the planned PIP work has already been completed and certain FF&E and soft goods related to the PIP have already been purchased at origination. Each of the Northwest Hotel Portfolio Properties has a franchise agreement extending at least 15 years from the origination date of the Northwest Hotel Portfolio Whole Loan. If any of the franchise agreements terminates, or upon notice to terminate by either the franchisor or franchisee, the Northwest Hotel Portfolio Whole Loan will spring full recourse to the guarantors in the amount of 125% of the allocated loan amount of the applicable property or properties until such time as the Northwest Hotel Portfolio Borrower enters into a replacement franchise agreement satisfactory to the lender.

The following table presents certain information relating to the Northwest Hotel Portfolio Properties:

Northwest Hotel Portfolio Property Summary
Property Name Location	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Occupancy (as of 12/31/2017)	Year Built/ Renovated	No. of Rooms	Appraised Value	UW Net Cash Flow	Allocated Cut-off Date LTV
Hilton Garden Inn Bend Bend, OR	$19,804,793	17.5%	85.4%	2004/2012	96	$30,400,000(2)	$2,387,736	65.1%
Hampton Inn & Suites Bend Bend, OR	$19,674,498	17.4%	80.0%	2014/N/A	114	$30,200,000	$2,367,646	65.1%
Hilton Garden Inn Salt Lake City Downtown Salt Lake City, UT	$19,023,025	16.8%	81.9%	2006/N/A	132	$29,200,000(3)	$2,373,620	65.1%
Hampton Inn & Suites Coeur d’Alene Coeur d’Alene, ID	$18,892,730	16.7%	80.2%	2007/N/A	124	$29,000,000(4)	$2,343,628	65.1%
Hampton Inn & Suites Boise Spectrum Boise, ID	$18,045,815	16.0%	80.7%	1998/2011	133	$27,700,000(5)	$2,125,491	65.1%
La Quinta Inns & Suites Coeur d’Alene Coeur d’Alene, ID	$9,120,630	8.1%	67.3%	1997/2014	118	$14,000,000	$1,397,480	65.1%
La Quinta Inns & Suites Twin Falls Twin Falls, ID	$8,469,155	7.5%	77.0%	2008/N/A	101	$13,000,000(6)	$1,134,062	65.1%
Total/Weighted Average	$113,030,645	100.0%	79.4%		818	$173,500,000(7)	$14,129,663	65.1%

(1)	Balances shown are for the Northwest Hotel Portfolio Whole Loan.

(2)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $27,700,000.

(3)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $24,700,000.

(4)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $24,900,000.

(5)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $23,400,000.

(6)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $10,800,000.

(7)	The total appraised value shown comprises the “when complete” market value conclusion as of October 1, 2018, where footnoted above. The total “as is” market value as of October 1, 2017 is $155,700,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

BANK 2018-BNK12	Northwest Hotel Portfolio

Hilton Garden Inn Bend

The Hilton Garden Inn Bend property is a 96-room, three-story, limited-service hotel located in Bend, Oregon. The Hilton Garden Inn Bend property is situated on a 2.34-acre parcel and contains 94 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The Hilton Garden Inn Bend property opened in 2004 as an Ameritel Inn and was renovated and rebranded as a Hilton Garden Inn in 2012. The hotel features the Garden Grill & Bar, adjacent to the lobby, where breakfast and dinner are served daily. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hilton Garden Inn Bend property at an estimated cost of $1,936,652 ($20,173 per room), for which $2,130,317 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, pantry, business center, front desk, public restrooms, pool area and the parking lot. PIP work is required to be completed within 24 months of loan origination. The franchise agreement with Hilton Franchise Holding LLC (“Hilton Franchisor”) expires on March 31, 2033. The appraisal identified one proposed 120-room limited service hotel (the Best Western Premier) that is anticipated to open in October 2018 and is expected to compete directly with the Hilton Garden Inn Bend property.

The Hilton Garden Inn Bend property guestroom configuration includes 49 king rooms, 30 double-queen rooms and 17 suites. Amenities include a fitness center, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and a casual restaurant and lounge. The Hilton Garden Inn Bend property also provides two divisible meeting rooms, totaling 2,040 SF, on the first floor.

Hampton Inn & Suites Bend

The Hampton Inn & Suites Bend property is a 114-room, three-story, limited-service hotel located in Bend, Oregon. The Hampton Inn & Suites Bend property is situated on a 2.99-acre parcel and contains 114 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The Hampton Inn & Suites Bend property opened in 2014. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hampton Inn & Suites Bend property at an estimated cost of $50,000 ($439 per room), for which $55,000 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to guestrooms, corridors and public restrooms. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Hilton Franchisor expires on August 31, 2034.

The Hampton Inn & Suites Bend property guestroom configuration includes 24 king rooms, 64 double-queen rooms and 26 suites. Amenities include a fitness center, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and complimentary hot breakfast. The Hampton Inn & Suites Bend property also provides one divisible meeting room, totaling 2,263 SF, on the first floor.

Hilton Garden Inn Salt Lake City Downtown

The Hilton Garden Inn Salt Lake City Downtown property is a 132-room, four-story, limited-service hotel located in Salt Lake City, Utah. The Hilton Garden Inn Salt Lake City Downtown property is situated on a 2.28-acre parcel and contains 91 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Hilton Garden Inn Salt Lake City Downtown property opened in 2006. The hotel features the Garden Grill restaurant, adjacent to the lobby, where breakfast and dinner are served daily. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hilton Garden Inn Salt Lake City Downtown property at an estimated cost of $3,756,579 ($28,459 per room), for which $1,852,061 was reserved at origination of the Northwest Hotel Portfolio Whole Loan (a portion of the PIP work has already been completed and FF&E and soft goods related to the PIP were already purchased at loan origination). Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, lobby, public restrooms, exercise room, restaurant and landscaping. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Hilton Franchisor expires on March 31, 2033.

The Hilton Garden Inn Salt Lake City Downtown property guestroom configuration includes 64 king rooms, 58 double-queen rooms and ten suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and casual restaurant. The Hilton Garden Inn Salt Lake City Downtown property also provides one meeting room and one boardroom, totaling 3,255 SF, on the first floor.

Hampton Inn & Suites Coeur d’Alene

The Hampton Inn & Suites Coeur d’Alene property is a 124-room, five-story, limited-service hotel located in Coeur d’Alene, Idaho. The Hampton Inn & Suites Coeur d’Alene property is situated on a 3.07-acre parcel and contains 154 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Hampton Inn & Suites Coeur d’Alene property opened in 2007. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hampton Inn & Suites Coeur d’Alene property at an estimated cost of $3,343,050 ($26,960 per room), for which $3,677,355 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, breakfast area, guest laundry, meeting rooms, exercise room and the parking lot. PIP work is required to be completed within 36 months of loan origination. The franchise agreement with Hilton Franchisor expires on March 31, 2033.

The Hampton Inn & Suites Coeur d’Alene property guestroom configuration includes 38 king rooms, 49 double-queen rooms and 37 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and complimentary hot breakfast. The Hampton Inn & Suites Coeur d’Alene property also provides one meeting room and one boardroom, totaling 3,424 SF, on the first floor.

Hampton Inn & Suites Boise Spectrum

The Hampton Inn & Suites Boise Spectrum property is a 133-room, four-story, limited-service hotel located in Boise, Idaho. The Hampton Inn & Suites Boise Spectrum property is situated on a 2.94-acre parcel and contains 125 surface parking spaces, resulting in a parking ratio of approximately 0.9 spaces per room. The Hampton Inn & Suites Boise Spectrum property opened in 1998 and was renovated and rebranded to a Hampton Inn & Suites in 2011. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hampton Inn & Suites Boise Spectrum property at an estimated cost of $3,754,121 ($28,226 per room), for which $4,129,533 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, front desk, breakfast area, corridors, exercise room and the building exterior. PIP work is required to be completed within 24 months of loan origination. The franchise agreement with Hilton Franchisor expires on March 31, 2033.

The Hampton Inn & Suites Boise Spectrum property guestroom configuration includes 49 king rooms, 55 double-queen rooms and 29 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area, airport shuttle and complimentary hot breakfast. The Hampton Inn & Suites Boise Spectrum property also provides three meeting rooms, totaling 3,480 SF, on the first floor.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Northwest Hotel Portfolio

La Quinta Inns & Suites Coeur d’Alene

The La Quinta Inns & Suites Coeur d’Alene property is a 118-room, four-story, limited-service hotel located in Coeur d’Alene, Idaho. La Quinta Inns & Suites Coeur d’Alene property is situated on a 2.13-acre parcel and contains 120 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The La Quinta Inns & Suites Coeur d’Alene property opened in 1997 as an Ameritel Inn and was renovated and rebranded to a La Quinta Inns & Suites in 2014. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the La Quinta Inns & Suites Coeur d’Alene property at an estimated cost of $315,400 ($2,673 per room), for which $346,940 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, lobby, board room, pool area and fitness center. The franchise agreement with La Quinta Franchising LLC (“La Quinta Franchisor”) expires in March 2038. The franchisor and franchisee each have the right to terminate the franchise agreement on the 5th, 10th and 15th anniversary of the effective date (March 2018) with 12 months’ notice.

The La Quinta Inns & Suites Coeur d’Alene property guestroom configuration includes 62 king rooms, 44 double-queen rooms and 12 suites. Amenities include a fitness room, indoor swimming pool and whirlpool, guest laundry area and complimentary hot breakfast. The La Quinta Inns & Suites Coeur d’Alene property also provides one divisible meeting room, totaling 1,500 SF, on the first floor.

La Quinta Inns & Suites Twin Falls

The La Quinta Inns & Suites Twin Falls property is a 101-room, three-story limited-service hotel located in Twin Falls, Idaho. The La Quinta Inns & Suites Twin Falls property is situated on a 2.88-acre parcel and contains 121 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The La Quinta Inns & Suites Twin Falls property opened in 2008 as an Ameritel Inn and was rebranded to a La Quinta Inns & Suites in 2010. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the La Quinta Inns & Suites Twin Falls property at an estimated cost of $1,750,000 ($17,327 per room), for which $1,925,000 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the lobby, breakfast area, business center, stairways, guest bedrooms, guest bathrooms and landscaping. The franchise agreement with La Quinta Franchisor expires in March 2038. The franchisor and franchisee each have the right to terminate the franchise agreement on the 5th, 10th and 15th anniversary of the effective date (March 2018) with 12 months’ notice.

The La Quinta Inns & Suites Twin Falls property guestroom configuration includes 54 king rooms, 39 double-queen rooms and 8 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and complimentary breakfast. The La Quinta Inns & Suites Twin Falls property also provides two meeting rooms, totaling 2,706 SF, on the first floor.

2017 Accommodated Room Night Demand
Property	Commercial/ Government	Meeting/Group	Leisure
Hilton Garden Inn Bend	50%	20%	30%
Hampton Inn & Suites Bend	55%	10%	35%
Hilton Garden Inn Salt Lake City Downtown	60%	25%	15%
Hampton Inn & Suites Coeur d’Alene	30%	10%	60%
Hampton Inn & Suites Boise Spectrum	65%	15%	20%
La Quinta Inns & Suites Coeur d’Alene	35%	15%	50%
La Quinta Inns & Suites Twin Falls	65%	15%	20%

Source: Appraisals.

The Market. The Northwest Hotel Portfolio Properties are located in five distinct markets.

Hampton Inn & Suites Bend and Hilton Garden Inn Bend

The Hampton Inn & Suites Bend property and the Hilton Garden Inn Bend property are located in Bend, Deschutes County, Oregon, within the Bend-Redmond, Oregon metropolitan statistical area. Bend is located approximately 100 miles southeast of Portland, Oregon, situated on the Deschutes River. In 2016, the United States Census Bureau reported that the Bend-Redmond Metropolitan Area was the eighth fastest-growing metropolitan area in the nation. Major employers include St. Charles Medical Centers, Bend Memorial Clinic and Safeway. In 2016, St. Charles Bend announced plans to add a new $66-million patient tower in response to increasing demand. The project is expected to be completed in 2019. The tourism industry employs more than 9,200 residents in Central Oregon as of 2016 and is driven by the year-round recreational activities. According to the appraisal, the 2017 market segmentation for the Hampton Inn & Suites Bend property was approximately 55% commercial/government, 10% meeting & group and 35% leisure and the 2017 market segmentation for the Hilton Garden Inn Bend property was approximately 50% commercial/government, 20% meeting & group and 30% leisure.

The Hampton Inn & Suites Bend property is located in the Old Mill District, in the northeast quadrant of the intersection formed by Southwest Columbia Street and Southwest Shevlin Hixon Drive, along the Deschutes River and approximately 0.9 miles west of Highway 97. The Hilton Garden Inn Bend property is located west of the intersection formed by Southwest Bluff Drive and Southwest Wilson Avenue, approximately 0.5 miles west of Highway 97 and approximately 0.6 miles northeast of the Hampton Inn & Suites Bend property. The neighborhood is characterized by restaurants, retail stores, recreational facilities, and entertainment venues, as well as low-rise offices, residences and hotels. The area includes Les Schwab Amphitheater, OSU-Cascades Graduate Research Center, and Bend Park & Recreation District Office. Bend is served by the Redmond Municipal Airport, which is located approximately 14 miles northeast of both properties. According to the appraisal, the 2017 estimated population within a three-, and five-mile radius of the Hampton Inn & Suites Bend property was 66,863, and 96,282, respectively. The estimated average household income within the same radii was, $82,787, and $82,201, respectively. The 2017 estimated population within a three-, and five-mile radius of the Hilton Garden Inn Bend property was 71,037, and 96,765, respectively. The estimated average household income within the same radii was $81,077, and $82,285, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

BANK 2018-BNK12	Northwest Hotel Portfolio

Hilton Garden Inn Salt Lake City Downtown

The Hilton Garden Inn Salt Lake City Downtown property is located in Salt Lake City, Salt Lake County, Utah, within the central business district submarket. Salt Lake City is the capital of Utah and the largest city in the state. The city’s major sectors include transportation, healthcare, education, and government, as well as the technology, finance, tourism and leisure industries. Major employers include Delta Airlines, Goldman Sachs, Intermountain Healthcare and Chevron. According to a third-party market research report, the 2017 estimated population within a three-, and five-mile radius of the Hilton Garden Inn Salt Lake City Downtown property was 140,661, and 249,984, respectively. The estimated average household income within the same radii was $65,927, and $70,023, respectively. According to the appraisal, the 2017 market segmentation for the Hilton Garden Inn Salt Lake City Downtown property was approximately 60% commercial/government, 25% meeting & group and 15% leisure.

The Hilton Garden Inn Salt Lake City Downtown property is located in the northeast quadrant of the intersection formed by West 600 South and 300 West, approximately 0.7 mile east of Interstates 80 and 15. The neighborhood is characterized by restaurants, office and mixed-use buildings, hotels, multi-family residences, and retail centers, including the Salt Palace Convention Center, Zions Bancorporation, The Church of Jesus Christ of Latter-day Saints headquarters and City Creek Center. According to the appraisal, Overstock.com announced plans to construct its global headquarters in Midvale, approximately 10.9 miles south of the Hilton Garden Inn Salt Lake City Downtown property. The estimated $100-million office project opened for business in October 2016. Salt Lake City International Airport is located approximately five miles to the northwest of the Hilton Garden Inn Salt Lake City Downtown property.

Hampton Inn & Suites Coeur d’Alene and La Quinta Inns & Suites Coeur d’Alene

The Hampton Inn & Suites Coeur d’Alene property and the La Quinta Inns & Suites Coeur d’Alene property are located in Coeur d’Alene, Kootenai County, Idaho, within the Coeur d’Alene metropolitan statistical area. Coeur d’Alene is the economic and political center of and the largest city in Kootenai County. The city features Lake Coeur d’Alene, one of the three largest inland bodies of water in the Pacific Northwest, and numerous outdoor recreational opportunities, including fishing, boating, golf, hiking, and camping. Major employers include Hagadone Corporation, Kootenai Health and the State of Idaho. Kootenai Health is a nonprofit community hospital serving over 13,000 inpatients and 180,000 outpatients each year. In the fall of 2014, construction began on the hospital’s first expansion in 30 years. According to the appraisal, by the time the facilities are anticipated to be at full capacity in 2018, the hospital expects to hire 100 to 150 new employees. Hagadone Corporation is a private corporation made up of many subsidiaries primarily focused on the publishing, newspaper, and hospitality industries. According to the appraisal, the 2017 market segmentation for the Hampton Inn & Suites Coeur d’Alene property was approximately 30% commercial/government, 10% meeting & group and 60% leisure; and the 2017 market segmentation for the La Quinta Inns & Suites Coeur d’Alene property was approximately 35% commercial/government, 15% meeting & group and 50% leisure.

The Hampton Inn & Suites Coeur d’Alene property is located in the Riverstone mixed-use development, in the southern quadrant of the intersection formed by West Riverstone Drive and North Beebe Boulevard, approximately 700 feet northeast of the Spokane River and 0.7 mile south of Interstate 90. The La Quinta Inns & Suites Coeur d’Alene property is located along the I-90 commercial corridor, southeast of the interchange formed by U.S. Highway 95 and Interstate 90 and approximately 1.0 mile east of the Hampton Inn & Suites Coeur d’Alene property. The neighborhood is characterized by restaurants, retail shops, hotels, and recreational facilities, as well as low-rise office buildings and multi-family residences and includes Coeur d’Alene Golf Club, Kootenai Health, and Umpqua Bank. Coeur d’Alene is served by the Spokane International Airport, which is located approximately 30 miles to the west of both the Hampton Inn & Suites Coeur d’Alene property and the La Quinta Inns & Suites Coeur d’Alene property. According to a third party market research report, the 2017 estimated population within a three-, and five-mile radius of the Hampton Inn & Suites Coeur d’Alene property was 47,095, and 79,927, respectively. The estimated average household income within the same radii was $58,096, and $64,484. The 2017 estimated population within a three-, and five-mile radius of the La Quinta Inns & Suites Coeur d’Alene property was 49,578, and 77,327, respectively. The estimated average household income within the same radii was $58,506, and $64,631, respectively.

Hampton Inn & Suites Boise Spectrum

The Hampton Inn & Suites Boise Spectrum property is located in Boise, Ada County, Idaho, within the Boise-Nampa metropolitan statistical area. Boise is the capital of Idaho and the largest city in the state. Major employers include St. Luke’s Health Systems, Micron Technology, Inc., West Ada School District, Boise School District and Boise State University, the state’s largest post-secondary institution. According to a third-party market research report, the 2017 estimated population within a three-, and five-mile radius of the Hampton Inn & Suites Boise Spectrum property was 87,701, and 221,502, respectively. The estimated average household income within the same radii was $60,058, and $64,917, respectively. According to the appraisal, the 2017 market segmentation for the Hampton Inn & Suites Boise Spectrum property was approximately 65% commercial/government, 15% meeting & group and 20% leisure.

The Hampton Inn & Suites Boise Spectrum property is located in the Boise Spectrum Center, in the southwest quadrant of the intersection formed by West Overland Road and South Cole Road. Interstate 84 is approximately 450 feet to the northeast and Interstate 184 is approximately 1.7 miles to the northwest. The Boise Spectrum Center features the Edwards Boise 21 & IMAX Theater and Cracker Barrel Restaurant. The Hampton Inn & Suites Boise Spectrum property is served by the Boise Airport, which is located approximately three miles to the southeast. The neighborhood is characterized by entertainment and retail shopping centers, as well as restaurants along the primary thoroughfares, with light-industrial and residential areas located along the secondary roadways.

La Quinta Inns & Suites Twin Falls

The La Quinta Inns & Suites Twin Falls property is located in Twin Falls, Twin Falls County, Idaho, within the Twin Falls submarket. The city of Twin Falls is located in south-central Idaho, approximately 125 miles southeast of Boise. As the largest city within Idaho’s Magic Valley region, Twin Falls serves as the regional commercial hub for south-central Idaho and northeastern Nevada. The Magic Valley denotes an agricultural region in south-central Idaho that is located along the Snake River Plain and Snake River, which serves as a water and power source for the region. One of the area’s largest employers is Chobani Yogurt, which opened the world’s largest yogurt production facility in December 2012, approximately 6.5 miles southeast of the La Quinta Inns & Suites Twin Falls property. According to a third-party market research report, the 2017 estimated population within a three-, and five-mile radius of the La Quinta Inns & Suites Twin Falls property was 39,824 and 55,944, respectively. The estimated average household income within the same radii was $58,358, and $60,263, respectively. According to the appraisal, the 2017 market segmentation for the La Quinta Inns & Suites Twin Falls property was approximately 65% commercial/government, 15% meeting & group and 20% leisure. Primary commercial demand generators for this market include major food-processing companies in the area, such as Chobani Yogurt, Clif Bar and Glanbia Food USA, as well as the healthcare sector.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

BANK 2018-BNK12	Northwest Hotel Portfolio

The La Quinta Inns & Suites Twin Falls property is located in the northeast quadrant of the intersection formed by Pole Line Road (Highway 93) and Harrison Street. Snake River is located approximately 2.0 miles to the north and Interstate 84 is approximately 4.8 miles to the northeast. Twin Falls has outdoor recreation options, including activities at Snake River, Shoshone Falls and Sawtooth National Forest. Canyon Park West, approximately 1.5 miles northeast of the La Quinta Inns & Suites Twin Falls property, opened in 2016 and features major retailers such as Ross, Ulta Beauty, Dick’s Sporting Goods, and Petco, as well as restaurants including Noodles & Company. The La Quinta Inns & Suites Twin Falls property is served by the Magic Valley Regional Airport, which is located approximately seven miles to the south.

The following tables present certain information relating to the Northwest Hotel Portfolio Properties historical occupancy, ADR RevPAR and penetration rates:

Historical Occupancy, ADR and RevPAR(1)
	2015			2016			2017
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hilton Garden Inn Bend	85.9%	$162.17	$139.24	88.7%	$176.25	$156.30	85.5%	$180.15	$153.95
Hampton Inn & Suites Bend	78.4%	$138.39	$108.44	84.5%	$155.25	$131.21	79.8%	$163.00	$130.03
Hilton Garden Inn Salt Lake City	81.0%	$143.98	$116.61	81.0%	$144.63	$117.08	81.7%	$148.82	$121.61
Hampton Inn & Suites Coeur d’Alene	74.0%	$140.25	$103.76	79.7%	$141.16	$112.50	80.3%	$144.18	$115.83
Hampton Inn & Suites Boise	82.9%	$121.71	$100.96	83.9%	$131.51	$110.36	80.9%	$136.30	$110.23
La Quinta Inns & Suites Coeur d’Alene	62.7%	$116.88	$73.27	63.8%	$119.40	$76.13	68.2%	$123.11	$83.93
La Quinta Inns & Suites Twin Falls	77.9%	$100.11	$78.00	80.6%	$108.66	$87.54	78.6%	$111.13	$87.32

(1)	Information obtained from third party hospitality research reports dated January 18, 2018.

Historical Penetration Rates(1)
	2015			2016			2017
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hilton Garden Inn Bend(2)	108.9%	126.8%	138.0%	110.1%	127.8%	140.7%	115.6%	126.4%	146.1%
Hampton Inn & Suites Bend(3)	99.0%	111.4%	110.3%	103.4%	116.7%	120.6%	105.8%	117.7%	124.5%
Hilton Garden Inn Salt Lake City(4)	110.7%	113.6%	125.8%	110.6%	113.0%	124.9%	106.3%	111.8%	118.8%
Hampton Inn & Suites Coeur d’Alene(5)	100.4%	111.8%	112.2%	105.0%	111.3%	116.9%	103.4%	111.6%	115.4%
Hampton Inn & Suites Boise(6)	108.9%	104.5%	113.8%	106.7%	107.1%	114.3%	101.7%	107.9%	109.7%
La Quinta Inns & Suites Coeur d’Alene(7)	102.8%	103.8%	106.7%	104.7%	105.3%	110.3%	111.5%	104.7%	116.8%
La Quinta Inns & Suites Twin Falls(8)	107.7%	103.5%	111.5%	103.4%	101.9%	105.4%	101.4%	105.0%	106.5%

(1)	Information obtained from third party hospitality research reports dated January 18, 2018.

(2)	The competitive set for Hilton Garden Inn Bend comprises four limited service hotels totaling 367 rooms: Holiday Inn Express & Suites Bend (99 rooms), TownePlace Suites Bend Near Mount Bachelor (71 rooms), DoubleTree Bend (117 rooms) and Fairfield Inn & Suites Bend Downtown (80 rooms).

(3)	The competitive set for Hampton Inn & Suites Bend comprises five limited service hotels totaling 432 rooms: La Quinta Inns & Suites Bend (65 rooms), Holiday Inn Express & Suites Bend (99 rooms), TownePlace Suites Bend Near Mount Bachelor (71 rooms), DoubleTree Bend (117 rooms) and Fairfield Inn & Suites Bend Downtown (80 rooms).

(4)	The competitive set for Hilton Garden Inn Salt Lake City comprises six limited service hotels totaling 828 rooms: Holiday Inn Express Salt Lake City Downtown (212 rooms), Fairfield Inn & Suites Salt Lake City Downtown (120 rooms), Hampton Inn Salt Lake City Downtown (158 rooms), Homewood Suites Salt Lake City Downtown (124 rooms), Springhill Suites Salt Lake City Downtown (86 rooms) and Hyatt Place Salt Lake City Downtown The Gateway (128 rooms).

(5)	The competitive set for Hampton Inn & Suites Coeur d’Alene comprises three limited service hotels totaling 341 rooms: Best Western Plus Coeur d’Alene Inn (122 rooms), Holiday Inn Express & Suites Coeur d’Alene I 90 (101 rooms) and Springhill Suites Coeur d’Alene (118 rooms).

(6)	The competitive set for Hampton Inn & Suites Boise comprises six limited service hotels totaling 773 rooms: Hampton Inn Boise Airport (63 rooms), Hampton Inn Suites Boise Meridian (128 rooms), Oxford Suites Boise (132 rooms), Courtyard Boise West Meridian (145 rooms), Hampton Inn Suites Boise Downtown (186 rooms) and Holiday Inn Boise Airport (119 rooms).

(7)	The competitive set for La Quinta Inns & Suites Coeur d’Alene comprises four limited service hotels totaling 413 rooms: Best Western Plus Coeur d’Alene Inn (122 rooms), Quality Inn & Suites Coeur d’Alene (51 rooms), Shilo Inn Suites Coeur d’Alene (139 rooms) and Holiday Inn Express & Suites Coeur d’Alene (101 rooms).

(8)	The competitive set for La Quinta Inns & Suites Twin Falls comprises four limited service hotels totaling 378 rooms: Best Western Plus Twin Falls Hotel (120 rooms), Hampton Inn Twin Falls (75 rooms), Holiday Inn Express & Suites Twin Falls (91 rooms) and Fairfield Inn & Suites Twin Falls (92 rooms).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

BANK 2018-BNK12	Northwest Hotel Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northwest Hotel Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)(2)	2016(2)	2017	UW	UW per Room
Occupancy	65.6%	77.6%	80.5%	79.4%	79.4%
ADR	$124.89	$132.07	$139.19	$143.40	$143.40
RevPAR	$90.29	$102.43	$112.11	$113.84	$113.84

Rooms Revenue	$24,457,602	$30,582,242	$33,549,147	$33,990,444	$33,990,444	$41,553
Food & Beverage	$1,153,365	$1,341,412	$1,317,979	$1,310,934	$1,310,934	$1,603
Other Income(3)	$347,361	$504,104	$503,988	$529,028	$529,028	$647
Total Revenue	$25,958,328	$32,427,758	$35,371,115	$35,830,406	$35,830,406	$43,802
Total Expenses	$16,358,775	$18,706,692	$19,536,323	$20,182,901	$20,267,527	$24,777
Net Operating Income	$9,599,553	$13,721,067	$15,834,792	$15,647,504	$15,562,879	$19,026
FF&E	$0	$0	$0	$0	$1,433,216	$1,752
Net Cash Flow	$9,599,553	$13,721,067	$15,834,792	$15,647,504	$14,129,663	$17,273

NOI DSCR(4)	1.21x	1.72x	1.99x	1.97x	1.96x
NCF DSCR(4)	1.21x	1.72x	1.99x	1.97x	1.78x
NOI Debt Yield(4)	8.5%	12.1%	14.0%	13.8%	13.7%
NCF Debt Yield(4)	8.5%	12.1%	14.0%	13.8%	12.5%

(1)	The increase in Rooms Revenue and Net Operating Income from 2014 to 2015 was due to Hampton Inn & Suites Bend not opening until September 2014. In addition, La Quinta Inns & Suites Coeur d’Alene was rebranded from an Ameritel Inn in May 2014.

(2)	The increase in Rooms Revenue and Net Operating Income from 2015 to 2016 was primarily due to an increase in Occupancy and ADR.

(3)	Other Income consists of valet, guest laundry, gift shop sales and miscellaneous other income.

(4)	The debt service coverage ratios and debt yields shown are based on the Northwest Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the Northwest Hotel Portfolio Borrower deposited upfront reserves of $518,257 for real estate taxes, $46,636 for insurance premiums, $14,116,206 ($17,257 per room) for planned PIP renovations and $163,000 for seasonality reserves. The Northwest Hotel Portfolio Whole Loan documents also provide for ongoing monthly reserves of $94,555 for real estate taxes, $15,546 for insurance premiums and $119,435 for furnishings, fixtures and equipment (“FF&E”).

The Northwest Hotel Portfolio Borrower is required to make annual deposits into the seasonality reserve of an amount equal to the net cash flow deficiency, calculated as the net cash flow shortfall, after debt service less the FF&E reserve monthly deposits, during each of the first and fourth calendar quarter of the preceding calendar year, less any seasonality reserve funds on deposit with the lender from the prior year for the applicable quarter. If at any time additional PIP work is required by the franchisor under any franchise agreement, the Northwest Hotel Portfolio Borrower is required to deposit an amount equal to the PIP Reserve Shortfall (as defined below) within 15 days after receipt of notice from the franchisor.

The “PIP Reserve Shortfall” means an amount equal to 110% of the estimated costs to complete the applicable PIP, as reasonably determined by the lender, less (i) the amount of FF&E reserve funds then on deposit with the lender and (ii) the amount of Franchise Trigger Event Reserve Funds (see “Lockbox and Cash Management” below) then on deposit with the lender.

Lockbox and Cash Management. The Northwest Hotel Portfolio Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the Northwest Hotel Portfolio Borrower deposits all rent and directs all credit card companies to pay all amounts due directly into such lockbox account. The loan documents also require that all rents received by the Northwest Hotel Portfolio Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the Northwest Hotel Portfolio Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender (provided, however, any excess cash flow swept in accordance with a Franchise Trigger Event Period (as defined below) will be deposited into a separate Franchise Trigger Event reserve funds subaccount (subject to a cap of 110% of contracted PIP work as long as (i) no event of default is continuing; (ii) the Northwest Hotel Portfolio Borrower has entered into a written contract with the franchisor for such work; and (iii) the sum of all excess cash flow held by the lender and PIP reserve funds is greater than 110% of such work)).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Northwest Hotel Portfolio Whole Loan;

(ii)	the aggregate net cash flow debt yield falling below 10.25%; or

(iii)	a Franchise Trigger Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 10.25% for two consecutive calendar quarters; or

●	with regard to clause (iii), a Franchise Trigger Event Period Cure (as defined below).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Northwest Hotel Portfolio

A “Franchise Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence of a default or an event of default under any franchise agreement; or

(ii)	the cancellation, termination or expiration of any franchise agreement or notice to terminate any franchise agreement by either franchisor or franchisee.

A “Franchise Trigger Event Period Cure” will occur upon the following:

●	with regard to Franchise Trigger Event Period clause (i), (A) the lender’s receipt of satisfactory evidence that such event of default has been cured, such cure has been accepted by franchisor and that franchisee has remained in good standing under the franchise agreement, or (B) the Northwest Hotel Portfolio Borrower having entered into a replacement franchise agreement satisfactory to the lender and in accordance with the loan documents; or

●	with regard to Franchise Trigger Event Period clause (ii), (A) upon the lender’s receipt of satisfactory evidence that such cancellation, termination or expiration has been nullified and/or any notice thereof has been retracted, franchisee has regained good standing status under the franchise agreement and that said franchise agreement is in full force and effect, or (B) the Northwest Hotel Portfolio Borrower having entered into a replacement franchise agreement satisfactory to lender and in accordance with the loan documents.

Additional Secured Indebtedness (not including trade debts). The Northwest Hotel Portfolio Properties also secures the Northwest Hotel Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $72,893,322. The Northwest Hotel Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Northwest Hotel Portfolio Mortgage Loan. The Northwest Hotel Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Northwest Hotel Portfolio Pari Passu Companion Loans. The holders of the Northwest Hotel Portfolio Mortgage Loan and the Northwest Hotel Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Northwest Hotel Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the defeasance lockout period, the Northwest Hotel Portfolio Borrower may obtain the release of any of the Northwest Hotel Portfolio Properties on up to six occasions, provided that, among other things, and in accordance with the Northwest Hotel Portfolio Whole Loan documents, (a) no event of default has occurred and is continuing, (b) the loan is defeased in an amount equal to the applicable Release Amount (as defined below), (c) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered, and (d) rating agency confirmation that the sale and release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2018-BNK12 certificates and similar confirmations from each rating agency rating any securities backed by the Northwest Hotel Portfolio Pari Passu Companion Loans have been delivered.

The “Release Amount” for any property being released is an amount equal to the greatest of (a) 100% of the net sales proceeds for such release property, (b) 125% of the Allocated Cut-off Date Balance of such release property (identified in “The Properties” section chart above), (c) an amount that would result in the net cash flow debt service coverage ratio, after giving effect to the release of such property, being not less than the greater of (i) the net cash flow debt service coverage ratio for the Northwest Hotel Portfolio Whole Loan (including such release property) immediately prior to such release and (ii) 1.80x, (d) an amount that would result in the net cash flow debt yield, after giving effect to the release of such property, being not less than the greater of (i) the net cash flow debt yield for the Northwest Hotel Portfolio Whole Loan (including the release property) immediately prior to such release and (ii) 12.5% and (e) an amount that would result in the loan-to-value ratio, after giving effect to the release of such property, being not greater than the lesser of (i) the loan-to-value ratio for the Northwest Hotel Portfolio Whole Loan (including the release property) immediately prior to such release and (ii) 65.0%.

Terrorism Insurance. The Northwest Hotel Portfolio Whole Loan documents require that the “all risk” insurance policies required to be maintained by the Northwest Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northwest Hotel Portfolio Properties. The loan documents also require business interruption insurance covering no less than the eighteen month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

BANK 2018-BNK12	Centerville Marketplace

Mortgage Loan No. 9 – Centerville Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

BANK 2018-BNK12	Centerville Marketplace

Mortgage Loan No. 9 – Centerville Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

BANK 2018-BNK12	Centerville Marketplace

Mortgage Loan No. 9 – Centerville Marketplace

Kaysville
Farmington
Great Salt Lake
MORGAN COUNTY
WASATCH RANGE
Farmington Bay Waterfowl Management Area
Centerville
Centerville Marketplace
500 & 520 North Marketplace Drive
Centerville, UT 84014
DAVIS COUNTY
West Bountiful
WASATCH-CACHE NATL. FOREST
Bountiful
Woods Cross
Legacy Nature Preserve
North Salt Lake
Mueller Park
SALT LAKE COUNTY
Salt Lake City International Airport
SALT LAKE CITY
Legacy Pkwy
Bountiful Peak

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

BANK 2018-BNK12	Centerville Marketplace

Mortgage Loan No. 9 – Centerville Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,790,000			Location:	Centerville, UT 84014
Cut-off Date Balance:	$19,790,000			General Property Type:	Office
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	James Purpura			Year Built/Renovated:	2000; 2014/N/A
Mortgage Rate:	4.8150%			Size:	131,184 SF
Note Date:	4/6/2018			Cut-off Date Balance per SF:	$151
First Payment Date:	6/1/2018			Maturity Date Balance per SF:	$124
Maturity Date:	5/1/2028			Property Manager:	Intermountain Real Estate, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,050,825
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.39x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$1,581,908 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$1,401,500 (12/31/2016)
Reserves(1)				3rd Most Recent NOI(2):	$1,315,940 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2)(3):	98.9% (3/15/2018)
RE Tax:	$154,543	$22,078	N/A	2nd Most Recent Occupancy(2):	97.0% (12/31/2017)
Insurance:	$1,750	$875	N/A	3rd Most Recent Occupancy(2):	73.1% (12/31/2016)
Recurring Replacements:	$0	$2,186	N/A	Appraised Value (as of):	$27,100,000 (2/14/2018)
TI/LC:	$0	$13,884	N/A	Cut-off Date LTV Ratio:	73.0%
Other:	$576,683	$0	N/A	Maturity Date LTV Ratio:	59.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,790,000	70.6%	Purchase Price:	$26,852,600	95.9%
Borrower Equity:	$8,222,180	29.4%	Reserves:	$732,975	2.6%
			Closing Costs:	$426,605	1.5%
Total Sources:	$28,012,180	100.0%	Total Uses:	$28,012,180	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Increase in NOI and occupancy from 3rd most recent to most recent is due to the completion of Building 520 (as defined below) and its subsequent lease-up.

(3)	Most Recent Occupancy includes one tenant (2.0% of NRA) that is in occupancy and paying rent but expected to vacate upon lease expiration (9/30/2018). Rent from such tenant was not underwritten.

The Mortgage Loan. The ninth largest mortgage loan (the “Centerville Marketplace Mortgage Loan”) is evidenced by a note in the original principal amount of $19,790,000 and secured by a first priority fee mortgage encumbering an office property located in Centerville, Utah (the “Centerville Marketplace Property”). The proceeds of the Centerville Marketplace Mortgage Loan, together with borrower equity, were used to acquire the Centerville Marketplace Property, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is J & S Purpura Ventures, LLC (the “Centerville Marketplace Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Centerville Marketplace Borrower is 100.0% owned by James Purpura, who is also the borrower sponsor and non-recourse carve-out guarantor. Mr. Purpura had a prior conviction of certain felony charges in or around 2002. See “Description of the Mortgage Pool—Litigation and Other Consideration” in the Preliminary Prospectus.

The Property. The Centerville Marketplace Property consists of two, four-story office buildings, totaling 131,184 SF, on an approximately 7.0-acre parcel in Centerville, Utah. The Centerville Marketplace Property also includes a two-story, 512 space parking garage. The Centerville Marketplace Property was built in two phases, with the first building being built in 2000 (“Building 500”) and the second building being built in 2014 (“Building 520”). Building 500 contains 80,708 SF, has an average occupancy of 97.6% since 2009 and was 100.0% occupied by nine tenants as of March 15, 2018. Building 520 contains 50,476 SF and was 97.2% occupied by eight tenants as of March 15, 2018.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

BANK 2018-BNK12	Centerville Marketplace

Major Tenants.

Management and Training Corp (58,213 SF, 44.4% of NRA, 49.4% of underwritten rent). Management and Training Corp (“MTC”) operates Job Corps centers, correctional facilities, detention centers, and workforce development sites, with nearly 9,500 employees. MTC was the original developer of, and is headquartered at, the Centerville Marketplace Property and has been a tenant since Building 500 was built in 2000. MTC recently executed a five-year lease extension through February 2023 and has five, three-year renewal options.

Planswift Software (15,233 SF, 11.6% of NRA, 11.7% of underwritten rent). Planswift Software (“Planswift”) is a developer and distributor of software that is designed for the construction industry. Planswift’s lease runs through July 2026 and allows for two, three-year renewal options. The borrower sponsor was previously the owner of Planswift Software.

The following table presents certain information relating to the major tenants at the Centerville Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(2)	% of Total Annual UW Rent	Lease Expiration
Tenant
Management and Training Corp	NR/NR/NR	58,213	44.4%	$1,484,432	$25.50	49.4%	2/28/2023
Planswift Software(3)	NR/NR/NR	15,233	11.6%	$351,730	$23.09	11.7%	7/31/2026
Powerful U(3)	NR/NR/NR	6,756	5.2%	$159,896	$23.67	5.3%	1/31/2030
Secturion(4)	NR/NR/NR	6,001	4.6%	$142,396	$23.73	4.7%	7/31/2024
State of Utah(5)	AAA/Aaa/AAA	5,865	4.5%	$140,285	$23.92	4.7%	7/31/2024
Subtotal/Wtd. Avg.		92,068	70.2%	$2,278,739	$24.75	75.8%

Other Tenants		35,112	26.8%	$729,148	$20.77	24.2%
Vacant Space(6)		4,004	3.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		131,184	100.0%	$3,007,887	$23.65	100.0%

(1)	Information is based on the underwritten rent roll as of March 15, 2018.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	The borrower sponsor was previously the owner of Planswift Software and is currently the owner and chief executive officer of Powerful U.

(4)	Secturion has an early lease termination option effective August 31, 2022 upon 6 months’ notice.

(5)	State of Utah has the right to terminate its lease upon 90 days’ notice for reasons related to failure of the Utah State Legislature to appropriate funds or if the space requirements of the lease are altered by a federal act or act of the Utah State Legislature.

(6)	Vacant Space includes one tenant (2.0% of NRA) that is in occupancy and paying rent but expected to vacate upon lease expiration (9/30/2018). Rent from such tenant was not underwritten.

The following table presents certain information relating to the lease rollover schedule at the Centerville Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	4	10,933	8.3%	8.3%	$212,955	$19.48	7.1%	7.1%
2020	3	10,055	7.7%	16.0%	$195,790	$19.47	6.5%	13.6%
2021	1	2,395	1.8%	17.8%	$51,912	$21.68	1.7%	15.3%
2022	0	0	0.0%	17.8%	$0	$0.00	0.0%	15.3%
2023	3	64,254	49.0%	66.8%	$1,624,950	$25.29	54.0%	69.3%
2024	2	11,866	9.0%	75.8%	$282,681	$23.82	9.4%	78.7%
2025	1	5,688	4.3%	80.2%	$127,973	$22.50	4.3%	83.0%
2026	1	15,233	11.6%	91.8%	$351,730	$23.09	11.7%	94.7%
2027	0	0	0.0%	91.8%	$0	$0.00	0.0%	94.7%
2028	0	0	0.0%	91.8%	$0	$0.00	0.0%	94.7%
2029 & Beyond	1	6,756	5.2%	96.9%	$159,896	$23.67	5.3%	100.0%
Vacant Space(4)	0	4,004	3.1%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	16	131,184	100.0%		$3,007,887	$23.65	100.0%

(1)	Information is based on the underwritten rent roll as of March 15, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Vacant Space includes one tenant (2.0% of NRA) that is in occupancy and paying rent but expected to vacate upon lease expiration (9/30/2018). Rent from such tenant was not underwritten.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

BANK 2018-BNK12	Centerville Marketplace

The Market. The Centerville Marketplace Property is located in Centerville, Utah, in Davis County, approximately 10 miles north of the Salt Lake City central business district. According to the appraisal, developable land in Davis County (and Centerville) is limited due to geographic barriers to the east (Wasatch mountain range) and west (wetlands/Farmington Bay Waterfowl Management Area). The Centerville Marketplace Property is situated adjacent to Interstate 15, which provides direct access to Salt Lake City. The immediate area surrounding the Centerville Marketplace Property consists of a mixture of commercial and residential development. Commercial development in the area includes a Wal-Mart, Target, Home Depot, a movie theatre and a variety of fast food and restaurant destinations.

The Centerville Marketplace Property is located in Davis County, which is a part of the Ogden office market. According to a third party research report, as of January 26, 2018, the vacancy rate in the Ogden office market was approximately 7.7%, with average asking rents of $16.81 PSF. According to a third party research report for 2017, the vacancy rate for office space in Davis County was approximately 6.0%, with average asking rents of $19.32 PSF. The Centerville Marketplace Property is located towards the southern boundary of Davis County, which is in closer proximity to Salt Lake City than Ogden and Weber County, which are located to the north. According to a third party research report, the vacancy and average asking rents within a one mile radius of the Centerville Marketplace Property were 6.9% and $22.00 PSF, respectively, as of the fourth quarter of 2017. The appraisal concluded a $23.00 PSF market rent for the Centerville Marketplace Property.

According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the Centerville Marketplace Property was 10,637, 44,680 and 93,710, respectively. The 2017 average household income within the same one-, three- and five-mile radius was $99,140, $93,095 and $97,091, respectively.

The following table presents information relating to comparable office property sales for the Centerville Marketplace Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
Centerville Marketplace (subject) Centerville, UT	Apr-2018	2000; 2014	131,184	98.9%(1)	$26,852,600	$204.69
Jordan Gateway Plaza I & II South Jordan, UT	Feb-2015	1999	90,817	95.0%	$17,372,000	$191.29
The Pointe Office Campus, Building II, 15 West Scenic Pointe Drive, Building II Draper, UT	Jun-2015	2007	110,229	90.0%	$20,385,000	$184.93
Arbor Plaza Sandy, UT	Apr-2016	2008	69,900	100.0%	$15,280,000	$218.60
South Towne Center Sandy, UT	Apr-2017	2000; 2005	260,058	97.0%	$64,000,000	$246.10
Morgan Stanley South Jordan, UT	Dec-2017	2007	102,028	100.0%	$20,400,000	$199.95

Source: Appraisal.

(1)	Total Occupancy for the Centerville Marketplace Property includes one tenant (2.0% of NRA) that is in occupancy and paying rent but expected to vacate upon lease expiration (9/30/2018). Rent from such tenant was not underwritten.

The following table reflects comparable office leases with respect to the Centerville Marketplace Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Distance (miles)	Tenant Name		Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
					Size (SF)
Legacy Crossing 1 Centerville, UT	2014	72,000	0.4	Horace Mann Service Corp. Justice Works	2,062 6,265	Mar-2016 Aug-2015	2.1 7.0	$22.00 $22.00	Full Service Full Service
Centerville Commons at Legacy Crossing Centerville, UT	2016	15,990	0.5	CW Operations, LLC	1,540	Feb-2018	4.0	$15.50	NNN
Gateway Tower Boutiful, UT	1988	53,126	3.0	Columbus Travel Collins Rupp	1,529 1,163	Oct-2017 Jun-2017	3.8 3.0	$19.50 $19.50	Full Service Full Service
Main Street Business Center Boutiful, UT	1999	27,869	2.0	AmeriTrust Capital Corp Freight Tec	1,586 4,440	Apr-2017 Apr-2017	4.0 4.0	$18.00 $16.91	Full Service Full Service
Falcon Hill Layton, UT	2017	73,912	15.0	BAE Systems Technology Tecolate Research Orbital ATK	2,084 3,370 6,365	Oct-2016 Sep-2016 May-2016	0.0 7.0 5.0	$22.19 $22.00 $22.00	NNN NNN NNN
Renaissance Medical Center Boutiful, UT	2004	112,188	3.0	Northwest Title Insurance General Office Tenant	2,965 2,900	Jul-2015 May-2015	5.0 5.0	$16.00 $16.00	NNN NNN

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

BANK 2018-BNK12	Centerville Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Centerville Marketplace Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Gross Potential Rent	$1,976,501	$2,113,220	$2,225,418	$2,345,526	$3,098,031(1)	$23.62
Total Recoveries	$0	$0	$0	$0	$73,559	$0.56
Other Income	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($315,995)	($2.41)
Effective Gross Income	$1,976,501	$2,113,220	$2,225,418	$2,345,526	$2,855,595	$21.77
Total Expenses	$607,223	$797,280	$823,918	$763,618	$804,770	$6.13
Net Operating Income(2)	$1,369,278	$1,315,940	$1,401,500	$1,581,908	$2,050,825	$15.63
Capital Expenditures	$0	$0	$0	$0	$26,237	$0.20
TI/LC	$0	$0	$0	$0	$293,852	$2.24
Net Cash Flow	$1,369,278	$1,315,940	$1,401,500	$1,581,908	$1,730,736	$13.19

Occupancy %(2)	97.0%	66.5%	73.1%	98.9%(3)	90.0%
NOI DSCR	1.10x	1.05x	1.12x	1.27x	1.64x
NCF DSCR	1.10x	1.05x	1.12x	1.27x	1.39x
NOI Debt Yield	6.9%	6.6%	7.1%	8.0%	10.4%
NCF Debt Yield	6.9%	6.6%	7.1%	8.0%	8.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 15, 2018 and includes rent steps through May 1, 2019 totaling $27,245.

(2)	The increase in NOI and occupancy from 2014 to UW is due to the completion of Building 520 in late 2014 and subsequent lease up. 2014 Occupancy does not include Building 520. The increase in NOI from 2017 to underwritten is due to new leasing in the last quarter of 2017 and in 2018, including but not limited to the leases with Planswift Software, Powerful U, Secturion and State of Utah.

(3)	12/31/2017 TTM Occupancy % is as of March 15, 2018 and includes one tenant (2.0% of NRA) that is in occupancy and paying rent but expected to vacate upon lease expiration (9/30/2018). Rent from such tenant was not underwritten. Occupancy as of December 31, 2017 was 97.0%.

Escrows and Reserves. In connection with the origination of the Centerville Marketplace Mortgage Loan, the Centerville Marketplace Borrower funded reserves of approximately (i) $154,543 for real estate taxes, (ii) $1,750 for insurance premiums, and (iii) $576,683 for outstanding tenant obligations, which includes $176,683 for tenant improvements and leasing commissions for the tenant Powerful U and $400,000 for tenant improvements for the tenant Planswift.

Additionally, on each due date, the Centerville Marketplace Borrower is required to fund the following reserves with respect to the Centerville Marketplace Property: (i) a tax reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $22,078), (ii) an insurance reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially $875), provided that the monthly insurance reserve deposit is waived if the Centerville Marketplace Borrower is maintaining blanket insurance policies in accordance with the Centerville Marketplace Mortgage Loan documents, (iii) a replacement reserve for capital expenditures in a monthly amount equal to $2,186; and (iv) a tenant improvements and leasing commissions reserve in a monthly amount equal to $13,884.

Lockbox and Cash Management. The Centerville Marketplace Mortgage Loan is structured with a hard lockbox with springing cash management. The Centerville Marketplace Mortgage Loan documents require the Centerville Marketplace Borrower to direct tenants to pay rent directly to the lockbox account and require that all other money received by the Centerville Marketplace Borrower or property manager with respect to the Centerville Marketplace Property be deposited into such lockbox account. If no Cash Management Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be swept into the Centerville Marketplace Borrower’s operating account within one business day of receipt thereof. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period, all funds in the lockbox account are required to be swept from the lockbox account into such lender controlled cash management account and applied in accordance with the Centerville Marketplace Mortgage Loan documents to make deposits into reserve funds, as described under “Escrows and Reserves” above, to pay debt service on the Centerville Marketplace Mortgage Loan; provided no event of default is continuing, to pay operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Centerville Marketplace Mortgage Loan during the continuance of such Cash Management Sweep Period.

A “Cash Management Sweep Period” means the period:

(i)	commencing upon the occurrence of an event of default under the Centerville Marketplace Mortgage Loan and ending upon the cure of such event of default in accordance with the Centerville Marketplace Mortgage Loan documents or otherwise to the lender’s satisfaction; or

(ii)	commencing upon the debt service coverage ratio of the Centerville Marketplace Mortgage Loan (based on principal and interest debt service payments) on a trailing twelve month basis falling below 1.20x for the immediately preceding six calendar months and ending upon the debt service coverage ratio (based on principal and interest debt service payments) on a trailing twelve month basis being at least 1.20x for the immediately preceding six calendar months; or

(iii)	commencing upon MTC filing (or giving notice of its intent to file) a voluntary bankruptcy or insolvency petition or being the subject of an involuntary bankruptcy or insolvency petition and ending upon the earlier of (i) MTC affirming the MTC Lease in connection with the bankruptcy petition and (ii) the leasing of the space previously occupied by MTC to one or more other third-party tenants in accordance with the Centerville Marketplace Mortgage Loan documents and all tenant improvements, tenant allowances and leasing commissions in connection with such replacement leases have been paid in full or reserved with the lender;

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

BANK 2018-BNK12	Centerville Marketplace

(iv)	commencing upon MTC’s failure to extend the MTC lease for at least an additional three years upon the earlier of (i) MTC informing the Centerville Marketplace Borrower that it will not extend such lease and (ii) March 31, 2022 (twelve months prior to the expiration of the current term) and ending when either (A) MTC renews such lease in accordance with the terms and provisions thereof or (B) the Centerville Marketplace Borrower enters into other leases with one or more tenants in accordance with the Centerville Marketplace Mortgage Loan documents and all tenant improvements, tenant allowances and leasing commissions in connection with such replacement leases have been paid in full or reserved with the lender, and the Centerville Marketplace borrower shall have delivered to the lender an estoppel certificate evidencing that such new tenants are in occupancy, open for business and paying full unabated rent.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Terrorism Insurance. The Centerville Marketplace Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with twelve months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or extension thereof or similar program) (“TRIPRA”) is in effect and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” (within the meaning of TRIPRA). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

BANK 2018-BNK12	North Bay Portfolio

Mortgage Loan No. 10 – North Bay Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

BANK 2018-BNK12	North Bay Portfolio

Mortgage Loan No. 10 – North Bay Portfolio

Aerial

Petaluma Business Center
South Petaluma Business Center
Lakeville Business Center

Petaluma Business Center

1035 North McDowell Boulevard
1039 North McDowell Boulevard
1031 North McDowell Boulevard
1125-1137 North McDowell Boulevard
Collateral
Not Part of Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

BANK 2018-BNK12	North Bay Portfolio

Mortgage Loan No. 10 – North Bay Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

BANK 2018-BNK12	North Bay Portfolio

Mortgage Loan No. 10 – North Bay Portfolio

North Bay Portfolio
1 Petaluma Business Center Petaluma, CA
2 South Petaluma Business Center Petaluma, CA
3 Lakeville Business Center Petaluma, CA
Penngrove
Santa Rosa 15 miles
PETALUMA INDUSTRIAL PARK
Petaluma Village Premium Outlets
Univ. of Northern California
Petaluma Valley Hospital
Deer Creek Village
Lucchesi Park
The Plaza North Shopping Center
Washington Square Shopping Center
East Washington Place
Sonoma-Marin Fairgrounds
Rooster Run Golf Course
Prince Park
Petaluma Municipal Airport
Adobe Creek Golf Course
Arroyo Park
Crinella Park
SONOMA COUNTY
Military Antiques & Museum
PETALUMA DOWNTOWN
PETALUMA
Steamer Landing Park
Quarry Heights
LAKEVILLE BUSINESS PARK
Rocky Memorial Dog Park
Shollenberger Park
Petaluma Wildlife Museum
McNear Park
Helen Putnam Regional Park
Petaluma Golf and Country Club
SONOMA-MARIN AREA RAIL TRANSIT
Petaluma River
Redwood Hwy
San Francisco 35 miles
Pacific Ocean
SAN FRANCISCO
OAKLAND
SACRAMENTO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

BANK 2018-BNK12	North Bay Portfolio

Mortgage Loan No. 10 – North Bay Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$19,000,000			Location:	Petaluma, CA 94954
Cut-off Date Balance(1):	$19,000,000			General Property Type:	Various
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Basin Street Properties			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5040%			Size:	512,165 SF
Note Date:	3/8/2018			Cut-off Date Balance per SF(1):	$105
First Payment Date:	5/1/2018			Maturity Date Balance per SF(1):	$97
Maturity Date:	4/1/2028			Property Manager:	Basin Street Properties
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (24); YM1 (91); O (5)			UW NOI:	$6,065,732
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield(1):	11.2%
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Balance(1)(2):	$35,000,000			UW NCF DSCR(1):	2.21x (IO) 1.66x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$5,385,065 (12/31/2017)
Reserves(3)				2nd Most Recent NOI:	$4,926,558 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,992,189 (12/31/2015)
RE Tax:	$61,195	$61,195	N/A	Most Recent Occupancy(4):	92.2% (2/15/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(5):	87.8% (12/31/2016)
Deferred Maintenance:	$28,000	$0	N/A	3rd Most Recent Occupancy(6):	90.8% (12/31/2015)
Recurring Replacements:	$0	$10,670	N/A	Appraised Value (as of)(7):	$86,500,000 (Various)
TI/LC:	$500,000	$42,680	$1,536,495	Cut-off Date LTV Ratio(1)(7):	62.4%
Other Reserves:	$2,553,168	$0	N/A	Maturity Date LTV Ratio(1)(7):	57.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$54,000,000	99.0%	Loan Payoff:	$50,069,968	91.8%
Borrower Equity:	$550,777	1.0%	Reserves:	$3,142,363	5.8%
			Closing Costs:	$1,338,446	2.5%
Total Sources:	$54,550,777	100.0%	Total Uses:	$54,550,777	100.0%

(1)	The North Bay Portfolio Mortgage Loan (as defined below) is part of the North Bay Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the North Bay Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The North Bay Portfolio Properties (as defined below) as of February 15, 2018 were 92.2% leased by 25 tenants and 81.5% physically occupied. Most Recent Occupancy includes three tenants with signed leases who are not yet in occupancy: (i) a new 19,883 SF lease to TraumaFX (3.9% of NRA), as to which the tenant is expected to take occupancy by June 2018 that provides for abated rent through June 30, 2018 and $157,315 of tenant improvements), (ii) a new 19,046 SF lease to Kaiser (3.7% of NRA), as to which the tenant is expected to take occupancy by August 2018 that provides for $1,555,731 of tenant improvements and leasing commissions and (iii) a replacement relocation lease to Courseco (0.9% of NRA) for 4,800 SF, as to which the tenant is expected to take occupancy by June 2018 that provides for abated rent through July 30, 2018 and $153,600 of tenant improvements. Any outstanding abated rent and tenant improvements owed have been fully reserved by the lender. See “Escrows and Reserves” below.

(5)	The North Bay Portfolio Properties as of December 31, 2016 were 87.8% leased and 86.1% physically occupied.

(6)	The North Bay Portfolio Properties as of December 31, 2015 were 90.8% leased and 85.5% physically occupied.

(7)	$86,500,000 represents the aggregate appraised value as of January 30, 2018 and January 31, 2018 for the North Bay Portfolio Properties.

The Mortgage Loan. The tenth largest mortgage loan (the “North Bay Portfolio Mortgage Loan”) is part of a whole loan (the “North Bay Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $54,000,000, which are secured by first priority fee mortgages on a portfolio of three industrial and office properties totaling 512,165 SF and located in Petaluma, California (the “North Bay Portfolio Properties”). The non-controlling Note A-2 in the original principal amount of $19,000,000 represents the North Bay Portfolio Mortgage Loan and will be included in the BANK 2018-BNK12 securitization trust. The controlling Note A-1 in the original principal amount of $35,000,000 (the “North Bay Portfolio Non-Serviced Pari Passu Companion Loan”) was included in the BANK 2018-BNK11 securitization trust. The North Bay Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Proceeds from the North Bay Portfolio Whole Loan were used to refinance the previous loan secured by the North Bay Portfolio Properties, fund upfront reserves and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

BANK 2018-BNK12	North Bay Portfolio

The Borrower and the Sponsor. The borrower is SSCOP DE LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director (the “North Bay Portfolio Borrower”). The borrower-sponsor is Basin Street Properties. Basin Street Properties is a private real estate owner and operator focused on acquiring, developing and managing office, retail, multi-family, hospitality and mixed-use properties in California and northern Nevada. Basin Street Properties’ current portfolio includes 22 office properties and 3 retail centers in the California North Bay area, 13 of which (approximately 1.3 million SF) are located in Petaluma, California. Basin Street Properties’ other properties are located primarily in Sacramento, California and Reno, Nevada.

Matthew T. White is the Chairman and CEO of Basin Street Properties. William C. White is a co-founder of Basin Street Properties and the head of the company’s board of directors. Matthew T. White and William C. White are the nonrecourse carve-out guarantors for the North Bay Portfolio Whole Loan.

The Properties. The North Bay Portfolio Properties are comprised of two industrial/flex properties and one office property totaling ten buildings and 512,165 SF of which approximately 85.8% is currently used as office and approximately 14.2% is currently used as warehouse space. The Lakeville Business Park and South Petaluma Business Center properties are adjacent to each other, with the Petaluma Business Center property located approximately 4.3 miles north. The North Bay Portfolio Properties were built between 1990 and 2007 and as of February 15, 2018 were 92.2% leased by 25 tenants and 81.5% physically occupied. The North Bay Portfolio Properties serve as the corporate headquarters for Calix Networks, Inc. (16.0% of NRA, 13.2% of underwritten gross potential rent), Panamax, LLC (7.9% of NRA, 12.0% of underwritten gross potential rent), CamelBak Products, Inc. (7.7% of NRA, 11.8% of underwritten gross potential rent), AVRS, Inc. (4.9% of NRA, 4.2% of underwritten gross potential rent), Hydropoint Data Systems (5.2% of NRA, 4.1% of underwritten gross potential rent) and Frontrow Calypso LLC (4.4% of NRA, 3.0% of underwritten gross potential rent). Since acquiring the North Bay Portfolio Properties in February, 2015, the sponsor has signed 111,451 SF of new leases and 120,617 SF of renewal leases at the North Bay Portfolio Properties.

The following table presents detailed information with respect to each of the North Bay Portfolio Properties.

North Bay Portfolio Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	2/15/2018 Occupancy(1)	Appraised Value	% of Appraised Value	UW NCF
Petaluma Business Center 1031, 1035, 1039, 1125-1137 North McDowell Boulevard Petaluma, CA	Industrial/Flex	1990,2000 / 2004	213,210	90.3%	$34,800,000	40.2%	$1,738,093
South Petaluma Business Center 1800 and 2000 South McDowell Boulevard Petaluma, CA	Office	2007 / N/A	149,634	100.0%	$29,400,000	34.0%	$2,461,690
Lakeville Business Center 1600-1622, 1670, 1690-1740, & 1758-1774 Corporate Circle Petaluma, CA	Industrial/Flex	1997,2001 / N/A	149,321	86.9%	$22,300,000	25.8%	$1,261,692
Total/Wtd. Avg.			512,165	92.2%	$86,500,000	100.0%	$5,461,476

(1)	The North Bay Portfolio Properties as of February 15, 2018 were 92.2% leased by 25 tenants and 81.5% physically occupied. Occupancy includes three tenants with signed leases who are not yet in occupancy: TraumaFX (3.9% of NRA), Kaiser (3.7% of NRA) and Courseco (0.9% of NRA).

Petaluma Business Center (213,210 SF, 41.6% of NRA, 31.8% of underwritten gross potential rent). The Petaluma Business Center property was built on a 14.07-acre site in 1990 and 2000, and renovated in 2004, and consists of four single-story buildings totaling 213,210 SF of rentable area, of which approximately 84.1% is used for office and approximately 15.9% is used for warehouse space. Each of the buildings includes 20 foot clear heights, at least three roll-up loading doors, and three of the buildings feature at least one loading dock. The Petaluma Business Center property includes 592 surface parking spaces (2.78 spaces per 1,000 SF). The Petaluma Business Center property was 90.3% leased by 7 tenants and 73.6% occupied as of February 15, 2018. Major tenants include Calix Networks, Inc. (NYSE: CALX) and AVRS, Inc. both headquartered at the Petaluma Business Center property, and USI Insurance Services. Two tenants have recently signed leases and are expected to take occupancy in June 2018: TraumaFX (19,883 SF) which is entitled to abated rent through June 30, 2018 and $157,315 of tenant improvements and Courseco (4,800 SF of relocated space) which is entitled to abated rent through July 30, 2018 and $153,600 of tenant improvements. Any outstanding abated rent and tenant improvements owed have been fully reserved by the lender. See “Escrows and Reserves” below.

South Petaluma Business Center (149,634 SF, 29.2% of NRA, 46.9% of underwritten gross potential rent). The South Petaluma Business Center property was built on an 8.39-acre site in 2007 and consists of two double-story buildings totaling 149,634 SF of office space. Each of the buildings includes 10-12 foot clear heights, and one roll-up loading door. The South Petaluma Business Center property includes 442 surface parking spaces (2.95 spaces per 1,000 SF). The South Petaluma Business Center property was 100.0% leased by 5 tenants and 87.3% occupied as of February 15, 2018. Major tenants include Ygrene Energy Fund CA LLC (under a 39,528 SF sublease from The Gap Inc. and a 4,075 SF direct lease), and Panamax, LLC and CamelBak Products, Inc. which are both headquartered at the North Bay Portfolio Properties. Additionally, Kaiser, the largest private employer in Sonoma County, has a signed lease for 19,046 SF which it is expected to take occupancy of in August 2018 upon completion of its space build out. Kaiser has begun rental payments and is entitled to $1,555,731 of tenant improvements and leasing commissions, which amount has been fully reserved by the lender. See “Escrows and Reserves” below.

Lakeville Business Center (149,321 SF, 29.2% of NRA, 21.3% of underwritten gross potential rent). The Lakeville Business Center property was built on a 10.26-acre site in 1997 and 2001 and consists of three single-story flex buildings and one double-story office building totaling 149,321 SF of rentable area, of which approximately 74.2% is office and approximately 25.8% is warehouse space. Three of the buildings include 20 foot clear heights, at least one roll-up loading door and at least one loading dock. The fourth building features 10-12 foot clear heights and one roll-up loading door. The Lakeville Business Center property includes 581 surface parking spaces (3.89 spaces per 1,000 SF). The Lakeville Business Center property was 86.9% leased and occupied by 15 tenants as of February 15, 2018. Major tenants include Hydropoint Data Systems and Frontrow Calypso LLC, both headquartered at the Lakeville Business Center property, and Collidion Inc. Hydropoint Data Systems (26,522 SF) is entitled to $144,575 of tenant improvements, which amount has been fully reserved by the lender. See “Escrows and Reserves” below.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

BANK 2018-BNK12	North Bay Portfolio

The following table presents certain information relating to the major tenants at the North Bay Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property Location	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options
Calix Networks, Inc.(3)	Petaluma Business Center	82,082	16.0%	$1,058,510	13.2%	$12.90	2/28/2019	1 x 5 Yrs
Ygrene Energy Fund CA LLC(4)	South Petaluma Business Center	43,603	8.5%	$1,043,024	13.0%	$23.92	10/31/2021	2 x 5 Yrs
Panamax, LLC(5)	Lakeville Business Center / South Petaluma Business Center	40,444	7.9%	$961,903	12.0%	$23.78	3/31/2020	1 x 5 Yrs
CamelBak Products, Inc.(6)	Lakeville Business Center / South Petaluma Business Center	39,395	7.7%	$948,027	11.8%	$24.06	7/31/2024	2 x 5 Yrs
Hydropoint Data Systems(7)	Lakeville Business Center	26,522	5.2%	$325,959	4.1%	$12.29	3/31/2023	N/A
AVRS, Inc.	Petaluma Business Center	24,865	4.9%	$333,360	4.2%	$13.41	10/31/2019	1 x 4 Yrs
USI Insurance Services	Petaluma Business Center	24,424	4.8%	$357,567	4.5%	$14.64	3/31/2020	2 x 5 Yrs
Symbio, LLC(8)	Petaluma Business Center	22,698	4.4%	$318,515	4.0%	$14.03	9/30/2027	N/A
Frontrow Calypso LLC	Lakeville Business Center	22,599	4.4%	$241,666	3.0%	$10.69	9/30/2024	1 x 5 Yrs
TraumaFX(9)	Petaluma Business Center	19,883	3.9%	$262,456	3.3%	$13.20	6/30/2023	N/A
Subtotal/Wtd. Avg.		346,515	67.7%	$5,850,988	73.1%	$16.89

Other Tenants		125,496	24.5%	$2,152,770	26.9%	$17.15
Total Occupied Space		472,011	92.2%	$8,003,758	100.0%	$16.96

Vacant Space(3)		40,154	7.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		512,165	100.0%	$8,003,758	100.0%	$16.96

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space. All leases for tenants individually shown are triple-net except for Ygrene Energy Fund CA LLC, Panamax, LLC, CamelBak Products, Inc., and AVRS, Inc. which are gross or full service gross leases.

(3)	Calix Networks, Inc. had one, 5-year renewal option that expired on February 28, 2018. Calix Networks, Inc. is currently in negotiations with the North Bay Portfolio Borrower to renew and occupy approximately 59,632 SF of its space and sublet the remaining approximate 22,450 SF. The 22,450 SF has been treated as vacant space in the lender’s underwriting.

(4)	Ygrene Energy Fund CA LLC leases 39,528 SF under a sublease from The Gap Inc. and 4,075 SF under a coterminous direct lease. Ygrene Energy Fund CA LLC pays current annual rent under its sublease to The Gap Inc. of $22.20 PSF and annual rent under its direct lease of $27.81 PSF. The Annual UW Rent represents the actual rent as of March 2019 paid by The Gap Inc. and the rent paid by Ygrene Energy Fund CA LLC pursuant to their respective leases.

(5)	Panamax, LLC leases 36,701 SF at South Petaluma Business Center and 3,743 SF at Lakeville Business Center under co-terminous leases.

(6)	CamelBak Products, Inc. leases 32,730 SF at South Petaluma Business Center and 6,665 SF at Lakeville Business Center under co-terminous leases.

(7)	Hydropoint Data Systems is entitled to $144,575 of tenant improvements, which amount has been fully reserved by the lender.

(8)	Symbio, LLC is entitled to $428,145 of tenant improvements, which amount has been fully reserved by the lender.

(9)	TraumaFX has a signed lease and is expected take occupancy by June 2018. The lease provides for abated rent through June 30, 2018 and $157,315 of tenant improvements, which amounts have been fully reserved by the lender.

The following table presents certain information relating to the lease rollover schedule at the North Bay Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW GPR PSF Rolling(3)	Total UW GPR Rolling	Approx. % of Total GPR Rolling	Approx. Cumulative % of Total GPR Rolling
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	4	120,510	23.5%	23.5%	$12.92	$1,556,499	19.4%	19.4%
2020	4	73,065	14.3%	37.8%	$20.67	$1,510,299	18.9%	38.3%
2021	3	52,766	10.3%	48.1%	$21.98	$1,159,677	14.5%	52.8%
2022	2	17,788	3.5%	51.6%	$15.50	$275,794	3.4%	56.2%
2023	5	72,248	14.1%	65.7%	$12.29	$888,176	11.1%	67.3%
2024	3	68,213	13.3%	79.0%	$18.57	$1,266,560	15.8%	83.1%
2025	2	8,123	1.6%	80.6%	$13.82	$112,246	1.4%	84.6%
2026	1	17,554	3.4%	84.0%	$24.19	$424,605	5.3%	89.9%
2027	1	22,698	4.4%	88.4%	$14.03	$318,515	4.0%	93.9%
2028	1	19,046	3.7%	92.2%	$25.80	$491,387	6.1%	100.0%
2029 & Beyond	0	0	0.0%	92.2%	$0.00	$0	0.0%	100.0%
Vacant	0	40,154	7.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	512,165	100.0%		$16.96	$8,003,758	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW GPR PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

BANK 2018-BNK12	North Bay Portfolio

The Market. The North Bay Portfolio Properties are located in Petaluma, Sonoma County, California. The City of Petaluma is located along a 5.5 mile stretch of U.S. Highway 101 (access approximately 0.5 miles west of the North Bay Portfolio Properties) and is the first city north of Marin County. In addition to the access provided by Highway 101, Petaluma is served by the recently completed first phase of the Sonoma-Marin Area Rail Transit (SMART) passenger train service which connects San Rafael, passing through Petaluma to Santa Rosa approximately 40 miles north.

According to a third party market data provider, the third quarter 2017 vacancy rates for the Petaluma office and industrial markets were 13.3% and 5.3%, respectively. Petaluma is a boutique office market that is home to companies including CamelBak, Lagunitas Brewery, Clover-Sonoma, Kala Music Company, and Mesa/Boogie. Petaluma’s industrial sector has historically been the most desired type of commercial space which has more recently been bolstered by the growth in the craft brewing and agriculture industries around Petaluma. The area benefits from its proximity to the Bay Area while offering slightly lower rents. Additionally, as the physical gateway to the Bay Area, Wine Country, and the coastal regions, Petaluma is well located for shipping and distribution uses.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Petaluma Business Center property was 7,422, 48,783 and 88,378, respectively, and the 2017 average household income within the same radii was $107,867, $105,468 and $105,988, respectively. The estimated 2017 population within a one-, three- and five-mile radius of the Lakeville Business Center property and the South Petaluma Business Center property was 9,304, 56,874 and 67,261, respectively, and the 2017 average household income within the same radii was $104,792, $106,195 and $108,712, respectively.

The following table presents recent leasing data at comparable office properties with respect to the North Bay Portfolio Properties:

Comparable Lease Summary
Property Name Address	Property Size / Year Built	Tenant	Lease Area (SF)	Lease Date	NNN Base Rent PSF	Lease Term (Yrs.)	Rent Steps / TI / Free Rent
Redwood Business Center 1383 N. McDowell Blvd.	58,299 / 2007	Amerifirst Financial	2,819	Oct 2017	$15.20	3.3	3.0% / $0 / 3 mos
Southpoint Business Park 740 Southpoint Boulevard	42,926 / 1990	Rustic Bakery	10,750	Jul 2017	$12.00	1.0	0% / $0 / 0 mos
Redwood Business Park 1318 Redwood Way	35,076 / 1988	Vista International	3,495	Jun 2017	$11.60	5.0	3.0% / $0 / 0 mos
Cader Corporate Center 1490 Cader Lane	94,000 / 2016	Tomales Bay Foods	30,000	Jul 2016	$8.76	10.0	3.0% / $10 / 4 mos

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the North Bay Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$5,319,595	$6,669,313	$6,959,409	$8,557,147	$16.71
Reimbursements	$903,822	$1,072,344	$1,126,677	$1,351,581	$2.64
Other Income(2)	$2,447	$50,523	$254,669	$0	$0.00
Concessions	$0	($24,760)	($10,000)	$0	$0.00
Vacancy	$0	$0	$0	($907,074)	($1.77)
Effective Gross Income	$6,225,864	$7,767,420	$8,330,755	$9,001,654	$17.58
Total Operating Expenses	$2,233,675	$2,840,862	$2,945,690	$2,935,923	$5.73
Net Operating Income(3)	$3,992,189	$4,926,558	$5,385,065	$6,065,732	$11.84
TI/LC	$0	$0	$0	$501,823	$0.98
Capital Expenditures	$0	$0	$0	$102,433	$0.20
Net Cash Flow	$3,992,189	$4,926,558	$5,385,065	$5,461,476	$10.66

Occupancy %(4)	90.8%	87.8%	88.7%	92.2%
NOI DSCR (IO)(5)	1.62x	2.00x	2.18x	2.46x
NOI DSCR (P&I)(5)	1.22x	1.50x	1.64x	1.85x
NCF DSCR (IO)(5)	1.62x	2.00x	2.18x	2.21x
NCF DSCR (P&I)(5)	1.22x	1.50x	1.64x	1.66x
NOI Debt Yield(5)	7.4%	9.1%	10.0%	11.2%
NCF Debt Yield(5)	7.4%	9.1%	10.0%	10.1%

(1)	UW Gross Potential Rent is based on the February 15, 2018 underwritten rent roll with rent steps taken through March 1, 2019 of $254,028. UW Gross Potential Rent also includes grossed up vacant space of $553,389.

(2)	Other Income includes one-time lease termination fees.

(3)	The increase in Net Operating Income is primarily a result of 227,116 SF of new or renewed leasing activity from 2016 to 2018.

(4)	Historical Occupancy as shown represents the leased SF with physical occupancy as of December 31, 2015, December 31, 2016 and December 31, 2017 being 85.5%, 86.1% and 82.7%, respectively. UW Occupancy represents the leased SF as of February 15, 2018, with physical occupancy being 81.5%.

(5)	Debt service coverage ratios and debt yields are based on the North Bay Portfolio Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

BANK 2018-BNK12	North Bay Portfolio

Escrows and Reserves. The North Bay Portfolio Borrower deposited at loan origination $61,195 to a tax reserve and is required to deposit monthly 1/12th of the estimated annual property taxes (initially $61,195) and 1/12th of the estimated annual insurance premiums (unless the North Bay Portfolio Properties are covered by an acceptable blanket policy). The North Bay Portfolio Borrower deposited at loan origination $28,000 for immediate repairs (125% of the estimated cost of completion) and is required to deposit monthly $10,670 (during the first five years of the loan term) and $8,536 (thereafter) for any replacements. Additionally, the North Bay Portfolio Borrower deposited at loan origination $500,000 for general tenant improvements and leasing commissions and is required to deposit monthly $42,680 ($1.00 PSF annually), capped at $1,536,495. The North Bay Portfolio Borrower deposited at loan origination $2,439,366 for tenant improvements relating to the tenants Hydropoint Data Systems, TraumaFX, Courseco, Kaiser and Symbio, and $113,802 for free/gap rent related to the tenants TraumaFX and Courseco.

Lockbox and Cash Management. The North Bay Portfolio Whole Loan documents require a springing lockbox with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the North Bay Portfolio Whole Loan documents. All excess cash flow will be required to be held as additional security for the North Bay Portfolio Whole Loan until discontinuance of the Cash Sweep Period. A Cash Sweep Period may be cured twice, and thereafter if a Cash Sweep Period occurs, cash management will remain in place and excess cash flow will continue to be collected and held by the lender and not disbursed to the North Bay Portfolio Borrower for the remaining term of the North Bay Portfolio Whole Loan.

A “Cash Sweep Period” means the period commencing when the amortizing debt service coverage ratio for the immediately preceding six month period is less than 1.15x, ending when the amortizing debt service coverage ratio for the immediately preceding six month period equals or exceeds 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The North Bay Portfolio Properties also secure the North Bay Portfolio Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $35,000,000, and accrues interest at the same rate as the North Bay Portfolio Mortgage Loan. The North Bay Portfolio Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the North Bay Portfolio Serviced Pari Passu Companion Loan. The holders of the North Bay Portfolio Mortgage Loan and the North Bay Portfolio Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the North Bay Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The North Bay Portfolio Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the North Bay Portfolio Properties and business interruption insurance for 18 months with a 6 month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-117

BANK 2018-BNK12	Pico Rivera Marketplace

Mortgage Loan No. 11 – Pico Rivera Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,900,000			Location:	Pico Rivera, CA 90660
Cut-off Date Balance:	$18,900,000			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	K. Joseph Shabani; Shahrokh Shamtoubi; Torag Pourshamtobi			Year Built/Renovated:	2001, 2007/N/A
Mortgage Rate:	4.6550%			Size:	89,189 SF
Note Date:	4/26/2018			Cut-off Date Balance per SF:	$212
First Payment Date:	6/1/2018			Maturity Date Balance per SF:	$212
Maturity Date:	5/1/2028			Property Manager:	Madison Wraith, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,865,006
Seasoning:	0 months			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.95x
Additional Debt Type:	N/A			Most Recent NOI:	$1,720,652 (3/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,734,362 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,147,608 (12/31/2016)
Reserves				Most Recent Occupancy:	84.3% (1/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	84.3% (12/31/2017)
RE Tax:	$39,440	$39,440	N/A	3rd Most Recent Occupancy:	84.3% (12/31/2016)
Insurance:	$1,291	$1,291	N/A	Appraised Value (as of):	$36,200,000 (1/29/2018)
Recurring Replacements:	$0	$1,487	$75,000	Cut-off Date LTV Ratio:	52.2%
TILC:	$300,000	Springing(1)	$300,000	Maturity Date LTV Ratio:	52.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,900,000	99.8%	Loan Payoff:	$18,383,299	97.0%
Sponsor Equity:	$46,183	0.2%	Reserves:	$340,730	1.8%
			Closing Costs:	$222,153	1.2%
Total Sources:	$18,946,183	100.0%	Total Uses:	$18,946,183	100.0%

(1)	On each payment date where the TI/LC reserve balance falls below $300,000, the Pico Rivera Marketplace Borrower (as defined below) is required to deposit $8,250 into the TI/LC reserve on a tap and replenish basis.

The Mortgage Loan.The eleventh largest mortgage loan (the “Pico Rivera Marketplace Mortgage Loan”) is evidenced by a note in the original principal amount of $18,900,000 and secured by a first priority fee mortgage encumbering an anchored retail center located in Pico Rivera, California (the “Pico Rivera Marketplace Property”). Proceeds from the Pico Rivera Marketplace Mortgage Loan were used to refinance the previous loan secured by the Pico Rivera Marketplace Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsors. The borrowers are four tenants-in-common: Pico Rivera Capital, LLC, Pico Rivera Holdings LVT, LLC, Pico Rivera Holdings PH, LLC and Pico Rivera Holding H&K, LLC (collectively the “Pico Rivera Marketplace Borrower”), each a bankruptcy remote single purpose California limited liability company. The borrower sponsors and non-recourse carveout guarantors are K. Joseph Shabani, Shahrokh Shamtoubi and Torag Pourshamtobi.

K. Joseph Shabani is the principal and co-founder of Optimus Properties, LLC. Optimus Properties, LLC was founded in 2007 and is a privately held real estate investment company engaged in the acquisition, development, leasing and management of multifamily, retail and commercial real estate. The company’s current portfolio consists of 24 retail properties, 23 multifamily properties and 7 office/medical properties located across California and New Mexico totaling over 549,000 SF.

The Property.The Pico Rivera Marketplace Property is an 89,189 SF anchored neighborhood retail center located in Pico Rivera, California approximately 11 miles southeast of Downtown Los Angeles. The Pico Rivera Marketplace Property is situated on an approximately 8.1-acre site and is comprised of three multi-tenant retail buildings and one single tenant fast food building. Included in the collateral are 301 surface parking spaces (3.37 spaces per 1,000 SF). The Pico Rivera Marketplace Property has 450 SF of frontage along Washington Boulevard directly across from Pico Rivera Towne Center, a 629,000 SF retail center anchored by Wal-Mart and Lowe’s.

As of January 1, 2018, the Pico Rivera Marketplace Property was 84.3% occupied by 12 tenants, including the anchor LA Fitness (56.1% of NRA and 47.8% of underwritten base rent). The inline space and restaurant outparcel are 100.0% occupied (28.1% of NRA and 52.1% of underwritten base rent). The only vacancy at the Pico Rivera Marketplace Property is the 13,969 SF free-standing junior anchor building that was previously occupied by UK-based grocery chain Fresh & Easy. In 2015, Fresh & Easy filed for corporate bankruptcy and subsequently closed all of its U.S. stores. The Pico Rivera Marketplace Borrower has current letters of intent from two tenants to share the vacant space: Shoe Palace and Bakers Bodega. The Shoe Palace letter

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Pico Rivera Marketplace

of intent proposes to lease 4,625 SF at an annual rent of $27.00 PSF for a seven-year term and the Bakers Bodega letter of intent proposes to lease 9,250 SF at an annual rent of $24.00 PSF for a ten-year term. The lender makes no assurances that the Pico Rivera Marketplace Borrower will take any action on either letter of intent.

Major Tenants.

LA Fitness (50,000 SF, 56.1% of NRA, 47.8% of underwritten rent). LA Fitness was one of the Pico Rivera Marketplace Property’s original tenants in 2008 and occupies 50,000 SF in a free-standing building under a 15-year lease that expires on May 31, 2023 with three, five-year renewal options upon 10 months’ prior notice.

The Pico Rivera Marketplace Mortgage Loan documents require a cash flow sweep commencing (i) nine months prior to the expiration of the LA Fitness lease or earlier if LA Fitness gives notice of its intent to vacate or vacates, (ii) upon LA Fitness defaulting in rent payments, (iii) upon LA Fitness ceasing to operate, (iv) upon LA Fitness or its lease guarantor becoming involved in any bankruptcy proceeding, or (v) upon the debt service coverage ratio for the preceding six months being less than 1.15x. Such cash flow sweep will end upon (i) LA Fitness renewing or the Pico Rivera Marketplace Borrower having replaced LA Fitness with a replacement tenant paying at least the same rental rate for a term of at least the remaining LA Fitness term at the time of replacement, (ii) LA Fitness resuming payment of rent and paying all past due amounts, (iii) LA Fitness continuously operating for a period of no less than 45 days, (iv) the LA Fitness space no longer being subject to bankruptcy, the LA Fitness lease having been affirmed by the bankruptcy court and the LA Fitness continuing to operate for a period of no less than 45 days and paying full rent as required or (iv) the debt service coverage ratio for the preceding six months being equal to or greater than 1.15x, as applicable.

LA Fitness is a subsidiary of Fitness International, LLC and operates sports and fitness clubs. The company offers exercise equipment, fitness classes and programs, personal trainers, sports leagues and education on healthy living. LA Fitness was founded in Southern California in 1984 and currently has over 675 clubs across the United States and Canada. The next closest LA Fitness is located in Montebello, approximately four miles north of the Pico Rivera Marketplace Property. LA Fitness is not required to report sales or membership information per the terms of its lease.

McDonald’s Corporation(3,700 SF, 4.1% of NRA, 3.8% of underwritten rent). McDonald’s Corporation has occupied the restaurant outparcel since it was built in 2001, under a 20-year ground lease expiring on June 5, 2021 with four, five-year renewal options upon 365 days’ prior notice. McDonald’s has a termination right subject to a termination fee of one year rent and effective six months after delivering notice. McDonald’s Corporation is the world’s leading global food services provider, serving a variety of value-priced menu products around the world. McDonald’s Corporation has more than 36,000 restaurants serving burgers and fries in approximately 120 countries, with more than 14,150 locations across the United States. McDonald’s Corporation is not required to report sales information per the terms of its lease.

Chase Bank, N.A.(3,500 SF, 3.9% of NRA, 9.3% of underwritten rent).Chase Bank, N.A. has been a tenant at the Pico Rivera Marketplace Property since 2009 and occupies 3,500 SF under a lease that expires on May 31, 2019 with two, five-year renewal options upon 270 days’ prior notice. Chase Bank, N.A. is owned by JPMorgan Chase, the largest bank holding company in the United States and among the largest in the world, active in 60 countries. Chase Bank, N.A. is not required to report sales information per the terms of its lease.

The following table presents a summary regarding the largest tenants at the Pico Rivera Marketplace Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
LA Fitness	N/A / N/A / N/A	50,000	56.1%	$965,883	47.8%	$19.32	5/31/2023
McDonald’s Corporation	BBB / Baa1 / BBB+	3,700	4.1%	$77,271	3.8%	$20.88	6/5/2021
Chase Bank, N.A.	A+ / A3 / A-	3,500	3.9%	$188,160	9.3%	$53.76	5/31/2019
Smile Brands Inc.	N/A / N/A / N/A	3,500	3.9%	$150,000	7.4%	$42.86	12/31/2021
T-Mobile	N/A / N/A / N/A	3,240	3.6%	$155,520	7.7%	$48.00	7/31/2023
Subtotal/Wtd. Avg.		63,940	71.7%	$1,536,834	76.1%	$24.04

Other Tenants		11,280	12.6%	$483,570	23.9%	$42.87
Vacant Space		13,969	15.7%	$0	0.0%
Total/Wtd. Avg.		89,189	100.0%	$2,020,404	100.0%	$26.86

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

BANK 2018-BNK12	Pico Rivera Marketplace

The following table presents certain information with respect to the lease rollover at the Pico Rivera Marketplace Property:

Lease Rollover Schedule(1)

Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(2)	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
2018	1	1,030	1.2%	1.2%	$42.40	$43,668	2.2%	2.2%
2019	3	6,650	7.5%	8.6%	$45.27	$301,036	14.9%	17.1%
2020	0	0	0.0%	8.6%	$0.00	$0	0.0%	17.1%
2021	2	7,200	8.1%	16.7%	$31.57	$227,271	11.2%	28.3%
2022	1	1,200	1.3%	18.0%	$35.00	$42,000	2.1%	30.4%
2023	3	55,340	62.0%	80.1%	$22.33	$1,235,609	61.2%	91.5%
2024	1	1,200	1.3%	81.4%	$41.93	$50,310	2.5%	94.0%
2025	1	2,600	2.9%	84.3%	$46.35	$120,510	6.0%	100.0%
2026	0	0	0.0%	84.3%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	84.3%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	84.3%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	84.3%	$0.00	$0	0.0%	100.0%
Vacant	0	13,969	15.7%	100.0%	$0.00	0	0.0%	100.0%
Total/Wtd. Avg.	12	89,189	100.0%		$26.86	$2,020,404	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Pico Rivera Marketplace Property is located 11 miles southeast of Downtown Los Angeles, California, at the intersection of Washington Boulevard and Rosemead Boulevard, which averages traffic counts of 61,894 vehicles per day. Washington Boulevard and Rosemead Boulevard are both major arterials in the trade area, providing access to the Santa Ana Freeway to the south and to the San Gabriel River Freeway to the east.

The estimated 2017 population within a one-, three- and five-mile radius of the Pico Rivera Marketplace Property was 21,196, 212,311 and 577,372, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Pico Rivera Marketplace Property was $70,791, $73,731 and $71,061, respectively.

As of the fourth quarter 2017, the appraiser identified retail properties within the three-mile trade area containing an inventory of approximately seven million SF, with an average vacancy of 2.2%, average asking rents of $20.39 PSF and positive net absorption of approximately 39,000 SF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

BANK 2018-BNK12	Pico Rivera Marketplace

The following table presents recent leasing data at comparable retail properties with respect to the Pico Rivera Marketplace Property:

Comparable Retail Property Summary
Property Name City. State	Built/ Renovated	Total GLA	Occ %	Distance to Subject	Anchor	Tenant	SF	Lease Term	Rent PSF
Pico Rivera Marketplace Pico Rivera, CA	2007 / N/A	89,189	84.3%	N/A	LA Fitness	Chase Bank, N.A. Smile Brands Inc. T-Mobile	3,500 3,500 3,240	10.0 yrs 10.0 yrs 5.0 yrs	$53.76 $42.86 $48.00
Pico Rivera Towne Center Pico Rivera, CA	2002 / N/A	629,000	99%	0.2 mi	Wal-Mart, Lowes, Ross, Marshall’s	ALDI Boost Mobile	24,500 1,380	10.0 yrs 5.0 yrs	$20.50 $36.00
Commerce Center Commerce, CA	1958 / N/A	429,765	65%	5.0 mi	Target, El Super, Regency Commerce 14 Theatre	B. Golzalez Lounge GM Food Services La Michoacana	2,400 1,100 1,000	5.0 yrs 2.5 yrs 3.0 yrs	$30.00 $34.20 $35.88
Whittwood Town Center Whittier, CA	1954 / 2006	602,404	78%	6.5 mi	Sears, JC Penney, Target, Kohl’s, PetSmart, 24 Hour Fitness	Orange Dialysis The Pizza Studio Creamology C. Madison Jewelry	6,100 1,750 848 691	7.0 yrs 10.0 yrs 3.0 yrs 5.0 yrs	$24.48 $40.68 $46.32 $44.64
Windsor Plaza Whittier, CA	1986 / N/A	10,992	100%	4.5 mi	N/A	Subway	960	5.0 yrs	$41.04
The Promenade at Downey (portion of) Downey, CA	2016 / N/A	23,177	68%	6.2 mi	TJ Maxx, Home Goods	HomeStreet Bank	2,002	10.0 yrs	$42.00
Friendly Hills Marketplace Whittier, CA	2017 / N/A	89,826	100%	6.2 mi	Orchard Supply Hardware, Home Goods	Mattress Firm Rubio’s Pizza Press Nektar Great Clips	3,050 2,474 2,164 1,158 927	10.0 yrs 10.0 yrs 10.0 yrs 5.0 yrs 10.0 yrs	$51.96 $60.00 $51.60 $54.00 $60.00

Source: Appraisal.

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pico Rivera Marketplace Property:

Cash Flow Analysis
	2014	2015	2016	2017	TTM 3/31/2018	UW	UW PSF
Base Rent(1)	$2,226,947	$2,215,178	$2,275,627	$1,944,598	$1,940,579	$2,313,754	$25.94
Total Recoveries	$640,535	$671,060	$545,770	$530,254	$540,647	$736,189	$8.25
Other Income	$26,990	$10,715	$750	$350	$142	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($403,243)	($4.52)
Effective Gross Income	$2,894,472	$2,896,953	$2,822,147	$2,475,202	$2,481,368	$2,646,700	$29.68
Total Expenses	$677,855	$672,095	$674,539	$740,840	$760,716	$781,694	$8.76
Net Operating Income	$2,216,617	$2,224,858	$2,147,608	$1,734,362	$1,720,652	$1,865,006	$20.91
Capital Expenditures	$0	$0	$0	$0	$0	$106,665	$1.20
TI/LC	$0	$0	$0	$0	$0	$17,838	$0.20
Net Cash Flow	$2,216,617	$2,224,858	$2,147,608	$1,734,362	$1,720,652	$1,740,503	$19.51

Occupancy %(2)	100.0%	100.0%	84.3%	84.3%	84.3%	86.8%
NOI DSCR	2.48x	2.49x	2.41x	1.94x	1.93x	2.09x
NCF DSCR	2.48x	2.49x	2.41x	1.94x	1.93x	1.95x
NOI Debt Yield	11.7%	11.8%	11.4%	9.2%	9.1%	9.9%
NCF Debt Yield	11.7%	11.8%	11.4%	9.2%	9.1%	9.2%

(1)	UW Base Rent is based on the underwritten rent roll dated January 1, 2018, with rent bumps out 12 months. Vacant space is grossed up to $21 PSF.

(2)	UW Occupancy % represents economic occupancy. The Pico Rivera Marketplace Property was 84.3% leased as of January 1, 2018.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

BANK 2018-BNK12	Apple Campus 3

Mortgage Loan No. 12 – Apple Campus 3

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/BBB+(sf)/NR			Location:	Sunnyvale, CA 94085
Original Balance(1):	$17,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$17,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	1.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2017/N/A
Sponsor:	Paul Guarantor LLC			Size:	882,657 SF
Mortgage Rate:	3.364978%			Cut-off Date Balance per SF(1(4)):	$385
Note Date:	12/14/2017			ARD Balance per SF(1)(4):	$385
First Payment Date:	2/6/2018			Property Manager:	Paul Holdings, Inc. (borrower-related)
Anticipated Repayment Date(2):	1/6/2028
Maturity Date(2):	4/6/2031
Original Term to ARD:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	4 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (28); DEF (85); O (7)			UW NOI:	$41,385,613
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1)(4):	12.2%
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			UW NOI Debt Yield at ARD(1)(4):	12.2%
Additional Debt Balance(1)(4):	$323,000,000/$235,000,000			UW NCF DSCR(1):	3.55x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
Taxes:	$0	$249,368	N/A	Most Recent Occupancy:	100.0% (5/1/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacement Reserves:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC Reserves:	$2,979,839	$0	N/A	Appraised Value (as of)(7):	$773,600,000 (6/1/2019)
Rent Concession Reserve:	$42,706,326	$0	N/A	Cut-off Date LTV Ratio(1)(4)(7):	44.0%
Punchlist Reserve:	$93,750	Springing	N/A	ARD LTV Ratio(1)(4)(7):	44.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$340,000,000	59.1%	Loan payoff:	$385,679,999	67.1%
Mezzanine Loan Amount:	$235,000,000	40.9%	Return of equity:	$140,904,070	24.5%
			Reserves:	$45,779,915	8.0%
			Closing costs:	$2,636,016	0.5%
Total Sources:	$575,000,000	100.0%	Total Uses:	$575,000,000	100.0%

(1)	The Apple Campus 3 Mortgage Loan (as defined below) is part of the Apple Campus 3 Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate original principal balance of $340,000,000. The Cut-off Date Balance per SF, ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio numbers presented are based on the Apple Campus 3 Whole Loan.

(2)	The Apple Campus 3 Mortgage Loan has an anticipated repayment date of January 6, 2028 (the “ARD”) and a final maturity date of April 6, 2031. See “The Mortgage Loan” for further discussion of the ARD.

(3)	Defeasance of the Apple Campus 3 Whole Loan is permitted any time after the earlier of (i) December 14, 2021, or (ii) two years after the closing date of the securitization that includes the last pari passu promissory note of the Apple Campus Whole Loan to be securitized. The assumed lockout period of 28 payments is based on the closing date of this transaction in May 2018.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” for a discussion of the additional debt. The equity interest in the Apple Campus 3 Borrower has been pledged to secure senior mezzanine indebtedness with an original principal balance of $117,500,000 and junior mezzanine indebtedness with an original principal balance of $117,500,000. All statistical information related to the balance per SF, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Apple Campus 3 Whole Loan. As of the Cut-off Date, the UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio based on the Apple Campus 3 Total Debt (as defined below) are 7.2%, 7.2%, 1.70x, 74.3% and 74.3%, respectively.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical occupancy and financial information is not applicable as the Apple Campus 3 Property (as defined below) was built in 2017.

(7)	The Appraised Value, Cut-off Date LTV Ratio and ARD LTV Ratio shown are based on the appraiser’s Prospective Market Value at Stabilization, which assumes that contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and there is no outstanding free rent. The Apple Campus 3 Borrower deposited upfront reserves totaling $45,779,915 for such contractual TI/LC obligations and free rent (see “Escrows and Reserves” below). Based on the as-is Appraised Value of $624,600,000 (as of November 7, 2017), the Cut-off Date LTV Ratio and ARD LTV Ratio are each 54.4% based on the Apple Campus 3 Whole Loan. The appraiser also concluded to a “Go Dark” value of $566,750,000 as of November 7, 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Apple Campus 3

The Mortgage Loan. The twelfth largest mortgage loan (the “Apple Campus 3 Mortgage Loan”) is part of a whole loan (the “Apple Campus 3 Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $340,000,000 which are secured by a first priority fee mortgage encumbering a 882,657 SF, four-story, class A, single-tenant office building located in Sunnyvale, California (the “Apple Campus 3 Property”). The Apple Campus 3 Whole Loan was co-originated on December 14, 2017 by Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company. The Apple Campus 3 Whole Loan has an anticipated repayment date of January 6, 2028 (the “ARD”) and a maturity date of April 6, 2031. Prior to the ARD, the Apple Campus 3 Whole Loan accrues interest at a fixed rate of 3.364978%per annum (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the Apple Campus 3 Whole Loan is not repaid in full on or before the ARD, the Apple Campus 3 Borrower will be required to make (a) interest payments based on an interest rate equal to the greater of (i) the Initial Interest Rate plus 1.500%per annum, and (ii) the 10-year swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%; and (b) principal payments based on a 30-year amortization schedule assuming the Initial Interest Rate. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow, after payments of debt service on the Apple Campus 3 Whole Loan, required deposits to escrows and reserves, budgeted operating expenses and payments of debt service on the Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan (each as defined below) is required to be used to pay down the principal balance of the Apple Campus 3 Whole Loan. See “Description of the Mortgage Loans—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The non-controlling Note A-1-2, which will be contributed to the BANK 2018-BNK12 securitization trust, has an original principal balance of $17,000,000. The controlling Note A-3, which was contributed to the BANK 2018-BNK10 securitization trust, has an original principal balance of $94,000,000. The non-controlling Note A-1-1, which was contributed to the BANK 2018-BNK11 securitization trust, has an original principal balance of $63,000,000. The non-controlling Note A-2, which was contributed to the WFCM 2018-C43 securitization trust, has an original principal balance of $30,000,000. The non-controlling Note A-4, which was contributed to the Benchmark 2018-B2 securitization trust, has an original principal balance of $68,000,000. The non-controlling Note A-5, which was contributed to the GSMC 2018-GS9 securitization trust, has an original principal balance of $68,000,000. The mortgage loans evidenced by Notes A-1-1, A-2, A-3, A-4 and A-5 are collectively referred to herein as the “Apple Campus 3 Non-Serviced Pari Passu Companion Loans”. The Apple Campus 3 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Apple Campus 3 Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$63,000,000	$63,000,000	BANK 2018-BNK11	No
A-1-2	$17,000,000	$17,000,000	BANK 2018-BNK12	No
A-2	$30,000,000	$30,000,000	WFCM 2018-C43	No
A-3	$94,000,000	$94,000,000	BANK 2018-BNK10	Yes
A-4	$68,000,000	$68,000,000	Benchmark 2018-B2	No
A-5	$68,000,000	$68,000,000	GSMC 2018-GS9	No
Total	$340,000,000	$340,000,000

The Borrower and the Sponsor. The borrower is CW SPE LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “Apple Campus 3 Borrower”). Legal counsel to the Apple Campus 3 Borrower delivered a non-consolidation opinion in connection with the origination of the Apple Campus 3 Whole Loan. The sponsor and the nonrecourse carve-out guarantor of the Apple Campus 3 Whole Loan is Paul Guarantor LLC.

Paul Guarantor LLC is 100% directly owned by the Jay Paul Revocable Living Trust dated November 9, 1999, as amended and restated in its entirety on March 19, 2010, and as further amended from time to time, for which Joseph K. Paul a/k/a Jay Paul, is trustee. Jay Paul is the founder of the Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million SF of institutional quality space, and since 2000, has closed on more than $12.0 billion in debt and equity financings.

The Property. The Apple Campus 3 Property is a class A LEED Platinum office campus totaling 882,657 SF and located in Sunnyvale, California. Built in 2017 and situated on a 17.8-acre site, the Apple Campus 3 Property comprises three interconnected, four-story office buildings totaling approximately 849,000 SF, an amenities facility, outdoor common area and a seven-story parking structure. The Apple Campus 3 Property is 100.0% leased to Apple Inc. (“Apple”; NYSE: AAPL) through February 2031, with two, seven-year extension options and no termination options. Apple took possession of the Apple Campus 3 Property on December 1, 2017 and is currently constructing its interior improvements. As of January 2018, Apple is expected to begin taking occupancy of its space at the Apple Campus 3 Property in September 2018.

The interconnected office buildings within the Apple Campus 3 Property comprise Building A (308,659 SF), Building B (269,997 SF) and Building C (270,002 SF), and the combined office floorplates average approximately 180,000 SF. The amenities facility at the Apple Campus 3 Property totals approximately 34,000 SF and is expected to serve as a cafeteria for Apple employees. Building A, Building B, the parking structure and the amenities building are collectively known as “Phase I” of the Apple Campus 3 Property; and Building C is known as “Phase 2”. Amenities at the Apple Campus 3 Property include a fitness/wellness center, coffee bar, general store, barber shop, bike repair shop, dry cleaning/laundry service and a conference center. Additional outdoor amenities at the Apple Campus 3 Property include a mini amphitheater situated in the center courtyard, outdoor seating, sport courts and athletic fields, bus/shuttle stops and green roof accessibility on the third floor of the office buildings.

According to the appraisal, as of 2016, Apple was the second largest employer in Sunnyvale, California, and the second largest space user in Silicon Valley. The Apple Campus 3 Property is situated approximately 3.5 miles north of both Apple Park and One Infinite Loop. Apple Park is Apple’s new 175-acre corporate headquarters campus, which comprises the 2.8 million SF “spaceship” structure in addition to several associated research and development buildings. One Infinite Loop was originally developed as Apple’s headquarters in 1993 and totals approximately 850,000 SF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

BANK 2018-BNK12	Apple Campus 3

The following table presents certain information relating to the sole tenant at the Apple Campus 3 Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenant
Apple(3)	NR/Aa1/AA+	882,657	100.0%	$42,675,300	100.0%	$48.35	2/28/2031(4)
Subtotal/Wtd. Avg.		882,657	100.0%	$42,675,300	100.0%	$48.35
Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		882,657	100.0%	$42,675,300	100.0%	$48.35

(1)	The entity on the lease is Apple Inc., which is the rated entity.

(2)	Annual UW Rent PSF and Annual UW Rent reflect the average rent over the remaining lease term. Apple is currently in a free rent period, as outlined in the footnote below, and is required to begin paying rent of $41.28 PSF on Phase I in February 2019 and Phase II in June 2019.

(3)	Apple has taken possession of its space and is currently constructing its interior improvements. Apple is currently in a free rent period for (i) Phase 1 (approximately 69.4% of its space) through and including December 2018 and (ii) Phase 2 (approximately 30.6% of its space) through and including May 2019. In January 2019, Apple has the right to pay reduced rent of approximately $6.93 PSF on Phase I only. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, the tenant will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan (see “Escrows and Reserves” section).

(4)	Apple has two, 7-year renewal options at 95% of fair market value with 360 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Apple Campus 3 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	882,657	$48.35	100.0%	100.0%	$42,675,300	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	882,657	$48.35	100.0%		$42,675,300	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Apple Campus 3 Property is located in Sunnyvale, California near the intersection of Central Expressway and Wolfe Road. Sunnyvale is the seventh most populous city in the San Francisco Bay Area and one of the major cities comprising Silicon Valley. According to a third party market research report, as of the third quarter of 2017, the San Jose/Sunnyvale/Santa Clara metropolitan statistical area had an unemployment rate of 3.2% and reported an 8.9% GDP growth rate over the past five years, compared to an overall 2.4% growth rate for the United States.

The Apple Campus 3 Property is centrally located within 1.4 miles of two Santa Clara Valley Transportation Authority Light Rail stations (the Sunnyvale station in the Heritage District Downtown and the Lawrence Station in eastern Sunnyvale), 3.9 miles from the Downtown Mountain View Caltrain Station, and within close proximity to highways 101, 280, 237 and 85. According to a third-party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Apple Campus 3 Property was 26,490, 193,228, and 466,901, respectively; while the 2017 estimated average household income within the same radii was $121,630, $133,362, and $141,198, respectively.

According to a third-party market research report, as of the third quarter of 2017, the Sunnyvale submarket contained approximately 10.9 million SF of office space exhibiting a vacancy rate of approximately 3.1% and an average asking rental rate of $64.44 PSF, gross. The appraiser identified 15 comparable class A office properties totaling approximately 2.4 million SF, which reported a 99.7% occupancy rate and average asking rents of $50.58 PSF, triple net.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

BANK 2018-BNK12	Apple Campus 3

The following table presents certain information relating to comparable office leases for the Apple Campus 3 Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
Apple Campus 3 Property	2017	882,657	100%	Apple	Dec. 2017/ 13.25 Yrs	882,657	$41.28(1)	NNN
Moffett Towers II 905 11th Avenue Sunnyvale, CA	2016	350,663	100%	Lab 126	March 2017/ 10.0 Yrs	350,663	$47.40	NNN
Moffett Gateway 1225 Crossman Avenue Sunnyvale, CA	2016	298,924	100%	Google, Inc.	Nov. 2016/ 11.0 Yrs	298,924	$44.40	NNN
10900 Tantau Avenue Cupertino, CA	2008	102,540	100%	Panasonic	May 2017/ 5.0 Yrs	43,034	$51.00	NNN
Tree Farm 4440 El Camino Real Los Altos, CA	1999	96,562	100%	Toyota	March 2017/ 5.5 Yrs	96,562	$63.00	NNN
Moffett Tower II Bldg. 2 905 11th Avenue Sunnyvale, CA	2017	362,600	100%	Amazon	Dec. 2016/ 10.0 Yrs	362,600	$48.00	NNN

Source:Third party market research report.

(1)	Represents Apple’s rent payment on Phase I in February 2019 and Phase II in June 2019. Apple is currently in a free rent period for (i) Phase 1 (approximately 69.4% of its space) through and including December 2018 and (ii) Phase 2 (approximately 30.6% of its space) through and including May 2019. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, the tenant will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan (see “Escrows and Reserves” section). The tenant’s underwritten rent of $48.35 PSF represents the average rent over its remaining lease term.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Apple Campus 3 Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$42,675,300	$48.35
Total Recoveries	$3,981,816	$4.51
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($466,571)(3)	($0.53)
Effective Gross Income	$46,190,545	$52.33
Total Operating Expenses	$4,804,932	$5.44
Net Operating Income	$41,385,613	$46.89
Replacement Reserves	$176,531	$0.20
Tenant Improvements	$0	$0.00
Leasing Commissions	$0	$0.00
Net Cash Flow	$41,209,082	$46.69

Occupancy %(3)	100.0%
NOI DSCR(4)	3.57x
NCF DSCR(4)	3.55x
NOI Debt Yield(4)	12.2%
NCF Debt Yield(4)	12.1%

(1)	Historical operating statements are not applicable, as the Apple Campus 3 Property was built in 2017.

(2)	Base Rent reflects the average rent over the lease term (see “Tenant Summary” above).

(3)	The underwritten economic vacancy is 1.0%. The Apple Campus 3 Property was 100.0% leased as of May 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Apple Campus 3 Whole Loan.

Escrows and Reserves. The Apple Campus 3 Borrower deposited at loan origination $42,706,326 for rent abatement periods, $2,979,839 for outstanding TI/LCs, and $93,750 for the estimated cost to complete outstanding punchlist items. The Apple Campus 3 Whole Loan documents provide for ongoing monthly escrows of $249,368 for real estate taxes. The Apple Campus 3 Whole Loan documents provide for additional reserves in the amount of 125% of any additional punchlist items received from Apple (following origination, an additional $506,100 was deposited due to additional punchlist items identified by Apple).

The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Apple Campus 3 Borrower provides the lender with evidence that the Apple Campus 3 Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the Apple Campus 3 Borrower pays all applicable insurance premiums and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

BANK 2018-BNK12	Apple Campus 3

provides the lender with evidence of renewals. The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for replacement reserves as long as no Cash Trap Event Period (as defined in “Lockbox and Cash Management” below) has occurred and is continuing.

Lockbox and Cash Management. The Apple Campus 3 Whole Loan requires a lender-controlled lockbox account, which is in place, and that the Apple Campus 3 Borrower directs the tenant to pay its rent directly into such lockbox account. The Apple Campus 3 Whole Loan documents also require that all rents received by the Apple Campus 3 Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the Apple Campus 3 Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account. During a Lease Sweep Period (as defined below), the Apple Campus 3 Borrower is required to make minimum monthly deposits of $1,838,869 into a leasing reserve (regardless of the amount of available excess cash flow).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan or the Apple Campus 3 Junior Mezzanine Loan (see “Mezzanine Loan and Preferred Equity” section);

(ii)	the occurrence of a Lease Sweep Period (as defined below);

(iii)	the debt service coverage ratio based on the Apple Campus 3 Whole Loan falling below 1.85x (based on a hypothetical 30-year amortization period), or the debt service coverage ratio based on the Apple Campus 3 Total Debt (see “Mezzanine Loan and Preferred Equity” section) falling below 1.10x (based on a hypothetical 30-year amortization period) at the end of any calendar quarter; or

(iv)	the ARD.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Lease Sweep Period Cure Event (as defined below);

●	with regard to clause (iii), the debt service coverage ratio based on the Apple Campus 3 Whole Loan (based on a hypothetical 30-year amortization schedule) being equal to 1.85x or greater, and the debt service coverage ratio based on the Apple Campus 3 Total Debt (based on a hypothetical 30-year amortization schedule) being equal to 1.10x or greater for two consecutive calculation dates; or

●	with regard to clause (iv), the Apple Campus 3 Whole Loan being repaid in full.

A “Lease Sweep Period” will commence upon the earlier of the following (for clauses (i), (iii), (iv) and (v) below, the term ‘Apple’ includes any replacement tenant that occupies at least 75% of the space currently occupied by Apple):

(i)	Apple cancels, terminates or gives notice of its intent to cancel or terminate its lease on at least 40,000 SF;

(ii)	Apple is no longer an Investment Grade Entity (as defined below);

(iii)	Apple goes dark in 20% or more of its space; provided, however, that a Lease Sweep Period will not commence as long as Apple remains an Investment Grade Entity;

(iv)	Apple defaults under its lease beyond any applicable notice and cure period; or

(v)	Apple becomes insolvent or files for bankruptcy.

A “Lease Sweep Period Cure Event” will occur upon the following:

●	with regard to clause (i), (a) a Qualified Re-Leasing Event (as defined below), or (b) total swept funds equating to $35.00 PSF of such applicable space (or the Apple Campus 3 Borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clauses (ii) or (iii), (a) a Qualified Re-Leasing Event, (b) Apple restoring its status as an Investment Grade Entity; (c) the applicable space being subleased to an Investment Grade Entity who has accepted delivery of the space and is paying unabated rent in an amount no less than the contract rate of the primary lease; or (d) total swept funds equating to $50.00 PSF of (x) the Apple lease space with respect to clause (ii) and (y) the applicable space with respect to clause (iii) (or Apple Campus 3 Borrower delivering to the lender an acceptable letter of credit in such amount); provided, however, that once total swept funds in the leasing reserve equate to $35.00 PSF of the applicable space, additional funds will be deposited into a debt service reserve account until such $50.00 PSF cap is met;

●	with regard to clause (iv), (a) the cure of such event of default and no other default occurring for a period of three consecutive months, or (b) total swept funds equating to $35.00 PSF (or Apple Campus 3 Borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clause (v), the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender.

An “Investment Grade Entity” means an entity that is rated ‘BBB-’, or equivalent, or higher by at least two of Fitch, Moody’s and S&P.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to lender executing leases covering at least 75% of the space currently occupied by Apple with (i) terms extending at least three years beyond the maturity date of the Apple Campus 3 Whole Loan (April 6, 2031); (ii) economic terms at least as favorable as those in the lease being replaced; (iii) such replacement tenants having taken possession of such space and paying full unabated rent or any such abatement has been reserved; (iv) and all tenant improvements and leasing commissions having been paid or reserved.

Additional Secured Indebtedness (not including trade debts). The Apple Campus 3 Property also secures the Apple Campus 3 Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $323,000,000. The Apple Campus 3 Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Apple Campus 3 Mortgage Loan. The Apple Campus 3 Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Apple Campus 3 Non-Serviced Pari Passu Companion Loans. The holders of the Apple Campus 3 Mortgage Loan and the Apple Campus 3 Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Apple Campus 3 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company funded a $117,500,000 senior mezzanine loan (the “Apple Campus 3 Senior Mezzanine Loan”) to CW Mezz LLC (the “Apple Campus 3 Senior Mezzanine Loan Borrower”) and a $117,500,000 junior mezzanine loan (the “Apple Campus 3 Junior Mezzanine Loan”) to Central Wolfe LLC (the “Apple Campus 3 Junior Mezzanine Loan Borrower”)(collectively, the Apple Campus 3 Whole Loan, Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan are referred to herein as the “Apple Campus 3 Total Debt”). The Apple Campus 3 Senior Mezzanine loan has since been sold

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK12	Apple Campus 3

to Athene Annuity and Life Company American Equity Investment Life Insurance Company and Midland National Life Insurance Company and the Apple Campus 3 Junior Mezzanine Loan has since been sold to CPPIB Credit Investments II Inc. The Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan are coterminous with the Apple Campus 3 Whole Loan and require interest-only payments. The Apple Campus 3 Senior Mezzanine Loan is secured by a pledge of the 100% interest of the Apple Campus 3 Senior Mezzanine Loan Borrower in the Apple Campus 3 Borrower, and the Apple Campus 3 Junior Mezzanine loan is secured by a pledge of the 100% interest of the Apple Campus 3 Junior Mezzanine Loan Borrower in the Apple Campus 3 Senior Mezzanine Loan Borrower. The Apple Campus 3 Senior Mezzanine Loan accrues interest at a fixed interest rate equal to 4.620%per annum (the “Senior Mezzanine Initial Interest Rate”), and the Apple Campus 3 Junior Mezzanine Loan accrues interest at a fixed interest rate equal to 6.000%per annum (the “Junior Mezzanine Initial Interest Rate”). In the event the Apple Campus 3 Senior Mezzanine Loan and/or the Apple Campus 3 Junior Mezzanine Loan are not repaid in full on or before the ARD, the applicable mezzanine borrower will be required to make interest payments based on an interest rate equal to the greater of (i) the Senior Mezzanine Initial Interest Rate or the Junior Mezzanine Initial Interest Rate, as applicable, plus 1.500% per annum, and (ii) the 10-year swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%. An intercreditor agreement is in place with respect to the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan.

The following table presents certain information relating to the Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance		Mezzanine Debt Interest Rate	Original Term to ARD (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Senior Mezzanine Loan	$117,500,000	4.6200%	120	0	120	2.41x	9.0%	59.1%
Junior Mezzanine Loan	$117,500,000	6.0000%	120	0	120	1.70x	7.2%	74.3%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

BANK 2018-BNK12	Rex Ridge Apartment Corporation

Mortgage Loan No. 13 – Rex Ridge Apartment Corporation

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	NCB	Single Asset/Portfolio:	Single Asset
Original Balance:	$17,000,000	Location:	Hartsdale, NY 10530
Cut-off Date Balance:	$17,000,000	General Property Type:	Multifamily
% of Initial Pool Balance:	1.9%	Detailed Property Type:	Cooperative
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor(1):	N/A	Year Built/Renovated:	1955/1998
Mortgage Rate:	4.1400%	Size:	372 Units
Note Date:	4/24/2018	Cut-off Date Balance per Unit:	$45,699
First Payment Date:	6/1/2018	Maturity Date Balance per Unit:	$36,586
Maturity Date:	5/1/2028	Property Manager:	Stillman Management, Inc.
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	360 months	UW NOI(4):	$4,434,703
IO Period:	0 months	UW NOI Debt Yield(4):	26.1%
Seasoning:	0 months	UW NOI Debt Yield at Maturity(4):	32.6%
Prepayment Provisions:	YM1(113);1% (3); O (4)	UW NCF DSCR(4):	4.39x
Lockbox/Cash Mgmt Status:	None	Most Recent NOI(5):	N/A
Additional Debt Type:	N/A	2nd Most Recent NOI(5):	N/A
Additional Debt Balance:	N/A	3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type)(2):	Yes (Secured)	Most Recent Occupancy(6):	N/A
2nd Most Recent Occupancy(6):	N/A
3rd Most Recent Occupancy(6):	N/A
Appraised Value (as of) (7):	$80,900,000 (3/27/2018)
Reserves	Cut-off Date LTV Ratio(7):	21.0%
Type	Initial	Monthly	Cap	Maturity Date LTV Ratio(7):	16.8%
RE Tax:	$0	Springing(3)	N/A	Coop-Rental Value(8):	$79,100,000 (3/27/2018)
Insurance:	$0	Springing(3)	N/A	Coop-LTV as Rental(8):	21.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,000,000	100.0%	Loan Payoff:	$15,289,093	89.9%
			Proceeds to Borrower:	$1,613,318	9.5%
			Closing Costs:	$97,589	0.6%
Total Sources:	$17,000,000	100.0%	Total Uses:	$17,000,000	100.0%

(1)	The Rex Ridge Apartment Corporation Property (as defined below) is owned by the Rex Ridge Apartment Corporation Borrower (as defined below), which is a cooperative housing corporation. No individual or entity (other than the Rex Ridge Apartment Corporation Borrower) has recourse obligations with respect to the Rex Ridge Apartment Corporation Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.

(2)	National Cooperative Bank, N.A., the applicable master servicer of the Rex Ridge Apartment Corporation Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Rex Ridge Apartment Corporation Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement.

(3)	The Rex Ridge Apartment Corporation Borrower is required to deposit, simultaneously with each monthly loan payment, 1/12 of the estimated annual real estate tax payments upon (i) failure to provide evidence of the payment of such taxes within 60 days following the date on which such payment is due to the applicable taxing authority or (ii) the occurrence of an event of default under the applicable loan documents. In addition, the Rex Ridge Apartment Corporation Borrower may be required to deposit, simultaneously with each monthly loan payment, 1/12 of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents. See ““Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(4)	See “Underwritten Net Cash Flow” section.

(5)	Most Recent NOI, 2nd Most Recent NOI and 3rd Most Recent NOI are “N/A”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Rex Ridge Apartment Corporation Property if it were operated as a multifamily rental property.

(6)	Occupancy is not reported as all residential units are owned by tenant-shareholders, investors or the cooperative.

(7)	For purposes of determining the Appraised Value, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the Rex Ridge Apartment Corporation Property is determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(8)	The Coop-Rental Value and the Coop-LTV as Rental assumes the Rex Ridge Apartment Corporation Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool-Property Types-Multifamily Properties” in the Preliminary Prospectus.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Rex Ridge Apartment Corporation Mortgage Loan”) is evidenced by a note in the original principal amount of $17,000,000 secured by a first priority fee mortgage encumbering a 372-unit, cooperative apartment complex comprised of 36 two and three story buildings, located in Hartsdale, New York (the “Rex Ridge Apartment Corporation Property”). The proceeds of the Rex Ridge Apartment Corporation Mortgage Loan were used to refinance existing debt, fund reserves and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-128

BANK 2018-BNK12	Rex Ridge Apartment Corporation

The Borrower. The borrower is Rex Ridge Apartment Corporation f/k/a Dalewood Gardens Apartment Corp., a cooperative housing corporation organized under the laws of the State of New York (the “Rex Ridge Apartment Corporation Borrower”). The Rex Ridge Apartment Corporation Property is owned in fee simple by the Rex Ridge Apartment Corporation Borrower. No individual or entity (other than the Rex Ridge Apartment Corporation Borrower) has recourse obligations with respect to the Rex Ridge Apartment Corporation Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The Rex Ridge Apartment Corporation Property consists of 372 residential units, situated within 36 two and three story buildings, located in Hartsdale, New York. The Rex Ridge Apartment Corporation Property has five Sections: Sections 1 and 2 feature improvements consisting of two-story buildings with basements, and Sections 3 through 5 feature improvements consisting of three-story buildings with basements. The Rex Ridge Apartment Corporation Property was constructed in two phases, Sections 1 thru 4 were constructed circa 1955 and Section 5 was constructed in 1960. The Rex Ridge Apartment Corporation Property converted to cooperative ownership in 1980. The Rex Ridge Apartment Corporation Property is 94.6% owned by tenant-shareholders. Of the 372 residential units, 352 units are owned by the tenant-shareholders, 12 are owned by the cooperative and eight are owned by investors. The Rex Ridge Apartment Corporation Property also contains three employee units without shares.

The Rex Ridge Apartment Corporation Property has five free-standing parking garage structures with 71 parking spaces, surface parking areas for 400 vehicles, an in-ground swimming pool, a pool house and a playground. There are laundry and storage areas located in the basement of multiple buildings throughout the complex.

The table below shows the apartment unit mix at the Rex Ridge Apartment Corporation Property:

Unit Mix(1)
Unit Type	Units	% of Total Units	Average SF per Unit	Total SF
3.0 Room / Studio / 1 Bathroom	32	8.6%	600	19,200
3.5 Room / 1 Bedroom / 1 Bathroom	146	39.2%	700	102,200
3.5 Room / 1 Bedroom / 1 Bathroom with Terrace	5	1.3%	700	3,500
3.5 Room / 1 Bedroom / 1.5 Bathroom	2	0.5%	700	1,400
4.5 Room / 2 Bedroom / 1 Bathroom	44	11.8%	900	39,600
4.5 Room / 2 Bedroom / 1.5 Bathroom	82	22.0%	900	73,800
5.0 Room / 2 Bedroom / 1.5 Bathroom	26	7.0%	1,000	26,000
5.5 Room / 3 Bedroom / 1.5 Bathroom	1	0.3%	1,100	1,100
5.5 Room / 3 Bedroom / 2 Bathroom	24	6.5%	1,100	26,400
5.5 Room / 3 Bedroom / 2 Bathroom with Terrace	4	1.1%	1,100	4,400
6.0 Room / 3 Bedroom / 2 Bathroom	6	1.6%	1,200	7,200
Total/Wtd. Avg.	372		819	304,800

Source: Appraisal.

The Market. The Rex Ridge Apartment Corporation Property is located on the north and south sides of Fieldstone Drive, east of Pinewood Road, in the Hamlet of Hartsdale, within the Town of Greenburgh in Westchester County, New York. Westchester County is the most populous of the counties surrounding New York, with an estimated 2010 population of 949,113 residents.

Westchester County has a corporate tenant roster featuring nearly 20 Fortune 500 companies, including PepsiCo, Kraft and IBM. Some of Westchester’s major industries include Technology (IBM and Lockheed Martin), Communications (Lucent and Verizon), Apparel & Retail (Nine West, Nordstrom, Avon), Pharmaceuticals (Bayer), Consumer Products (Pepsi and Heineken), Publishing (Reader’s Digest and Consumer Reports), and Finance & Banking (Citigroup, JPMorgan, and Swiss Re Holding Corp). As per the appraisal, the Westchester County business community is comprised of nearly 34,000 companies and is headquarters to more than 170 businesses.

In addition to being a business hub, Westchester County is a center for retail activity and a desired destination for shoppers. The Westchester Mall, the Galleria, and the Westchester Pavilion are all in close proximity to the subject and feature national anchors like Nordstrom, Neiman Marcus, Whole Foods, and Macy’s. The Westchester Mall is one of the nation’s most successful retail developments and New York State’s premier shopping destination.

There are a multitude of well-respected colleges in the Westchester area including Sarah Lawrence College, SUNY Purchase, Iona College, Pace University’s Westchester Campus, and Manhattanville College. Additionally there are several world-renowned universities located in close proximity to Westchester, including Columbia University and Fordham University. In addition, Westchester is densely forested, with 23,000 acres of parkland offering a diverse selection of recreational activities, including fishing, cross-country skiing, and hiking. Residents also take advantage of the waterfront activities available on the Long Island Sound and numerous rivers and lakes located in Westchester County.

Westchester’s proximity to Manhattan, massive transportation infrastructure, highly educated, young workforce and affluent neighborhoods have fostered continual growth in corporate commitment. The excellent transportation, strong school system, extensive retail network, and numerous cultural events allow residents to take advantage of both New York City and the greater Hudson River Valley.

According to the a third-party market research report, the Rex Ridge Apartment Corporation Property is located in the Central Westchester submarket and reported a 6.5% vacancy rate as of the fourth quarter of 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

BANK 2018-BNK12	Rex Ridge Apartment Corporation

Comparable rental properties to the Rex Ridge Apartment Corporation Property are shown in the table below:

Comparable Rental Properties
Property	City/State	Distance	Year Built	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
Rex Ridge Apartment Corporation	Hartsdale, NY	-	1955	372	98.0%(1)	819	$1,865(2)	$27.36(2)
1-101 Rockledge Road	Hartsdale, NY	1.7 mi	1952	247	100%	949	$1,936	$24.48
119 East Hartsdale Avenue	Hartsdale, NY	1.5 mi	1963	109	100%	762	$1,400	$22.05
1-11 Columbia Avenue	Hartsdale, NY	1.3 mi	1928	49	N/A	1092	$1,642	$18.04
140 East Hartsdale Avenue	Hartsdale, NY	1.5 mi	1956	79	100%	980	$2,137	$26.16
The Colony Apartments	Hartsdale, NY	0.3 mi	1967	152	N/A	1,348	$2,550	$22.70

Source: Appraisal and third party reports.

(1)	Occupancy reported as of March 27, 2018 reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Rex Ridge Corporation Property as a multifamily rental property (i.e., the Coop-Rental Value) as of the appraisal valuation date.

(2)	The Average Rent for the Rex Ridge Corporation Property is estimated rents as determined by the appraisal.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Rex Ridge Apartment Corporation Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$8,147,928	$21,903
Other Income(2)	$356,622	$959
Less Vacancy & Credit Loss(3)	($422,436)	($1,136)
Effective Gross Income	$8,082,114	$21,726
Total Operating Expenses	$3,647,411	$9,805
Net Operating Income	$4,434,703	$11,921
Capital Expenditures	$82,000	$220
Net Cash Flow	$4,352,703	$11,701

Occupancy %	95.0%(3)
NOI DSCR	4.48x
NCF DSCR	4.39x
NOI Debt Yield	26.1%
NCF Debt Yield	25.6%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the Rex Ridge Corporation Property is the projected net operating income and projected net cash flow reflected in the appraisal. UW Net Operating Income, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption– in each case as determined by the appraiser. UW Net Cash Flow equals the projected net operating income less projected replacement reserves – as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

(2)	Other Income includes parking, laundry and storage income.

(3)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Rex Ridge Corporation Property as a multifamily rental property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-131

BANK 2018-BNK12	Hampton & Homewood Memphis

Mortgage Loan No. 14 – Hampton & Homewood Memphis

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$16,300,000			Location:	Memphis, TN
Cut-off Date Balance:	$16,262,053			General Property Type:	Hospitality
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Suraj Demla			Year Built/Renovated:	Various
Mortgage Rate:	5.5800%			Size:	256 Rooms
Note Date:	2/22/2018			Cut-off Date Balance per SF:	$63,524
First Payment Date:	4/1/2018			Maturity Date Balance per SF:	$51,828
Maturity Date:	3/1/2028			Property Manager:	Pillar Hotels and Resorts, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	336 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,158,261
Seasoning:	2 months			UW NOI Debt Yield:	13.3%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	16.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.63x
Additional Debt Type:	N/A			Most Recent NOI:	$2,180,627 (1/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,150,402 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,325,552 (12/31/2016)
Reserves				Most Recent Occupancy:	66.4% (1/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.6% (12/31/2017)
RE Tax:	$28,349	$28,349	N/A	3rd Most Recent Occupancy:	65.3% (12/31/2016)
Insurance:	$0	Springing(1)	N/A	Appraised Value (as of):	$26,200,000 (10/25/2017)
FF&E:	$0	$23,018(2)	N/A	Cut-off Date LTV Ratio:	62.1%
PIP Reserve:	$0	Springing(3)	N/A	Maturity Date LTV Ratio:	50.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,300,000	100.0%	Loan Payoff:	$11,551,635	70.9%
			Return of Equity:	$4,210,184	25.8%
			Closing Costs:	$509,832	3.1%
			Reserves:	$28,349	0.2%
Total Sources:	$16,300,000	100.0%	Total Uses:	$16,300,000	100.0%

(1)	Insurance reserves are waived for so long as insurance is maintained under blanket policies in accordance with the terms of the loan documents. If such condition is not met, a monthly insurance reserve in an amount equal to 1/12 of the estimated annual insurance premiums is required.

(2)	FF&E monthly reserve of $23,018 is based on 1/12 of 1% of operating income; on 4/1/2019 the FF&E monthly reserve increases to 1/12 of 2% of operating income; on 4/1/2020, the FF&E monthly reserve increases to 1/12 of 3% of operating income; on 4/1/2021 and thereafter, the FF&E monthly reserve increases to 1/12 of 4% of operating income.

(3)	The borrower is required to deposit an amount equal to 125% of the estimated costs to complete any new PIP work required by the franchisor.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Hampton & Homewood Memphis Mortgage Loan”) is evidenced by a note in the original principal amount of $16,300,000 and is secured by a first priority fee mortgage encumbering a portfolio of two hospitality properties in Memphis Tennessee (the “Hampton & Homewood Memphis Portfolio”). The proceeds from the Hampton & Homewood Memphis Mortgage Loan were primarily used to refinance the previous loan secured by the Hampton & Homewood Memphis Portfolio, return equity to the Hampton & Homewood Memphis Borrowers, pay closing costs and fund upfront reserves.

The Borrowers and the Sponsor. The borrowers are DBG Lodging LLC and DBG Hotels LLC (the “Hampton & Homewood Memphis Borrowers”), each a Tennessee limited liability company structured to be bankruptcy-remote. The borrower sponsor and nonrecourse carve-out guarantor is Suraj Demla (the “Hampton & Homewood Memphis Guarantor”). The Hampton & Homewood Memphis Borrowers are effectively owned 25% by each of the Hampton & Homewood Memphis Guarantor, Kundan Demla, and Sunil Demla,15% by Aruna Demla and 10% by Manish Demla.

The Properties. The Hampton & Homewood Memphis Portfolio is comprised of two 4-story hospitality properties totaling 256 rooms located in Memphis, Tennessee. The Homewood Suites Memphis Southwind property (the “Homewood Suites Memphis Southwind Property”) is a 123 room extended stay hotel located on 5.3 acres of land, was 71.2% occupied as of January 31, 2018 and contains 193 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per room. The Homewood Suites Memphis Southwind Property was acquired from a foreclosing lender in 2014 and since then approximately $3.33 million was spent on property improvements. Major expenditures in 2016 included replacing the roof deck, refurbishing the elevators, resealing and re-striping the parking lot, and adding accent stones to the exterior and new signage. The Homewood Suites Memphis Southwind Property is subject to a franchise agreement with Homewood Suites Franchise LLC which expires March 31, 2029.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-132

BANK 2018-BNK12	Hampton & Homewood Memphis

The Hampton Inn Memphis Southwind property (the “Hampton Inn Memphis Southwind Property”) is a 133 room limited service hotel located on 2.2 acres of land, was 62.0% occupied as of January 31, 2018 and contains 118 surface parking spaces, resulting in a parking ratio of approximately 0.9 spaces per room. The Hampton Inn Memphis Southwind Property was acquired from a foreclosing lender in 2014 and since then approximately $3.02 million was spent on property improvements. In 2015, the roof was completely replaced, a new water heater was purchased, and the elevators were refurbished. Major expenditures in 2016 included renovations of the outdoor pool area, parking lot, and porte cochere. The Hampton Inn Memphis Southwind Property is subject to a franchise agreement with Hampton Inns Franchise LLC which expires March 31, 2029.

The following table presents certain information relating to the Hampton & Homewood Memphis Portfolio:

Hampton & Homewood Memphis Portfolio Property Summary
Property Name	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy (as of 1/31/2018)	Year Built	No. of Rooms	Appraised Value	UW NCF	Allocated Cut-off Date LTV	Franchise Expiration Date
Homewood Suites Memphis Southwind	$7,692,051	47.3%	71.2%	2002	123	$13,800,000	$1,015,291	55.7%	3/31/2029
Hampton Inn Memphis Southwind	$8,570,002	52.7%	62.0%	1999	133	$12,400,000	$865,009	69.1%	3/31/2029
Total/Weighted Average	$16,262,053	100.0%	66.4%		256	$26,200,000	$1,880,300	62.1%

The Markets. The Homewood Suites Memphis Southwind Property and the Hampton Inn Memphis Southwind Property are located in Memphis, Shelby County, Tennessee, within the Memphis-Forrest City combined statistical area. Memphis is the largest city in Tennessee and has a growing presence in the bioscience industry, which employs more than 55,500 workers locally across more than 1,000 establishments, representing approximately 10% of total employment in the region. The Homewood Suites Memphis Southwind Property and the Hampton Inn Memphis Southwind Property are in close proximity to the Memphis International Airport and from Interstates 240, 55, and 40. The neighborhood is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The largest employer for the market is FedEx Corporation, which comprises a family of companies that provide supply chain and logistics solutions, in addition to overnight delivery, to companies worldwide. Other businesses in the area include International Paper Co., Nike, Expedient Data Center, Comcast Service Center, and Poplar Healthcare PLL. Additionally, manufacturing entities are drawn to Memphis given its central location, affordable business costs, low utility rates, and transportation infrastructure.

According to the appraisal, the 2016 market segmentation for the Homewood Suites Memphis Southwind Property was approximately 30% commercial, 25% leisure, 25% group and 20% extended-stay and the 2016 market segmentation for the Hampton Inn Memphis Southwind Property was approximately 60% commercial, 20% leisure and 20% group. The Hampton & Homewood Memphis Portfolio is located within the greater Memphis lodging market and the Midtown Memphis submarket. The greater Memphis lodging market spans roughly 170 open and operating lodging facilities totaling approximately 18,000 guestrooms. The estimated 2017 population within a one-, three- and five-mile radius of the Hampton & Homewood Memphis Portfolio is 10,255, 56,347 and 122,793, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Hampton & Homewood Memphis Portfolio is $56,154, $54,644 and $55,457, respectively, according to the appraisal.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Hampton & Homewood Memphis Portfolio and their competitive sets:

Homewood Suites Memphis Southwind Historical Occupancy, ADR, RevPAR(1)
Year	Homewood Suites Memphis Southwind			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2015	62.3%	$114.59	$71.34	72.2%	$100.17	$72.36	86.2%	114.4%	98.6%
2016	67.9%	$117.23	$79.55	71.2%	$102.22	$72.74	95.4%	114.7%	109.4%
2017	70.4%	$114.25	$80.44	72.2%	$103.33	$74.58	97.5%	110.6%	107.9%

(1)	The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Homewood Suites Memphis Southwind Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the underwritten rent roll.

(3)	Competitive Set data for each individual property obtained from a third party hospitality research report. The competitive set included Homewood Suites Memphis Germantown, Residence Inn Memphis Germantown, Four Points by Sheraton Memphis Southwind, Candlewood Suites Memphis and Hyatt Place Memphis Germantown.

(4)	Penetration Factor data for each individual property is based on the underwritten rent roll and competitive set data obtained from a third party hospitality research report.

Hampton Inn Memphis Southwind Historical Occupancy, ADR, RevPAR(1)
Year	Hampton Inn Memphis Southwind			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2015	60.4%	$104.82	$63.35	72.3%	$103.64	$74.90	83.6%	101.1%	84.6%
2016	62.8%	$106.39	$66.84	68.3%	$106.93	$73.08	91.9%	99.5%	91.5%
2017	62.1%	$106.79	$66.33	68.5%	$107.80	$73.88	90.6%	99.1%	89.8%

(1)	The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Hampton Inn Memphis Southwind Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the underwritten rent roll.

(3)	Competitive Set data for each individual property obtained from a third party hospitality research report. The competitive set included Hampton Inn Memphis Collierville, Courtyard Memphis East Lenox Corporate Park, Fairfield Inn & Suites Memphis Germantown, Holiday Inn Express Memphis Southwind and Hyatt Place Memphis Germantown.

(4)	Penetration Factor data for each individual property is based on the underwritten rent roll and competitive set data obtained from a third party hospitality research report.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-133

BANK 2018-BNK12	Hampton & Homewood Memphis

The two Hampton & Homewood Memphis Portfolio properties are located next to each other and compete directly with each other. In addition, the appraisals identified four hotels with an aggregate of 387 rooms under construction in the related submarket which are expected to compete with the Hampton & Homewood Memphis Portfolio, including a 129 room Holiday Inn which is currently under construction and is expected to be directly competitive with the Hampton & Homewood Memphis Portfolio properties.

Partial Release. Each of the properties in the Hampton & Homewood Memphis Portfolio may, after the defeasance lockout period, be separately released upon defeasance of 120% of its allocated loan amount and satisfaction of other release conditions including (i) a rating agency confirmation, (ii) satisfaction of REMIC requirements, (iii) the loan-to-value ratio is no greater than the lesser of (1) 63.93% or (2) the loan-to-value ratio of both individual properties immediately prior to release and (iv) the debt yield shall be greater than the greater of (1) 11.0% and (2) the debt yield of both individual properties immediately prior to release.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hampton & Homewood Memphis Portfolio:

Cash Flow Analysis
	2014	2015	2016	2017	1/31/2018 TTM	UW	UW per Room(1)
Occupancy	65.8%	61.4%	65.3%	66.6%	66.4%	66.4%
ADR	$104.96	$109.51	$111.60	$110.37	$110.48
RevPAR	$69.16	$67.19	$72.95	$73.11	$73.58

Rooms Revenue	$6,462,374	$6,278,824	$6,835,525	$6,831,361	$6,875,220	$6,875,220	$26,856.33
Food & Beverage	$0	$0	$0	$0	$0	$0	$0.00
Other Income(2)	$113,827	$59,681	$68,659	$74,164	$73,814	$73,814	$288.34
Total Revenue	$6,576,201	$6,338,505	$6,904,184	$6,905,525	$6,949,034	$6,949,034	$27,144.66
Total Expenses	$4,404,822	$4,426,097	$4,578,632	$4,755,123	$4,768,407	$4,790,773	$18,713.96
Net Operating Income	$2,171,379	$1,912,408	$2,325,552	$2,150,402	$2,180,627	$2,158,261	$8,430.71
FF&E	$0	$254,965	$277,823	$277,712	$279,757	$277,961	$1,085.79
Net Cash Flow	$2,171,379	$1,657,443	$2,047,729	$1,872,690	$1,900,870	$1,880,300	$7,344.92

NOI DSCR	1.89x	1.66x	2.02x	1.87x	1.89x	1.87x
NCF DSCR	1.89x	1.44x	1.78x	1.63x	1.65x	1.63x
NOI Debt Yield	13.4%	11.8%	14.3%	13.2%	13.4%	13.3%
NCF Debt Yield	13.4%	10.2%	12.6%	11.5%	11.7%	11.6%

(1)	UW per Room is based on a total of 256 rooms.

(2)	Other Income includes revenue from other operating departments and other miscellaneous income.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-135

BANK 2018-BNK12	444 East 86th Owners Corp.

Mortgage Loan No. 15 – 444 East 86th Owners Corp.

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	NCB	Single Asset/Portfolio:	Single Asset
Original Balance:	$15,700,000	Location:	New York, NY 10028
Cut-off Date Balance:	$15,700,000	General Property Type:	Multifamily
% of Initial Pool Balance:	1.7%	Detailed Property Type:	Cooperative
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor(1):	N/A	Year Built/Renovated:	1973/1998
Mortgage Rate:	3.9100%	Size:	289 Units
Note Date:	4/2/2018	Cut-off Date Balance per Unit(2):	$54,325
First Payment Date:	6/1/2018	Maturity Date Balance per Unit(2):	$47,869
Maturity Date:	5/1/2028	Property Manager:	Century Operating Corporation
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	480 months	UW NOI:	$6,501,554
IO Period:	0 months	UW NOI Debt Yield(2):	41.4%
Seasoning:	0 months	UW NOI Debt Yield at Maturity(2):	47.0%
Prepayment Provisions:	YM1 (113); 1% (3); O (4)	UW NCF DSCR(2):	8.22x
Lockbox/Cash Mgmt Status:	None	Most Recent NOI(5):	N/A
Additional Debt Type(2):	Floating	2nd Most Recent NOI(5):	N/A
Additional Debt Balance(3):	$0	3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type)(3):	Yes (Secured)	Most Recent Occupancy(6):	N/A
2nd Most Recent Occupancy(6):	N/A
3rd Most Recent Occupancy(6):	N/A
Appraised Value (as of) (7):	$341,000,000 (1/15/2018)
Reserves	Cut-off Date LTV Ratio(2)(7):	4.6%
Type	Initial	Monthly	Cap	Maturity Date LTV Ratio(2)(7):	4.1%
RE Tax:	N/A	Springing(4)	N/A	Coop-Rental Value(8):	$182,000,000 (1/15/2018)
Insurance:	N/A	Springing(4)	N/A	Coop-LTV as Rental(8):	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,700,000	100.0%	Loan Payoff:	$12,429,784	79.2%
			Proceeds to Borrower:	$2,995,619	19.1%
			Closing Costs:	$274,597	1.7%
Total Sources:	$15,700,000	100.0%	Total Uses:	$15,700,000	100.0%

(1)	The 444 East 86th Owners Corp. Property (as defined below) is owned by the 444 East 86th Owners Corp. Borrower (as defined below), which is a cooperative housing corporation. No individual or entity (other than the 444 East 86th Owners Corp. Borrower) has recourse obligations with respect to the 444 East 86th Owners Corp. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.

(2)	The 444 East 86th Owners Corp. Property also secures a subordinate second lien mortgage loan to the 444 East 86th Owners Corp. Borrower in the amount of up to $500,000 (the “444 East 86th Owners Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the 444 East 86th Owners Corp. Subordinate Loan as of the cut-off date is $0. National Cooperative Bank, N.A. is the holder of the 444 East 86th Owners Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the 444 East 86th Owners Corp. Subordinate Loan, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the 444 East 86th Owners Corp. Mortgage Loan (as defined below). As of the Cut-off Date, on an aggregate basis (i.e., aggregating both the 444 East 86th Owners Corp. Mortgage Loan and the 444 East 86th Owners Corp. Subordinate Loan), the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $56,055, $49,570, 40.1%, 45.4%, 7.95x, 4.8% and 4.2%, respectively, with such figures being calculated assuming (with respect to the 444 East 86th Owners Corp. Subordinate Loan) (i) that interest is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of May 1, 2018 and giving effect to any applicable interest rate floor), (ii) that the loan has been fully advanced and requires payments of interest only and (iii) that the entire amount of the loan is outstanding as of the Maturity Date.

(3)	In addition to 444 East 86th Owners Corp. Subordinate Loan as described in footnote (2) above, National Cooperative Bank, N.A., the applicable master servicer of the 444 East 86th Owners Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the 444 East 86th Owners Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. . See ““Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(4)	The 444 East 86th Owners Corp. Borrower is required to deposit, simultaneously with each monthly loan payment, 1/12 of the estimated annual real estate tax payments upon (i) failure to provide evidence of the payment of such taxes within 60 days following the date on which such payment is due to the applicable taxing authority or (ii) the occurrence of an event of default under the applicable loan documents. In addition, the 444 East 86th Owners Corp. Borrower may be required to deposit, simultaneously with each monthly loan payment, 1/12 of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents.

(5)	Most Recent NOI, 2nd Most Recent NOI and 3rd Most Recent NOI are “not available”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the 444 East 86th Owners Corp. Property if it were operated as a multifamily rental property.

(6)	Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy is not reported as all residential units are owned by tenant-shareholders.

(7)	For purposes of determining the Appraised Value, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the 444 East 86th Owners Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(8)	The Coop-Rental Value and the Coop-LTV as Rental assumes the 444 East 86th Owners Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool-Property Types-Multifamily Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-136

BANK 2018-BNK12	444 East 86th Owners Corp.

The Mortgage Loan. The fifteenth largest mortgage loan (the “444 East 86th Owners Corp. Mortgage Loan”) is evidenced by a note in the original principal amount of $15,700,000 secured by a first priority fee mortgage encumbering a 289-unit, high-rise cooperative apartment building with one professional unit on the ground floor and 126 space basement parking garage, located in New York, New York (the “444 East 86th Owners Corp. Property”). The proceeds of the 444 East 86th Owners Corp. Mortgage Loan were used to refinance existing debt secured by the 444 East 86th Owners Corp. Property, fund reserves and pay closing costs.

The Borrower. The borrower is 444 East 86th Owners Corp., a cooperative housing corporation organized under the laws of the State of New York (the “444 East 86th Owners Corp. Borrower”). The 444 East 86th Owners Corp. Property is owned in fee simple by the 444 East 86th Owners Corp. Borrower. No individual or entity (other than the 444 East 86th Owners Corp. Borrower) has recourse obligations with respect to the 444 East 86th Owners Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The 444 East 86th Owners Corp. Property consists of 289 residential units in a 37-story plus basement residential cooperative apartment building located in New York, New York. The 444 East 86th Owners Corp. Property was constructed in 1973 and converted to cooperative ownership in 1981. The 444 East 86th Owners Corp. Property is 99.0% (286 units) shareholder-owned and 1.0% sponsor-owned (3 units). Of the 289 residential units, 133 units have terraces. The 444 East 86th Owners Corp. Property also contains one superintendent unit and one ground floor professional unit without shares that is owned by the 444 East 86th Owners Corp. Borrower. The professional unit is leased to a chiropractor.

The 444 East 86th Owners Corp. Property features a fitness center, a bike storage room and a laundry room. Parking is located in the basement and consists of 126 garage parking spaces, which are leased to a third-party operator.

The table below shows the apartment unit mix at the 444 East 86th Owners Corp. Property:

444 East 86th Owners Corp. Unit Mix
Unit Type	Units	% of Total Units	Average SF per Unit	Total SF
Studio 1 BA	60	20.8%	650	39,000
1 BR 1 BA	59	20.4%	850	50,150
2 BR 2 BA w/Terrace	83	28.7%	950	78,850
2 BR 2 BA	29	10.0%	950	27,550
2 BR 2 BA w/Terrace2	30	10.4%	1,200	36,000
2 BR 2 BA 5.0 rooms	1	0.3%	1,200	1,200
Large 2 BR 2 BA	1	0.3%	1,300	1,300
Larger 2 BR 2 BA	1	0.3%	1,500	1,500
2 BR 3 BA w/Terrace	7	2.4%	1,600	11,200
2 BR 3 BA	5	1.7%	1,800	9,000
2 BR 3 BA w/Terrace 6.0 rooms	5	1.7%	1,800	9,000
3 BR 4 BA w/Terrace	3	1.0%	1,900	5,700
3 BR 4 BA w/Terrace 8 rooms	4	1.4%	2,150	8,600
3 BR 3.5 BA w/Terrace	1	0.3%	2,750	2,750
Total/Wtd. Avg.	289		975	281,800

Source: Appraisal.

The Market. The 444 East 86th Owners Corp. Property is located on the west side of York Avenue, and the south side of East 86th Street, in the Yorkville neighborhood of the Upper East Side in Manhattan, New York.

According to the appraisal, the 444 East 86th Owners Corp. Property is located within Manhattan’s District #8, which is bordered by East 96th Street at the north, by East 59th Street to the south, the East River to the east and Central Park along Fifth Avenue to the west. The district also encompasses the entirety of Roosevelt Island and Mill Rock. With a total land area of approximately 2.0 square miles, Manhattan Community District #8 comprises one of the most densely populated areas in the United States, with approximately 219,920 residents as of the 2010 United States census. The area has continued to grow with the replacement of older, low-rise apartment stock with high-rise residential structures.

In addition to Central Park, there are numerous smaller parks and playgrounds located throughout the district. East 86th Street from Lexington to First Avenues is a major regional shopping area with national chain stores such as Best Buy, and H&M. Barnes & Noble consolidated a number of neighborhood stores into a location on East 86th Street, east of Lexington Avenue. The 300 E. 85th Housing Corp. Property has access to the major employment centers in New York City with the IRT Lexington Avenue Line (4, 5 and 6 trains) portion of the New York City subway system serving as the major north/south mode of transport for commuters to the Grand Central district and to lower Manhattan.

The district also contains several public elementary and high schools, as well as private and parochial schools to meet the educational needs of its younger residents. Post-secondary degree-granting institutions in the district include Hunter College (CUNY), Cornell University Medical Campus, Marymount Manhattan College, Rockefeller University and the Sackler School of Medicine. There are also several well-known hospitals within the district, including Beth Israel Medical Center-North Division, Lenox Hill Hospital, and Manhattan, Eye, Ear and Throat and New York Hospital.

The area has a high concentration of high-end apartments and townhouses as well as headquarters of foreign embassies and consulates, and a variety of specialty shops including boutiques, gourmet shops, bakeries, cheese shops and delicatessens. In addition, there are antique shops and decorator showrooms, numerous cafes, pubs and restaurants of every ethnic type. Many museums and art galleries in the area are recognized on a national and international level including the Metropolitan Museum of Art, the Neue Galerie New York, and the Guggenheim Museum, all located less than approximately 0.8 miles away from the 444 East 86th Owners Corp. Property.

According to the appraisal, the 444 East 86th Owners Corp. Property is located in the Upper East Side submarket. According to a third-party market research report, the Upper East Side submarket reported a 3.0% vacancy rate as of the first quarter of 2018.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-137

BANK 2018-BNK12	444 East 86th Owners Corp.

Comparable rental properties to the 444 East 86th Owners Corp. Property are shown in the table below:

Comparable Rental Properties (1)
Property	City/State	Distance	Year Built	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Rent PSF
444 East 86th Owners Corp	New York, NY	-	1973	289	97.0%(2)	975(3)	$3,597(3)	$3.79(3)
201 East 87th Street	New York, NY	0.4 mi	1978	419	99.5%	748	$4,032	$5.50
350 East 82nd Street	New York, NY	0.3 mi	1999	151	98.7%	593	$3,100	$5.23
240 East 86th Street	New York, NY	0.3 mi	1998	246	98.0%	N/A	$5,867	N/A
305 East 86th Street	New York, NY	0.2 mi	1964	693	99.1%	1,083	$5,168	$4.74
401 East 80th Street	New York, NY	0.4 mi	1980	311	98.4%	1,200	$6,050	$5.04
171 East 84th Street	New York, NY	0.5 mi	1986	220	98.2%	977	$5,098	$5.20
340 East 80th Street	New York, NY	0.4 mi	1961	414	N/A	N/A	$4,500	N/A
175 East 96th Street	New York, NY	0.9 mi	1992	522	99.0%	N/A	$7,138	N/A
1591 Second Avenue	New York, NY	0.4 mi	1920	3	100.0%	N/A	$7,200	N/A

(1)	Information obtained from the appraisal and third party reports.

(2)	Occupancy reported as of January 15, 2018 reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 444 East 86th Owners Corp. Property as a multifamily rental property (i.e., the Coop-Rental Value) as of the appraisal valuation date.

(3)	The average rent for the 444 East 86th Owners Corp. Property is estimated market rents as determined by the appraiser.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 444 East 86th Owners Corp. Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$13,741,212	$47,547
Commercial Income(2)	$413,095	$1,429
Other Income(3)	$54,000	$187
Less Vacancy & Credit Loss(4)	($569,873)	($1,972)
Effective Gross Income	$13,638,434	$47,192
Total Operating Expenses	$7,136,880	$24,695
Net Operating Income	$6,501,554	$22,497
Capital Expenditures	$116,400	$403
Net Cash Flow	$6,385,154	$22,094

Occupancy %	97.0%(4)
NOI DSCR(5)	8.37x
NCF DSCR(5)	8.22x
NOI Debt Yield(5)	41.4%
NCF Debt Yield(5)	40.7%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the 444 East 86th Owners Corp. Property is the projected net operating income and projected net cash flow reflected in the appraisal. UW Net Operating Income, in general, equals projected operating income at the 444 East 86th Owners Corp. Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses, a market-rate vacancy assumption– in each case as determined by the appraiser. UW Net Cash Flow equals the projected net operating income less projected replacement reserves – as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

(2)	Commercial Income includes Co-op Owned Professional Unit Income and Parking Garage Contractual Income.

(3)	Other Income includes parking and laundry income.

(4)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 444 East 86th Owners Corp. Property as a multifamily rental property.

(5)	Debt service coverage ratios and debt yields are based on the 444 East 86th Owners Corp. Mortgage Loan only and exclude any subordinate debt that may be advanced under the 444 East 86th Owners Corp. Subordinate Loan or otherwise.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-138

BANK 2018-BNK12

This material was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Merrill Lynch, Morgan Stanley and Wells Fargo, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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